                                                                   Exhibit 10.10

                         FINANCIAL PACIFIC FUNDING, LLC
                                    Borrower

                                      and

                         FINANCIAL PACIFIC LEASING, LLC
                                    Servicer

                                      and

                           FINANCIAL PACIFIC COMPANY
                solely for the purposes set forth in Section 9.5

                                      and

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
                     Collateral Agent and Standby Servicer

                                      and

                        RECEIVABLES CAPITAL CORPORATION
                                     Lender

                                      and

                  THE FINANCIAL INSTITUTIONS FROM TIME TO TIME
                                  PARTY HERETO

                                Parallel Lenders

                                      and

             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION
                      Administrative Agent and Bank Agent

                     WAREHOUSE LOAN AND SECURITY AGREEMENT

                         Dated as of December 30, 1998

                                          ARTICLE I
                                         DEFINITIONS
SECTION 1.1.          Definitions............................................................       1
SECTION 1.2.          Usage of Terms.........................................................      22
SECTION 1.3.          Section References.....................................................      22
SECTION 1.4.          Parties................................................................      22

                                         ARTICLE II
                                          FACILITY

SECTION 2.1.          Fundings...............................................................      22
SECTION 2.2.          Receivables............................................................      24
SECTION 2.3.          Interest...............................................................      24
SECTION 2.4.          Repayments of Fundings.................................................      24
SECTION 2.5.          Notes..................................................................      24
SECTION 2.6.          Grant of Security Interest.............................................      25
SECTION 2.7.          Warehouse Take-Outs....................................................      26
SECTION 2.8.          Release of Receivables.................................................      26
SECTION 2.9.          Representations and Warranties of Borrower.............................      27
SECTION 2.10.         Repurchase Upon Breach.................................................      36
SECTION 2.11.         Delivery of Receivable Files; Appointment of Collateral Agent..........      37
SECTION 2.12.         Acceptance, Review and Custody of Receivable Files.....................      38
SECTION 2.13.         Access to Receivable Files.............................................      39
SECTION 2.14.         Funding Termination Date...............................................      39
SECTION 2.15.         Collateral Agent's Certificate.........................................      40

                                         ARTICLE III
                         ADMINISTRATION AND SERVICING OF RECEIVABLES

SECTION 3.1.          Duties of Servicer.....................................................      41
SECTION 3.2.          Collection and Allocation of Receivable Payments.......................      42
SECTION 3.3.          Realization Upon Receivables...........................................      42
SECTION 3.4.          Physical Damage Insurance; Other Insurance.............................      43
SECTION 3.5.          Maintenance of Security Interests in Equipment.........................      43
SECTION 3.6.          Additional Covenants of Servicer.......................................      43
SECTION 3.7.          Purchase of Receivables Upon Breach....................................      44
SECTION 3.8.          Servicing Fee..........................................................      44
SECTION 3.9.          Servicer's Certificate.................................................      44
SECTION 3.10.         Annual Statement as to Compliance; Notice of Default...................      45
SECTION 3.11.         Annual Independent Certified Public Accountant's Report................      45
SECTION 3.12.         Servicer Expenses......................................................      45
SECTION 3.13.         Retention and Termination of Servicer..................................      46
SECTION 3.14.         Access to Certain Documentation and Information Regarding Receivables..      46
SECTION 3.15.         Data Report............................................................      46
SECTION 3.16.         Employee Dishonesty Policy.............................................      47

SECTION 3.17.         Sub-Servicer.............................................    47

                                   ARTICLE IV
                                  DISTRIBUTIONS

SECTION 4.1.          Accounts.................................................    47
SECTION 4.2.          Collections..............................................    48
SECTION 4.3.          Application of Collections...............................    50
SECTION 4.4.          Servicer Advances........................................    50
SECTION 4.5.          Additional Deposits......................................    50
SECTION 4.6.          Distributions............................................    50
SECTION 4.7.          Reliance on Information from the Servicer................    52

                                    ARTICLE V
                            FEES AND YIELD PROTECTION

SECTION 5.1.          Fees.....................................................    52
SECTION 5.2.          Overdue Interest.........................................    53
SECTION 5.3.          Yield Protection.........................................    53
SECTION 5.4.          Costs, Expenses and Taxes................................    55
SECTION 5.5.          Funding Losses...........................................    56

                                   ARTICLE VI
                        CONDITIONS PRECEDENT TO FUNDINGS

SECTION 6.1.          Conditions Precedent to Initial Funding..................    56
SECTION 6.2.          Conditions Precedent to All Fundings.....................    58

                                   ARTICLE VII
                                  THE BORROWER

SECTION 7.1.          Representations of Borrower..............................    60
SECTION 7.2.          Indemnity by Borrower....................................    63

                                  ARTICLE VIII
                                  THE SERVICER

SECTION 8.1.          Representations of Servicer..............................    65
SECTION 8.2.          Indemnities of Servicer..................................    67
SECTION 8.3.          Merger or Consolidation of, or Assumption of the
                        Obligations of, Servicer or Standby Servicer...........    68

SECTION 8.4.          Servicer and Standby Servicer Not to Resign..............    68
SECTION 8.5.          Representations and Warranties of Standby Servicer.......    69

                                   ARTICLE IX
      GENERAL COVENANTS OF BORROWER, SERVICER AND FINANCIAL PACIFIC COMPANY

SECTION 9.1.          Affirmative Covenants of Borrower and Servicer...........    69
SECTION 9.2.          Reporting Requirements...................................    71

SECTION 9.3.          Negative Covenants of Borrower and Servicer...............    73
SECTION 9.4.          Separate Existence........................................    74
SECTION 9.5.          Covenants of Financial Pacific Company....................    76

                                    ARTICLE X
                                     DEFAULT

SECTION 10.1.         Events of Default.........................................    77
SECTION 10.2.         Remedies..................................................    80
SECTION 10.3.         Termination of Servicer...................................    80
SECTION 10.4.         Appointment of Successor Servicer.........................    81
SECTION 10.5.         Repayment of Servicer Advances............................    82
SECTION 10.6.         Action Upon Certain Failures of the Servicer..............    82
SECTION 10.7.         Waiver of Past Defaults...................................    82

                                   ARTICLE XI
                              THE COLLATERAL AGENT

SECTION 11.1.         Duties of Collateral Agent................................    82
SECTION 11.2.         Certain Matters Affecting Collateral Agent................    84
SECTION 11.3.         Collateral Agent Not Liable for Agreement or Receivables..    86
SECTION 11.4.         Other Transactions........................................    86
SECTION 11.5.         Eligibility Requirements for Collateral Agent.............    86
SECTION 11.6.         Resignation or Removal of Collateral Agent................    87
SECTION 11.7.         Successor Collateral Agent................................    88
SECTION 11.8.         Merger or Consolidation of Collateral Agent...............    88
SECTION 11.9.         Co-Collateral Agent.......................................    88
SECTION 11.10.        Representations and Warranties of Collateral Agent........    90
SECTION 11.11.        Release of Repurchased Receivables........................    90

                                   ARTICLE XII
                            THE ADMINISTRATIVE AGENT

SECTION 12.1.         Authorization and Action..................................    90
SECTION 12.2.         Administrative Agent's Reliance, Etc......................    90
SECTION 12.3.         BofA and Affiliates.......................................    91

                                  ARTICLE XIII
                         ASSIGNMENT OF LENDER'S INTEREST

SECTION 13.1.         Restrictions on Assignments...............................    91
SECTION 13.2.         Participations............................................    93
SECTION 13.3.         Rights of Assignee........................................    94
SECTION 13.4.         Evidence of Assignment....................................    94

                                   ARTICLE XIV
                                   TERMINATION

SECTION 14.1.         Termination...............................................    94

                                   ARTICLE XV
                            MISCELLANEOUS PROVISIONS
SECTION 15.1.         Amendment, Etc...........................................     94
SECTION 15.2.         Protection of Title to Collateral........................     95
SECTION 15.3.         Execution in Counterparts................................     96
SECTION 15.4.         Governing Law............................................     96
SECTION 15.5.         Notices..................................................     96
SECTION 15.6.         Severability of Provisions...............................     97
SECTION 15.7.         Assignment...............................................     97
SECTION 15.8.         Nonpetition Covenants....................................     97
SECTION 15.9.         Third Party Beneficiaries................................     97
SECTION 15.10.        Agent for Service........................................     97
SECTION 15.11.        Confidentiality of Borrower Information..................     98
SECTION 15.12.        Confidentiality of Program Information...................    100
SECTION 15.13.        WAIVER OF JURY TRIAL.....................................    101
SECTION 15.14.        CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES............    101
SECTION 15.15.        No Recourse Against Other Parties........................    102
SECTION 15.16.        Payments.................................................    102
SCHEDULES

         WAREHOUSE LOAN AND SECURITY AGREEMENT, dated as of December 30, 1998 (as amended, supplemented or otherwise modified from time to time, this "Agreement"), among FINANCIAL PACIFIC FUNDING, LLC, a Delaware limited liability company, as borrower ("Borrower"), FINANCIAL PACIFIC LEASING, LLC, a Washington limited liability company ("Financial Pacific"), as servicer, FINANCIAL PACIFIC COMPANY, solely for the purposes set forth in Section 9.5, NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, as collateral agent (in such capacity, the "Collateral Agent"), and as standby servicer (in such capacity, the "Standby Servicer"), RECEIVABLES CAPITAL CORPORATION, a Delaware corporation, as lender (the "Lender"), the financial institutions from time to time party hereto, as parallel lenders (the "Parallel Lenders"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BofA"), as administrative agent for the Lender (the "Administrative Agent") and as agent for the Parallel Lenders (in such capacity, the "Bank Agent").

         In consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I

                                   Definitions

         SECTION 1.1. Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, whenever capitalized shall have the following meanings:

         "31 to 60 Day Delinquency Ratio" means, with respect to a Collection Period, the fraction, expressed as a percentage, equal to (a) the aggregate Gross Balance of Delinquent Receivables that are 31 days or greater and 60 days or fewer days past due as of the due date of each Receivable's Scheduled Payment during the related Collection Period divided by (b) the aggregate Gross Balance of all Receivables as of the last day of such Collection Period (the Gross Balance for each Receivable shall be as of the due date of the related Receivable's Scheduled Payment in such Collection Period).

         "61 to 90 Day Delinquency Ratio" means, with respect to a Collection Period, the fraction, expressed as a percentage, equal to (a) the aggregate Gross Balance of Delinquent Receivables that are 61 days or greater and 90 days or fewer days past due as of the due date of each Receivable's Scheduled Payment during the related Collection Period divided by (b) the aggregate Gross Balance of all Receivables as of the last day of such Collection Period (the Gross Balance for each Receivable shall be as of the due date of the related Receivable's Scheduled Payment in such Collection Period).

         "Acknowledgment and Receipt" means an Acknowledgment and Receipt, in the form of Exhibit J, executed by a creditor of Financial Pacific.

         "Administrative Agent" has the meaning set forth in the preamble.

         "Administrative Agent's Fee Letter" means the letter dated as of December 30, 1998 between the Administrative Agent, the Originator and Borrower, which letter has been consented to by the Surety Provider.

         "Administrative Agent's Office" means the office of the Administrative Agent at 231 South LaSalle Street, Chicago, Illinois 60697, Attention: Asset Securitization Group, or such other address as shall be designated by the Administrative Agent in writing to Borrower, Surety Provider and the Servicer.

         "Advance Percentage" means the least of (i) 76%, (ii) the resultant, expressed as a percentage, of 1 minus the product of (x) the Weighted Average Life of the facility, times (y) the most recent three-month (or, if shorter, the number of months from the Closing Date to the date of determination) rolling average Annualized Charge Off Ratio, times (z) 2.5 and (iii) the result, expressed as a percentage, equal to (x)(I) the Pool Balance (after giving effect to the Funding to be made on the Funding Date on which the applicable determination is being made) minus (II) the Minimum Overcollateralization Amount divided by (y) the Pool Balance (after giving effect to the Funding to be made on the Funding Date).

         "Affected Party" means each of the Lender, the Collateral Agent, the Standby Servicer, each Program Support Provider, each Parallel Lender, any assignee or participant of the Lender, any Program Support Provider or any Parallel Lender, BofA, any successor to BofA as Administrative Agent or Bank Agent, Bank America Corporation, any holding company of BofA, the Surety Provider and any sub-agent of the Administrative Agent or Bank Agent.

         "Affiliate" of any Person means any Person who directly or indirectly controls, is controlled by or is under common control with such person. For purposes of this definition of "Affiliate," the term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause a direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agreement" has the meaning set forth in the preamble.

         "Alternate Base Rate" means, on any date, a fluctuating rate of interest per annum equal to the higher of

                  (a) the rate of interest most recently announced by BofA at its principal office, as its reference rate; and

                  (b) the Federal Funds Rate most recently determined by BofA plus 1.0% per annum.

The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by BofA in connection with extensions of credit.

         "Annualized Charge Off Ratio" means, with respect to any Collection Period, the fraction, expressed as a percentage, equal to twelve times (a) the aggregate Principal Balance (without giving effect to the proviso in the definition of "Principal Balance") of Receivables that became Defaulted Receivables during such Collection Period, minus the Recoveries collected in such Collection Period divided by (b) the Pool Balance as of the last day of the previous Collection Period.

         "Assignment" means an Originator Assignment.

         "Assumption Date" has the meaning set forth in Section 10.4.

         "Bank Agent" has the meaning set forth in the preamble.

         "Bank Funded Portion" means, for any Yield Period (or portion thereof), that portion of the Outstanding Principal which has been funded pursuant to a Program Support Agreement (and not by the issuance of Commercial Paper Notes) during such Yield Period (or such portion).

         "Bank Rate" means (i)(x) for any Yield Period on or prior to the first day of which the Lender, any Parallel Lender or any Program Support Provider shall have notified the Administrative Agent that (A) the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Person to fund the Bank Funded Portion or the Parallel Lender Funding, as the case may be, at the Eurodollar Rate (Reserve Adjusted), or (B) due to market conditions affecting the London interbank market, funds are not reasonably available to such Person in such market in order to enable it to fund the Bank Funded Portion or the Parallel Lender Funding, as the case may be, at the Eurodollar Rate (Reserve Adjusted) (and in the case of subclause (A) or (B), such Person shall not have subsequently notified the Administrative Agent that such circumstances no longer exist), or (y) for any Yield Period as to which the Administrative Agent does not receive notice or determine, by no later than 12:00 noon (New York City time) on the third Business Day preceding the first day of such Yield Period, that the Bank Funded Portion will be funded pursuant to a Program Support Agreement and not by the issuance of Commercial Paper Notes, the Alternate Base Rate in effect on each day during such Yield Period; and (ii) in the case of any other Yield Period, the sum of (A) the Eurodollar Rate (Reserve Adjusted) for such Yield Period, plus (B) the Liquidity Premium Percentage.

         "BofA" has the meaning set forth in the preamble.

         "Borrower" has the meaning set forth in the preamble.

         "Borrower Information" has the meaning set forth in Section 15.11.

         "Borrower Party" means each of Financial Pacific (individually and as Servicer), the Borrower and the Originator.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which (i) banking institutions in New York, New York, the State in which the Collateral Agent's Office is located, the State in which the executive offices of the Servicer are located or the State in which the principal place of business of the Administrative Agent is located shall be authorized or obligated by law, executive order, or governmental decree to be closed or (ii) the Surety Provider is authorized or obligated to be closed for business at its office in Armonk, New York.

         "Change in Control" means any of the following:

                  (a) Financial Pacific fails to own at least 100% of the membership interests in Borrower; or

                  (b) (i) Financial Pacific Company fails to own at least 100% of the membership interests in Financial Pacific; or

                  (ii)     any two of Dale A. Winter, David T. Schaefer or Eldon
         G. Mackey shall die, become incompetent, become unable to work for a period of three or more consecutive months, be terminated or cease to be included in the management of Financial Pacific for any other reason, and a replacement consented to by the Surety Provider and the Administrative Agent (which consent shall not be unreasonably withheld or delayed) has not been appointed within 30 days of such event; or

                  (c) Windward Capital Associates, L.P., or limited partnerships of which it is the general partner, fail to own at least 51% of the issued and outstanding shares of the capital stock of Financial Pacific Company having the ordinary voting power to elect a majority of the directors of Financial Pacific Company.

         "Closing Date" means December 30, 1998.

         "Collateral" has the meaning set forth in Section 2.6.

         "Collateral Agent" has the meaning set forth in the preamble.

         "Collateral Agent Officer" means any officer within the corporate trust department of the Collateral Agent including any vice president, assistant vice president, secretary, assistant secretary, treasurer, assistant treasurer, trust officer or any other officer of the Collateral Agent (a) who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject and (b) who shall have direct responsibility for the administration of this Agreement.

         "Collateral Agent/Standby Servicer Fee Letter" means the letter dated as of November 4, 1998, between Norwest Bank Minnesota, National Association, and Borrower.

         "Collateral Agent's Certificate" means a certificate completed and executed by the Collateral Agent pursuant to Section 2.15, substantially in the form of, in the case of an assignment to the Originator, Exhibit B-1, and in the case of an assignment to the Servicer, Exhibit B-2.

         "Collateral Agent's Fee" means the compensation and expenses payable by the initial Servicer (including the reasonable expenses of the Collateral Agent's outside attorneys and agents) payable to the Collateral Agent for services rendered in such capacity hereunder as set forth in the Collateral Agent/Standby Servicer Fee Letter.

         "Collateral Agent's Office" means the office of the Collateral Agent at which its corporate trust business is principally administered, which office at the date of this Agreement is located at the address set forth for the Collateral Agent on Schedule 15.5.

         "Collection Account" means the account designated as such, established and maintained pursuant to Section 4.1.

         "Collection Account Bank" means the Eligible Institution where the Collection Account is located.

         "Collection Period" means a period from, but excluding, a Settlement Cutoff Date to, and including, the next succeeding Settlement Cutoff Date. Any amount stated "as of the close of business on the last day of a Collection Period" or "as of the end of a Collection Period" shall give effect to the following calculations as determined as of the end of the day on the Settlement Cutoff Date that is the last day of such Collection Period: 1) all applications of Collections, 2) all Servicer Advances made by the Servicer and reductions of Outstanding Servicer Advances and 3) all distributions.

         "Collection Policy" means the collection policies and practices of the Servicer attached hereto as Exhibit G, as modified without violating this Agreement or the First Tier Purchase Agreement.

         "Collections" means, for any Distribution Date, the sum of the following amounts with respect to the preceding Collection Period: (i) all collections of Scheduled Payments (including all excess payments made by any Obligor that represent early payment of any scheduled payment on any Receivable) received during such Collection Period; (ii) all Servicer Advances made by the Servicer with respect to delinquent Scheduled Payments due in such Collection Period; (iii) all Recoveries received during such Collection Period; (iv) the Repurchase Amount of each Receivable that became a Repurchased Receivable during such Collection Period; (v) any Residual Proceeds and Insurance Proceeds received during such Collection Period; and (vi) proceeds from the Hedging Agreement, if any, received during such Collection Period; provided, however, that in calculating the Collections the following shall be excluded:

(A) collections received on Receivables and the Repurchase Amount in respect of Receivables to the extent that the Servicer has previously made an unreimbursed Servicer Advance with respect to such Receivable; (B) Liquidation Proceeds and Recoveries with respect to a particular Receivable to the extent of any unreimbursed Servicer Advances with respect to such Receivable; and (C) any Residual Proceeds and Insurance Proceeds in respect of a particular Receivable to the extent that the Servicer has previously made an unreimbursed Servicer Advance with respect to such Receivable.

         "Commercial Paper Notes" means short-term promissory notes issued or to be issued by Lender to fund its investments in accounts receivable or other financial assets.

         "Commercial Paper Rate" means for any Yield Period, a per annum interest rate, determined by the Administrative Agent, equal to the sum of (i) the rate or, if more than one rate, the weighted average of the rates, determined by converting to an interest-bearing equivalent rate per annum the discount rate (or rates) at which Commercial Paper Notes on each day during such Yield Period have been sold by the commercial paper placement agents selected by the Administrative Agent, plus (ii) the commissions and charges charged by such commercial paper placement agents with respect to such Commercial Paper Notes, which shall not be greater than .05%, expressed as a percentage of such face amount and converted to an interest-bearing equivalent rate per annum (calculated for the actual days elapsed on the basis of a 360 day year).

         "Commitment" means, with respect to any Parallel Lender, the commitment of such Parallel Lender to fund its Parallel Percentage of any Funding not funded by the Lender pursuant to Section 2.1.

         "CP-Funded Portion" means for any Yield Period (or portion thereof), that portion of the Outstanding Principal which has been funded by the issuance of Commercial Paper Notes (and not pursuant to a Program Support Agreement) during such Yield Period (or such portion).

         "Credit Policy" means the credit origination policies of Financial Pacific attached hereto as Exhibit H, as modified without violating this Agreement or the First Tier Purchase Agreement.

         "Cutoff Date" means, with respect to each Funding, the date designated by Borrower as the Cutoff Date in the applicable Funding Notice.

         "Data Report" has the meaning set forth in Section 3.15.

         "Default" means any event which, with the giving of notice or lapse of time, or both, would (unless cured or waived) become an Event of Default.

         "Default Premium" means, for any Yield Period, or portion thereof, during which an Event of Default was continuing, the excess of (i) the interest on the Outstanding Principal that accrued at the Alternate Base Rate in effect from time to time plus 2% per annum during such Yield Period, or portion thereof, over (ii) the interest that would have accrued on the Outstanding

Principal during such Yield Period, or portion thereof, at the Interest Rate (without giving effect to clause (B) of the definition thereof).

         "Defaulted Receivable" means any Receivable (without duplication) as to which any of the following has occurred: (a) all or any portion of a Scheduled Payment under the Receivable becoming 180 days or more delinquent, or (b) the Equipment securing, or that is the subject of, such Receivable is repossessed by the Servicer or its agent, or (c) the Servicer determines in its good faith discretion and in accordance with the Collection Policy that the remaining Scheduled Payments due under such Receivable are uncollectible and such Receivable is written off or (d) the related Obligor becomes the subject of voluntary or involuntary proceedings under the bankruptcy code, or (e) there exists a past due payment with respect to which a Servicer Advance has not been made.

         "Delinquent Receivable" means any Receivable with respect to which the Obligor has failed to pay all, or any portion in excess of 50%, of any Scheduled Payment when due which failure continues for 31 days or more, and which is not a Defaulted Receivable.

         "Determination Date" means, for purposes of determining compliance with the Performance Ratios set forth in Section 10.1(x) hereof, the last day of a Collection Period.

         "Discount Rate" means, as of any date, the sum of (i) the Strike Price, plus (ii) the Program Fee Rate, plus (iii) the Servicing Rate, plus (iv) the annualized rate used to determine the MBIA Premium, plus (v) the Standby Servicing Fee Rate, plus (vi) the Liquidity Premium Percentage, plus (vii) 0.05%.

         "Distribution Account" means the account designated as such, established with the Collateral Agent and maintained pursuant to Section 4.1.

         "Distribution Date" means, for each Collection Period, the fifteenth day of the calendar month, or, if such day is not a Business Day, the next succeeding Business Day, following the Settlement Cutoff Day for such Collection Period.

         "Distribution Period" means (a) the period commencing on, and including, the Closing Date and ending on, but excluding, the next following Distribution Date, and (b) each subsequent period commencing on, and including, a Distribution Date and ending on, but excluding, the next following Distribution Date.

         "Dollars" means dollars in lawful money of the United States of America.

         "Downgraded Liquidity Bank" means a Liquidity Bank which has been the subject of a Downgrading Event.

         "Downgrading Event" with respect to any Person means that the short-term securities of such Person shall have been assigned a rating lower than the Required Short-Term Ratings or shall no longer be rated by either of the Rating Agencies.

         "Eligible Assignee" means any Eligible Institution whose short-term debt is rated not lower than (i) the lower of (A) A-1+ by S&P and P-1 by Moody's and (B) the respective current ratings assigned by the Rating Agencies to the Notes or (ii) if a written statement is obtained by the Issuer from each of the Rating Agencies that the rating of the Notes will not be downgraded or withdrawn solely as a result of the assignment of rights and obligations under this Agreement to such Eligible Institution.

         "Eligible Assigns" means any Liquidity Bank (or the Liquidity Agent on behalf of the Liquidity Banks), any other Program Support Provider and any other Person consented to by the Surety Provider, which consent shall not be unreasonably withheld.

         "Eligible Institution" means a commercial bank having a combined capital and surplus of at least $250,000,000.

         "Eligible Investments" mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

                  (a) direct obligations of, and obligations fully guaranteed as to the full and timely payment by, the United States of America;

                  (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have the Required Short-Term Ratings;

                  (c) commercial paper having, at the time of the investment or contractual commitment to invest therein, the Required Short-Term Ratings;

                  (d) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

                  (e) freely redeemable shares in money market mutual funds registered under the Investment Company Act of 1940, as amended, which invest only in obligations of the types described in clauses (a) through (d) above (without regard to any limitations on the maturity of such obligations but including any limitation on the credit ratings and other qualifications of the issuers of such obligations) and which are rated AAAm-G, AAAm or Aam by S&P; and

                  (f) any other investment as may be acceptable to the Notice Parties, as evidenced by a writing to that effect, as may from time to time be confirmed in writing to the Servicer and the Collateral Agent by the Notice Parties, provided, that the Rating Agencies have been notified of such investment.

         Any Eligible Investments may be purchased by or through the Collateral Agent or any of its Affiliates.

         "Equipment" means each item of equipment and each vehicle leased to an Obligor under a Receivable, or securing an Obligor's obligations under a Receivable.

         "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Eurodollar Rate (Reserve Adjusted)" means, with respect to any Yield Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to (a) the Eurodollar Rate for such Yield Period divided by (b) one minus the Eurodollar Reserve Percentage for such Yield Period; where:
"Eurodollar Rate" means, with respect to any Yield Period, the rate per annum at which Dollar deposits in immediately available funds are offered to the Eurodollar Office of BofA two Eurodollar Business Days prior to the beginning of such period by prime banks in the interbank eurodollar market at or about 11:00 a.m., New York City time, for delivery on the first day of such Yield Period, for the number of days comprised therein and in an amount equal or comparable to the Bank Funded Portion or Parallel Lender Funding, as the case may be for such Yield Period; "Eurodollar Business Day" means a day of the year on which dealings are carried on in the London interbank market and banks are open for business in London and are not required or authorized to close in New York City or Chicago; and "Eurodollar Reserve Percentage" means, with respect to any Yield Period, the then-applicable percentage (expressed as a decimal) prescribed by the Federal Reserve Board for determining reserve requirements applicable to "Eurocurrency Liabilities" pursuant to Regulation D.

         "Event of Bankruptcy" shall be deemed to have occurred with respect to a Person if either:

                  (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

                  (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

         "Event of Default" means an event specified in Section 10.1.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal (for each day during such period) to

                  (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Chicago; or

                  (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by BofA from three federal funds brokers of recognized standing selected by it.

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto or to the functions thereof.

         "Final Payout Date" means the date following the Funding Termination Date which is the earlier of (i) the date on which the Outstanding Principal and the Parallel Loan Balance shall have been reduced to zero and all Obligations shall have been paid in full and (ii) the date on which all of the Receivables have become Defaulted Receivables and the Equipment has been repossessed and disposed of, and the proceeds thereof have been distributed in accordance with this Agreement, or the Servicer has determined in good faith and in accordance with the Collection Policy that such Equipment is not recoverable.

         "Final Receivable Payment Date" means the date on which the final Scheduled Payment with respect to the last maturing Receivable that is part of the Collateral is scheduled to be paid.

         "Final Scheduled Distribution Date" means the Distribution Date falling on or next following the sixth anniversary of the Funding Termination Date.

         "Financial Pacific" has the meaning set forth in the preamble.

         "Financial Pacific Company" means Financial Pacific Company, a Washington corporation.

         "First Tier Purchase Agreement" means the First Tier Purchase Agreement dated as of the date hereof by and between Borrower and the Originator, as amended, modified or supplemented from time to time pursuant to the terms thereof, relating to the purchase and sale of the Receivables by the Originator to Borrower.

         "Funding" means a Lender Funding or a Parallel Lender Funding.

         "Funding Date" means, in relation to any Receivable, the date of the first Funding on which such Receivable was included in the Collateral.

         "Funding Notice" means, with respect to any Funding pursuant to Section 2.1, a notice, in the form of Exhibit I which shall be given to the Bank Agent, the Administrative Agent, the Collateral Agent and the Surety Provider not less than five Business Days prior to the related Funding Date, of the Receivables to be added to the Collateral on such Funding Date, the aggregate Principal Balance of such new Receivables and the applicable Cutoff Date and the requested Funding Date with respect to such Funding.

         "Funding Period" means the period from and including the Closing Date to but excluding the Funding Termination Date.

         "Funding Termination Date" has the meaning set forth in Section 2.14.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by the accounting profession, which are applicable to the circumstances as of the date of determination.

         "Gross Balance" means, as of any date with respect to a Receivable, the then remaining aggregate Scheduled Payments to be made by the Obligor under such Receivable; provided that the Gross Balance of any Defaulted Receivable shall be deemed to be zero.

         "Hedge Provider" means BofA or any other financial institution acceptable to the Surety Provider which shall be party to a Hedging Agreement.

         "Hedging Agreement" means an ISDA Interest Rate and Currency Exchange Agreement between the Borrower and the Hedge Provider, as supplemented by each interest rate cap confirmation from time to time executed thereunder in connection with this Agreement.

         "Indemnified Amounts" has the meaning set forth in Section 7.2.

         "Indemnified Party" has the meaning set forth in Section 7.2.

         "Independent Manager" has the meaning set forth in Section 9.4(b).

         "Initial Cutoff Date" means December 31, 1998.

         "Initial Receivables" means the Receivables included in the Collateral on the date of the initial Funding hereunder.

         "Insurance Agreement" means the Insurance and Indemnity Agreement, dated as of February 1, 1999, among Financial Pacific, Borrower, and the Surety Provider, as the same may be amended, supplemented or otherwise modified from time to time.

         "Insurance Proceeds" means all amounts realized from claims under casualty, physical damage or residual value insurance policies with respect to any Equipment.

         "Interest" means, for any Yield Period, the interest on the Outstanding Principal during such Yield Period at the Interest Rate in effect during such Yield Period.

         "Interest Rate" means, (A) for any Yield Period, or portion thereof, during which no Event of Default is continuing, for any portion of the Outstanding Principal which is funded by the issuance of Commercial Paper Notes, the Commercial Paper Rate for such Yield Period, and for any portion of such Outstanding Principal which is funded under a Program Support Agreement or funded by the Parallel Lenders, the Bank Rate for such Yield Period and (B) for any Yield Period, or portion thereof, during which an Event of Default is continuing, the Alternate Base Rate in effect from time to time, plus the Default Premium.

         "Lender" has the meaning set forth in the preamble.

         "Lender Funding" means a loan made or to be made by the Lender to Borrower pursuant to Section 2.1.

         "Lender Note" means a promissory note substantially in the form of Exhibit E hereto payable to the Lender executed or to be executed by the Borrower in accordance with Section 2.5.

         "Lien" means a security interest, lien, charge, pledge, equity, or encumbrance of any kind.

         "Liquidity Agent" means BofA, as agent for the Liquidity Banks under the Liquidity Agreement, or any successor to BofA in such capacity.

         "Liquidity Agreement" means and includes (a) the Liquidity Asset Purchase Agreement, dated as of the date hereof, among the Lender, BofA, as Liquidity Agent, and certain other financial institutions, and (b) any other agreement hereafter entered into by Lender providing for the making of loans, purchases from or other extensions of credit to the Lender secured by a direct or indirect security interest in Lender's interest in the Collateral (or any portion thereof), to support all or part of the Lender's payment obligations under the Commercial Paper Notes or to provide an alternate means of funding the Lender's investments in accounts receivable or other financial assets, and under which the amount available from such extensions of credit is limited to an amount calculated by reference to the value or eligible unpaid balance of such accounts receivable or other financial assets or any portion thereof and/or the level of transaction-specific credit enhancement available with respect thereto, as such Liquidity Agreement or other agreement may be amended, supplemented, restated or otherwise modified from time to time.

         "Liquidity Bank" means any one of, and "Liquidity Banks" means all of, BofA and the other commercial lending institutions that are at any time parties to the Liquidity Agreement.

         "Liquidity Premium Percentage" means 0.125%.

         "Lock-Box Account" has the meaning set forth in Section 4.2(b).

         "Lock-Box Agreement" has the meaning set forth in Section 4.2(b).

         "Lock-Box Bank" has the meaning set forth in Section 4.2(b).

         "Material Adverse Effect" with respect to any event or circumstance, means a material adverse effect on:

                  (i) the business, assets, financial condition or operations of any Borrower Party;

                  (ii) the ability of any Borrower Party to perform in all material respects its obligations under this Agreement or any other Related Document;

                  (iii) the validity or enforceability of this Agreement, any other Related Document or the Receivables or the collectibility of Receivables representing a principal balance of 5% or more of the Pool Balance; provided, however, that a Material Adverse Effect shall not be deemed to occur solely because any particular level of delinquencies or losses is reached with respect to the Receivables; or

                  (iv) the status, existence, perfection, priority or enforceability of the Collateral Agent's interest, for the benefit of the Secured Parties, in any of the Collateral.

         "Maturity Date" means the sixth anniversary of the Funding Termination Date.

         "MBIA Premium" has the meaning set forth in the Insurance Agreement.

         "Minimum Overcollateralization Amount" at any time means the greater of
(i) $2,500,000 and (ii) 25% of the highest previous Overcollateralization Amount at such time.

         "Moody's" means Moody's Investors Service, Inc. or any successor.

         "Notice of Release" has the meaning set forth in Section 2.8.

         "Notice Parties" means the Administrative Agent, the Bank Agent and the Surety Provider.

         "Notes" means the Lender Note and the Parallel Note.

         "NPA Ratio" means, with respect to a Collection Period, the fraction, expressed as a percentage, equal to (a) the sum of (i) the aggregate Gross Balance, plus (ii) booked residuals, less (iii) unearned income applicable thereto of Receivables that are 90 days or more past due as of the date of each Receivable's Scheduled Payment during the related Collection Period but have not been determined to be Defaulted Receivables, divided by (b) the aggregate Gross Balance of all Receivables as of the last day of such Collection Period (the Gross Balance for each Receivable shall be as of the date of the related Receivable's Scheduled Payment in such Collection Period).

         "Obligations" means all obligations of the Borrower, the Servicer and the Originator to any of the Secured Parties under the Related Documents including without limitation (i) all obligations of the Borrower to pay the principal amount of and accrued interest on the Fundings, (ii) the Borrower's, the Originator's and the Servicer's repurchase obligations and (iii) all obligations of the Borrower, the Servicer and the Originator in respect of fees, expenses and indemnification.

         "Obligor" on a Receivable means the purchaser or lessee of the related Equipment, and guarantor(s) or any other Person who owes payments under such Receivable.

         "Officer's Certificate" means a certificate signed by the chairman of the board, the president, any vice chairman of the board, any vice president, the treasurer, the controller or any assistant vice president, any assistant treasurer or any assistant controller of Borrower, the Originator or the Servicer, as appropriate.

         "Opinion of Counsel" means a written opinion of counsel, which counsel may, but need not, be counsel to the Borrower or Servicer, and shall be reasonably acceptable in form and substance to the Collateral Agent and the Notice Parties and which opinion shall be addressed to the Collateral Agent and the Notice Parties.

         "Originator" means Financial Pacific, in its capacity as an Originator under the First Tier Purchase Agreement.

         "Originator Assignment" means an instrument of assignment executed by the Originator pursuant to the First Tier Purchase Agreement.

         "Outstanding Principal" at any time, means the aggregate outstanding principal amount of all of the Fundings made hereunder.

         "Outstanding Servicer Advances" on a Receivable means the sum, as of the close of business on the last day of a Collection Period, of all Servicer Advances made by Financial

Pacific as Servicer (or by any successor Servicer that has agreed to make Servicer Advances) with respect to such Receivable as reduced by payments made by or on behalf of the Obligor pursuant to Section 4.4 with respect to such Receivable.

         "Overcollateralization Amount" means, as of any date of determination, the excess, if any, of the Pool Balance over the Outstanding Principal.

         "Parallel Lender Assignment" has the meaning set forth in Section 13.1(c).

         "Parallel Lender Funding" means a loan made or to be made by the Parallel Lenders to Borrower pursuant to Section 2.1.

         "Parallel Lenders" has the meaning set forth in the preamble.

         "Parallel Loan Balance" at any time means the then outstanding principal balance of the Parallel Lender Fundings made hereunder.

         "Parallel Note" means a promissory note substantially in the form of Exhibit E hereto payable to the order of the Bank Agent, for the pro rata account of the Parallel Lenders, executed in accordance with Section 2.5.

         "Parallel Percentage" with respect to any Parallel Lender means the percentage of Parallel Lender Fundings that such Parallel Lender has agreed to fund hereunder, as set forth below its signature hereto or in the Parallel Lender Assignment pursuant to which it became a Parallel Lender, as such percentage may be modified in connection with any subsequent assignment.

         "Payments Account" shall have the meaning specified in Section 4.2 hereof.

         "Payments Account Bank" has the meaning specified in Section 4.2 hereof.

         "Permitted Lien" means any tax lien (if such taxes are not at the time due and payable) or non-material mechanics' lien on an item of Equipment provided the same does not extend to the related Receivable.

         "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof.

         "Pool Balance" as of the close of business on the last day of a Collection Period means the aggregate Principal Balance of the Receivables.

         "Principal Balance," as of the close of business on the last day of a Collection Period, of a Receivable means the present value of the Scheduled Payments thereof (which Scheduled Payments shall reflect any reductions or reduction due to Servicer Advances, partial prepayments or payaheads), discounted at the Discount Rate to such last day; provided, however, that the Principal Balance of each Defaulted Receivable shall be deemed to be zero.

         "Program Fee" has the meaning set forth in Section 5.1(a).

         "Program Fee Rate" has the meaning set forth in the Administrative Agent's Fee Letter.

         "Program Information" has the meaning set forth in Section 15.12.

         "Program Support Agreement" means and includes the Liquidity Agreement and any other agreement hereafter entered into by any Program Support Provider providing for the issuance of one or more letters of credit for the account of the Lender, the sale by the Lender to any Program Support Provider of undivided interests (or portions thereof) in Lender Fundings and/or the making of loans and/or other extensions of credit to the Lender in connection with the Lender's securitization program, together with any letter of credit or other instrument issued thereunder (but excluding any discretionary advance facility provided by Administrative Agent).

         "Program Support Provider" means and includes BofA, the Liquidity Banks and any other or additional Person (other than any customer of Lender) now or hereafter extending credit or having a commitment to extend credit to or for the account of Lender or issuing a letter of credit or other instrument to support any obligations arising under or in connection with the Lender's securitization program.

         "Qualifying Liquidity Bank" means a Liquidity Bank having the Required Short-Term Ratings.

         "Rating Agency" means each of S&P and Moody's. If either such organization (or its successor) is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization or other comparable Person designated by the Administrative Agent and approved by the Surety Provider, notice of which designation shall be given to the Collateral Agent and the Servicer.

         "RCC Parties" means, collectively, each of the Lender, the Administrative Agent, each other Affected Party (other than the Surety Provider) and each other Indemnified Party (other than the Surety Provider).

         "Receivable" means any lease or installment sale contract purchased or otherwise originated by the Originator in connection with the sale or lease of equipment or vehicles which shall appear on any Schedule of Receivables, other than Repurchased Receivables.

         "Receivable Files" means the documents specified in clauses (i) through
(viii) of Section 2.11(a).

         "Recoveries" means the monies collected from whatever source, after the respective Collection Period in which a Receivable became a Defaulted Receivable, on such Defaulted

Receivable, net of (a) the reasonable costs of liquidation (including reasonable repossession and disposition costs and expenses), and (b) any amounts required by law to be remitted to the Obligor; provided, however, that the Recovery for any Receivable shall not be less than zero.

         "Regulation D" means Regulation D of the Federal Reserve Board, or any other regulation of the Federal Reserve Board that prescribes reserve requirements applicable to nonpersonal time deposits or "Eurocurrency Liabilities" as presently defined in Regulation D, as in effect from time to time.

         "Regulatory Change" means, relative to any Affected Party

                  (a) any change after the date hereof in (or the adoption, implementation, change in phase-in or commencement of effectiveness of after the date hereof) any

                           (i) United States federal or state law or foreign law applicable to such Affected Party;

                           (ii) regulation, interpretation, directive, requirement or request (whether or not having the force of law) applicable to such Affected Party of (A) any court, government authority charged with the interpretation or administration of any law referred to in clause (a)(i) or of
                  (B) any fiscal, monetary or other authority having jurisdiction over such Affected Party; or

                           (iii) generally accepted accounting principles or regulatory accounting principles applicable to such Affected Party and affecting the application to such Affected Party of any law, regulation, interpretation, directive, requirement or request referred to in clause (a)(i) or (a)(ii) above; or

                  (b) any change after the date hereof in the application to such Affected Party of any existing law, regulation, interpretation, directive, requirement, request or accounting principles referred to in clause (a)(i), (a)(ii) or (a)(iii) above.

         "Related Documents" means this Agreement, the First Tier Purchase Agreement, the Originator Assignments, the Hedging Agreement, the Lock-Box Agreements, the Notes, the Surety Bond, the Insurance Agreement, the Administrative Agent's Fee Letter, the Collateral Agent Fee Letter, the Liquidity Asset Purchase Agreement and the other agreements, instruments and other documents executed and delivered from time to time in connection herewith and therewith and all amendments thereto and modifications thereof.

         "Reporting Date" means the fifth Business Day prior to each Distribution Date.

         "Repurchase Amount" with respect to any Receivable means the amount, calculated as of the close of business on the last day of a Collection Period, equal to the sum of (without duplication) (i) the Principal Balance of such Receivable, plus (ii) all unreimbursed Outstanding

Servicer Advances relating to such Receivable, plus (iii) interest on the foregoing amounts for thirty days at the Interest Rate.

         "Repurchased Receivables" means a Receivable (i) purchased as of the close of business on the last day of a Collection Period by the Servicer pursuant to Section 3.2 or Section 3.7 or by the Originator pursuant to Section 2.10, Section 2.12 or the First Tier Purchase Agreement or (ii) transferred in connection with a Warehouse Take-Out in accordance with Section 2.7.

         "Required Parallel Lenders" means Parallel Lenders having in the aggregate Parallel Percentages in excess of 50%.

         "Required Short-Term Ratings" means commercial paper ratings or short term deposit ratings of at least A-1+ and P-1 by S&P and Moody's, respectively.

         "Residual Proceeds" means proceeds received from the disposition of the Equipment after all Scheduled Payments with respect thereto have been made or deducted, net of any reasonable costs and expenses incurred in connection with such disposition.

         "S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., or any successor.

         "Schedule of Receivables" means the Schedule of Receivables attached as Schedule A to the initial Funding Notice, as supplemented by the Schedule of Receivables attached as Schedule A to each subsequent Funding Notice.

         "Scheduled Payment" on a Receivable means each periodic scheduled payment due from the Obligor thereunder, excluding any amounts related to insurance, maintenance or taxes.

         "Secured Parties" means the RCC Parties and the Surety Provider.

         "Servicer" means Financial Pacific as the servicer of the Receivables which were contributed to or purchased by the Borrower, and each successor to Financial Pacific (in the same capacity) pursuant to the terms of this Agreement.

         "Servicer Advance" means the amount of any advance by the Servicer on the respective Receivables pursuant to Section 4.4.

         "Servicer Files" means any and all documents other than the Receivables Files that the Servicer or the Borrower shall keep on file, in accordance with its customary procedures, relating to a Receivable, an Obligor or the Equipment.

         "Servicer's Certificate" means a certificate completed and executed by a Servicing Officer pursuant to Section 3.9, substantially in the form of Exhibit C.

         "Servicer's Office" means the office of Financial Pacific where it keeps its documents and records relating to Receivables, which office as of the date hereof is located at the address of Financial Pacific indicated on Schedule 15.5.

         "Servicing Fee" means the fee payable to the Servicer for services rendered during the respective Collection Period, determined pursuant to Section 3.8.

         "Servicing Officer" means any person whose name appears on a list of Servicing Officers delivered to the Collateral Agent and the Notice Parties, as the same may be amended from time to time upon notice to the Collateral Agent and the Notice Parties.

         "Servicing Rate" means 1.00% per annum; provided that from and after the date that the Standby Servicer is appointed as the Servicer, the Servicing Rate will be the current market rate for servicing similar Receivables, as agreed among the Standby Servicer and the Administrative Agent with the consent of the Surety Provider.

         "Settlement Cutoff Date" means the last calendar day of each calendar month.

         "Standby Fee" means the compensation payable to the Standby Servicer which shall be equal to the greater of (i) one-twelfth of the Standby Servicing Fee Rate times the Outstanding Principal and (ii) $2000 per month.

         "Standby Servicer" means Norwest Bank Minnesota, National Association or another financial institution acceptable to the Notice Parties, in its capacity as Standby Servicer pursuant to the terms of the Servicing Assumption Agreement or such Person as shall have been appointed Standby Servicer pursuant to the terms of this Agreement. From and after the Standby Servicer's appointment as Servicer hereunder, the Standby Servicer shall be deemed to be the Servicer hereunder and under the other Related Documents.

         "Standby Servicing Fee Rate" means 0.05%.

         "State" means any State of the United States of America, or the District of Columbia.

         "Strike Price" has the meaning set forth in the Hedging Agreement.

         "Subsidiary" means a corporation of which Financial Pacific and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors.

         "Surety Bond" means the Surety Bond No. 28196, dated February 1, 1999, issued by the Surety Provider to BofA, as Bank Agent and Administrative Agent, as amended, supplemented or modified from time to time.

         "Surety Expiration Date" means 180 days after the Maturity Date.

         "Surety Provider" means MBIA Insurance Corporation or any successor thereof.

         "Tangible Net Worth" means, with respect to any Person on any date of determination, the difference between:

         1. the tangible assets of such Person and its Affiliates calculated in accordance with GAAP; provided, however, that :
                  (A) in no event shall there be included in the above calculation trade names, copyrights, licenses, goodwill, organizational costs, advances or loans to, or receivables from, Directors, officers, employees or affiliates (excluding amounts owing to the initial Servicer by Financial Pacific Company arising from the formation of Servicer, and amounts due to Servicer from Borrower), amounts relating to covenants not to compete, pension assets, deferred charges (excluding unamortized lease origination costs and debt acquisition costs), or treasury stock or any securities unless the same are readily marketable in the United States of America or entitled to be used as a credit against federal income tax liabilities; (B) securities included in such tangible assets shall be taken into account at their current market price or cost, whichever is lower; and (C) any write-up in the book value of any assets shall not be taken into account; and

         2. all indebtedness, including subordinated debt of such Person and its Subsidiaries and Affiliates.

         "Transfer Taxes" has the meaning set forth in Section 2.9(xlii).

         "Transition Costs" means any documented expenses and allocated cost of personnel reasonably incurred by the Standby Servicer in connection with a transfer of servicing from the Servicer to the Standby Servicer as the successor Servicer.

         "Trust Receipt" has the meaning set forth in Section 2.13.

         "UCC" means the Uniform Commercial Code as in effect in the relevant jurisdiction.

         "Unused Fee" has the meaning set forth in Section 5.1(c).

         "Warehouse Facility" means the option of the Lender, and the agreement of the Parallel Lenders, to make Fundings available to Borrower in accordance with Section 2.1.

         "Warehouse Purchase Price" has the meaning set forth in Section 2.7.

         "Warehouse Take-Out" has the meaning set forth in Section 2.7.

         "Weighted Average Life" means, at any time, a term equal to:

                    n
                    3(P(k) x T(k))
                     k = 1
                    --------------
                         PB

where:

         3        =        The mathematical symbol for summation. The summation
                           is computed from 1 to n, where n is the number of periods in months, for which there are remaining
                           Scheduled Payments at the time of calculation;

         P(k)     =        The sum of the amounts that are applicable to the
                           principal of all kth Scheduled Payments;

         T(k)     =        The remaining period in months, from the time of
                           calculation until the scheduled due date of such kth
                           Scheduled Payment; and

         PB       =        The Pool Balance at the time of calculation,

which term is then divided by 12 and rounded to the nearest 1/100th.

         "Weighted Average Remaining Term to Maturity" means, at any time, a term equal to:

                      n
                      3(G(k) x T(k))
                       k = 1
                      ------------------
                           GB

where:

         3        =        The mathematical symbol for summation. The summation
                           is computed from 1 to n, where n is the number of Receivables in the facility at the time of calculation;

         G(k)     =        The Gross Balance of the related Receivable at the
                           time of calculation;

         T(k)     =        The remaining period, in months, from the time of
                           calculation until the scheduled termination of the related Receivable; and

         GB       =        The aggregate Gross Balance of all Receivables at the
                           time of calculation.

         "Yield Period" means, for purposes of calculating interest on the Outstanding Principal, each period (1) initially commencing on and including (A) in relation to the CP-Funded Portion or any Parallel Lender Funding, the date of any increase in the CP-Funded Portion or Parallel

Lender Funding, as the case may be, and (B) in relation to any Bank Funded Portion, the date of any drawing under a Program Support Agreement, as applicable, and (ii) ending on, but excluding, the next following Distribution Date, and (2) thereafter commencing on and including a Distribution Date and ending on, but excluding, the next following Distribution Date.

         SECTION 1.2. Usage of Terms. With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term "including" means "including without limitation."

         SECTION 1.3. Section References. All section references shall be to Sections in this Agreement unless otherwise indicated.

         SECTION 1.4. Parties. Each reference to any Person in any capacity shall include any successor or permitted assignee of such Person and any successor to such Person in such capacity as permitted hereunder and under the Related Documents.

                                   ARTICLE II

                                    Facility

         SECTION 2.1. Fundings. (a) Subject to the terms and conditions set forth herein, including without limitation Article VI, the Lender may, in its sole discretion, from time to time on any Business Day prior to the Funding Termination Date, make loans or, if Lender declines to make such loans, the Parallel Lenders shall make loans to Borrower, on a recourse basis, in amounts as provided in subsection (b), which loans, together with interest and the Program Fee thereon and all other Obligations hereunder, including the MBIA Premium, shall be secured by the Receivables and other Collateral in accordance with Section 2.6. Each such loan is herein called a "Funding".

         (b) Principal Amount. The principal amount of each Funding shall be an amount equal to the least of:

                  (i) the amount requested by the Borrower in the relevant Funding Notice;

                  (ii) the excess of (x) $75,000,000 over (y) the Outstanding Principal (before giving effect to such Funding), ("Funding Limit"); and

                  (iii) the excess of (x) the Advance Percentage multiplied by the Pool Balance, including Receivables to be added on such date, over (y) the Outstanding Principal (before giving effect to such Funding);

provided, however, no Funding shall be made if the initial principal amount thereof would be less than $1,000,000.

         (c) Number of Fundings. No more than one Funding will be permitted in any one Collection Period.

         (d) Procedures for Parallel Lender Fundings. On the date of each Parallel Lender Funding, upon satisfaction of the applicable conditions set forth in Section 6.2, each Parallel Lender shall make available to the Bank Agent at the Bank Agent's office at 231 South LaSalle Street, Chicago, Illinois 60697 such Parallel Lender's Parallel Percentage of the principal amount of such Parallel Lender Funding in same day funds, and after receipt by the Bank Agent of such funds, the Bank Agent will make such funds immediately available to Borrower. Each Parallel Lender's obligation hereunder shall be several, such that the failure of any Parallel Lender to make payment to the Bank Agent hereunder shall not relieve any other Parallel Lender of its obligation hereunder to fund its portion of the Parallel Lender Funding. Further, in the event any Parallel Lender fails to satisfy its obligation to fund its Parallel Percentage of the Parallel Lender Fundings as required hereunder, upon receipt of notice of such failure from the Bank Agent, subject to satisfaction of the applicable conditions set forth in Section 6.2, the non-defaulting Parallel Lenders shall make additional loans pro rata in proportion to their relative Parallel Percentages (determined without regard to the defaulting Parallel Lender's Parallel Percentage which, for purposes of this sentence, shall ratably increase the other Parallel Lenders' Parallel Percentages in order to cover the defaulting Parallel Lender's Parallel Percentage), but in no event shall any Parallel Lender be required to fund an amount in excess of the amount of its Commitment. Unless the Bank Agent shall have received notice from a Parallel Lender prior to 11:00 a.m. (Chicago time) on the date of any proposed Parallel Lender Funding, that such Parallel Lender will not make available to the Bank Agent the amount of that Parallel Lender's Parallel Percentage, the Bank Agent may assume that each Parallel Lender has made such amount available to the Bank Agent on the Funding Date and the Bank Agent may (but shall not be required to), in reliance on such assumption, make such amount available to the Borrower on such date. If and to the extent any Parallel Lender shall not have made its full amount available to the Bank Agent, and the Bank Agent in such circumstances has made available to the Borrower the corresponding amount, such Parallel Lender shall on the next Business Day following the date of such Parallel Lender Funding make such amount available to the Bank Agent, together with interest thereon at the Federal Funds Rate for such period. A certificate of the Bank Agent submitted to any Parallel Lender with respect to amounts owing under this
Section 2.1(d) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Bank Agent shall constitute such Parallel Lender's funding on the Funding Date for all purposes of this Agreement. If such amount is not made available to the Bank Agent on the next Business Day following the date of such Parallel Lender Funding, the Bank Agent shall notify the Borrower of such failure to fund and, upon demand by the Bank Agent, the Borrower shall pay such amount to the Bank Agent for the Bank Agent's account, together with interest thereon for each day elapsed since the date of such Parallel Lender Funding, at a rate per annum equal to the Federal Funds Rate.

         SECTION 2.2. Receivables. Fundings shall be used by the Borrower to fund the acquisition of, and the assumption and payment (in whole or part) by the Borrower of indebtedness relating to, Receivables sold by the Originator to the Borrower from time to time pursuant to the First Tier Purchase Agreement. Together with each Funding Notice, the Servicer or the Borrower shall deliver to the Administrative Agent, the Bank Agent and the Collateral Agent, with a copy to the Surety Provider, a Schedule of Receivables identifying all new Receivables to be included in the Collateral in connection with the related Funding.

         SECTION 2.3. Interest. The Borrower shall pay interest on the Outstanding Principal at a rate per annum equal to the Interest Rate, calculated on the basis of a year of 360 days for the actual number of days elapsed. Such interest shall be payable on each Distribution Date, for the Distribution Period then ending, and each other date when the principal amount of any Funding is payable under Section 2.4, in each case, out of Collections distributed on such date under Section 4.6 to the extent available and in the priority set forth therein.

         SECTION 2.4. Repayments of Fundings. (a) The Borrower shall repay each Funding on the Maturity Date, together with interest thereon accrued to the Maturity Date and all other amounts in respect thereof.

         (b) The Borrower shall otherwise repay Fundings, without duplication, as follows:

                  (i) on the date of any distribution of Collections allocated to reduction of the Outstanding Principal in accordance with
         Section 4.6, in the amount of such distribution; and

                  (ii) on the date of any Warehouse Take-Out, in an amount equal to the sum of (A) the excess of (x) the Outstanding Principal (prior to giving effect to such repayment) over (y) the product of the Advance Percentage times the Pool Balance (after giving effect to the release of the Receivables that are the subject of such Warehouse Take-Out), plus (B) 30 days' Interest on the Outstanding Principal, plus (C) all other amounts owed by the Borrower in respect thereof, including any amounts owed to the Surety Provider with respect to the Insurance Agreement.

         (c) The Borrower may prepay the Fundings in full (but not in part, except as provided in Sections 2.7 and 2.8) on any Distribution Date, together with interest thereon accrued to the date of prepayment and all other amounts owed by the Borrower in respect thereof, including any amounts owed to the Surety Provider, upon not less than ten (10) Business Days' prior written notice to the Notice Parties which notice shall be irrevocable.

         SECTION 2.5. Notes. The Borrower's obligations to pay the principal amount of and interest on the Fundings shall be evidenced by the Lender Note payable to the order of the Lender, and the Parallel Note payable, to the order of the Bank Agent, for the pro rata benefit of the Parallel Lenders. The Borrower hereby irrevocably authorizes the Administrative Agent (and the Administrative Agent hereby agrees to accept such designation and to make the notations to the grid attached to the Lender Note as described below) or the Bank Agent (and the Bank Agent hereby agrees to accept such designation and to make the notations to the grid attached to the Parallel Note as described below), as the case may be, to make (or cause to be made) appropriate notations on the grid attached to the Lender Note or the Parallel Note, as applicable (or on a continuation of such grid attached to each Note, and made a part thereof), or (at the Administrative Agent's or Bank Agent's, as the case may be, option) in the records of the Administrative Agent or the Bank Agent, as the case may be, which notations shall evidence, inter alia, the date and the original principal amount of each Funding, the amount of each payment made on account of such principal amount and the principal amount of each Note remaining outstanding. The notations on such grids (and on each such continuation) or in such records, as the case may be, indicating the outstanding principal amount of the Fundings shall, in the absence of manifest error, be conclusive evidence of the outstanding principal amount thereof (and the Surety Provider may rely on the same), but the failure to record any such amount on such grid (or on such continuation) or in such records shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Notes to make payment of the principal amount of or interest on the Fundings in accordance herewith or to take any other action with respect thereto in accordance with this Agreement and such failure to record such amounts shall not increase the liability of the Surety Provider, it being understood that the Surety Provider shall not, at any time, be liable for principal payments under the Surety Bond in an amount greater than the current Outstanding Principal.

         SECTION 2.6. Grant of Security Interest. (a) In consideration of the Lender's and the Parallel Lenders' making of the Fundings hereunder, and the Surety Provider's issuance of the Surety Bond, and as collateral security for the prompt and complete payment when due of the principal of and interest on the Fundings, all amounts due to the Surety Provider pursuant to any of the Related Documents and all other Obligations from time to time outstanding, the Borrower does hereby pledge, assign, transfer, set over and otherwise convey to the Collateral Agent, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest in, all of the following types or items of property, whether existing at the time of any Funding or thereafter arising or acquired, wherever located (the "Collateral"):

                  (i) all right, title and interest of the Borrower in and to the Receivables and all monies due or to become due thereon after the relevant Cutoff Date (but excluding Scheduled Payments and principal prepayments relating to such Scheduled Payments received by the Borrower, the Servicer or the Originator before the Cutoff Date) and all Recoveries, Insurance Proceeds and Residual Proceeds received with respect to such Receivables;

                  (ii) all right, title and interest of the Borrower in and to the Equipment related to the Receivables;

                  (iii) all right, title and interest of the Borrower in and to any proceeds from claims on any physical damage insurance relating to the Equipment;

                  (iv) all right, title and interest of the Borrower in and to the First Tier Purchase Agreement and any Originator Assignment covering Receivables, including a direct right to cause the Originator to repurchase Receivables from the Borrower under certain circumstances;

                  (v) the Receivable File and the Servicer File related to each Receivable;

                  (vi) all amounts and property from time to time held in or credited to the Collection Account and the Distribution Account (except for the Borrower's right to receive distributions from such accounts in accordance with this Agreement); and

                  (vii) the income and proceeds of any and all of the foregoing.

         SECTION 2.7. Warehouse Take-Outs. From time to time (subject to the provisions of this Section 2.7) on a Distribution Date prior to the Funding Termination Date, the Borrower may, upon not less than ten (10) Business Days' prior written notice to the Notice Parties and the Collateral Agent and, unless such Warehouse Take-Out relates to all of the Receivables, with the consent of the Notice Parties (which consent shall not be unreasonably withheld), sell and assign to any Person any or all of the Receivables and related Collateral then owned by the Borrower, without recourse, representation or warranty or any indemnity (other than a representation and warranty that Borrower has or will convey good title to such Receivables and related Collateral, free and clear of all Liens created by the Borrower or the Secured Parties), for a net purchase price (after deducting all reasonable expenses incurred by the Borrower in connection with such sale) not less than an amount equal to the sum of (i) the amount required to be paid under Section 2.4(b)(ii), plus (ii) any Outstanding Servicer Advances related to such Receivables (the "Warehouse Purchase Price"); provided, however, that the Borrower remits the Warehouse Purchase Price to the Collateral Agent for application in accordance with this Agreement; provided, further, that (i) such Warehouse Take-Out shall not cause, or result in the occurrence of, any Event of Default or Default; and (ii) prior to the completion of such transaction, an authorized officer of the Borrower certifies to the Lender, the Parallel Lenders and the Notice Parties that such transaction complies with the applicable requirements set forth in this Section. Each such transaction is herein called a "Warehouse Take-Out".

         SECTION 2.8. Release of Receivables. (a) Partial Release. From time to time, the Borrower may request the release of any or all of the Receivables, subject to the consent of the Notice Parties set forth in Section 2.7 hereof, and related Collateral then owned by the Borrower by delivering to the Notice Parties and the Collateral Agent a notice (a "Notice of Release"), which Notice of Release shall state that the Borrower plans to sell such Receivables and related Collateral in connection with a Warehouse Take-Out and that such sale or other disposition is permitted by the terms of this Agreement. Concurrently with the consummation of such Warehouse Take-Out and repayment of the Fundings in accordance with Sections 2.4 and 2.7, the Collateral Agent and each Secured Party shall execute and deliver to the Borrower such documents, if any, as shall be necessary or appropriate to release such Receivables and related

Collateral from the liens or security interest evidenced by this Agreement, which documents shall be prepared by the Borrower or at the Borrower's expense but shall be in form and substance reasonably satisfactory to the Collateral Agent, the Administrative Agent and the Surety Provider.

         (b) Full Release. Subject to subsection (a), the Collateral Agent's and each Secured Party's right, title and interest in all the Receivables and related Collateral and other Collateral shall be released effective on the Final Payout Date. Upon such release and at the cost and expense of the Borrower, its successors or assigns, the Collateral Agent and each Secured Party shall execute such UCC-3 financing statements or such other instruments (if any) as are necessary or desirable to terminate and remove of record any documents constituting public notice of the security interest granted under this Article II, and shall assign and transfer, or cause to be assigned and transferred, and shall deliver or cause to be delivered to the Borrower, all property, including all moneys, instruments and securities, of the Borrower then held by the Collateral Agent or such Secured Party related to the Receivables and related Collateral.

         (c) Effect of Release. When the release of any of the Receivables and related Collateral is effective in accordance with subsection (a) or (b), all right, title and interest of the Collateral Agent and each Secured Party in, to and under such Receivables and related Collateral, and in the case of subsection (b) in all other Collateral, shall terminate and shall revert to the Borrower, its successors and assigns, and the right, title and interest of the Collateral Agent and each Secured Party therein shall thereupon cease, terminate and become void.

         SECTION 2.9. Representations and Warranties of Borrower. The Borrower makes the following representations and warranties as to the Receivables to the Collateral Agent, for the benefit of the Secured Parties, on which the Lender and the Parallel Lenders rely in making their respective Fundings hereunder and the Administrative Agent and the Bank Agent relies in causing such actions to be taken on behalf of the Lender and the Parallel Lenders and on which the Surety Provider relies in connection with the issuance of the Surety Bond. Such representations and warranties speak as of the first Funding Date (with respect to the Initial Receivables) and as of each subsequent Funding Date (with respect to the Receivables that are listed on the Schedule of Receivables for such Funding Date), but shall survive the grant of a security interest in the Receivables to the Collateral Agent, on behalf of the Secured Parties.

                  (i) Characteristics of Receivables. Each Receivable (1) has been originated or purchased in the United States of America by the Originator in the ordinary course of the Originator's business and none of the Borrower, the Originator or the Servicer is actually aware of any fraud or material misrepresentation on the part of the Originator or the Obligor in regard to such origination, (2) is evidenced by an installment sales contract or lease which has been fully and properly executed by the parties thereto, and has been originated or purchased by the Originator in connection with the sale or lease of Equipment by the Originator, (3) contains customary and enforceable provisions such that the rights and remedies of the holder or assignee thereof shall be adequate for realization against the collateral of the benefits of the security, (4) is denominated and payable only in Dollars in the United States of America, (5) provides for, in the event that such contract is prepaid, a prepayment that fully pays the Principal Balance, and (6) provides for payments on a monthly basis.

                  (ii) Schedule of Receivables. The information with respect to the Receivables set forth in the Schedule of Receivables is true and correct in all material respects as of the close of business on each applicable Cutoff Date, and the Receivables satisfy the eligibility criteria specified in Section 3.2(b) of the First Tier Purchase Agreement.

                  (iii) Compliance with Law. Each Receivable complies in all material respects with all requirements of applicable Federal, State, and local laws, and regulations thereunder including, without limitation, to the extent applicable, usury laws, the Federal Truth-in-Lending Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations M, B and Z and other credit laws and equal credit opportunity and disclosure laws and no party to the contract evidencing such Receivable is in violation of any such law, rule or regulation in any material respect if such violation would impair the collectibility of such Receivable.

                  (iv) Binding Obligation. Each Receivable represents the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder or assignee thereof in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally and by general equitable principles as such laws apply to the Obligor. All parties to the contract evidencing such Receivable had full legal capacity to execute and deliver such contract and all other documents related thereto and to grant the security interest purported to be granted thereby.

                  (v) No Government Obligor. None of the Receivables are due from the United States of America, any State or any municipality or from any agency, department or instrumentality of the United States of America, any State or any municipality.

                  (vi) Interest in Equipment. Immediately prior to the grant of a security interest therein under this Agreement, either (i) each Receivable shall be a true lease, and the Originator owned the related Equipment, which Equipment has been validly transferred to the Borrower and to which the Borrower has acquired good title, and the Borrower has granted a first priority perfected security interest therein to the Collateral Agent for the benefit of the Secured Parties or (ii) each Receivable shall be secured by a validly existing first priority perfected security interest in the Equipment in favor of the Originator (as original lien holder or assignee) as secured party, and such security interest is or shall be prior to all other Liens upon and security interests in such Equipment, other than Permitted Liens, which now exist or may hereafter arise or be created and such security interest has been assigned by the Originator to the Borrower and by the Borrower to the Collateral Agent, for the benefit of the Secured Parties. Immediately after the transfers and conveyances to the Borrower as contemplated in the First Tier Purchase Agreement, all necessary action will have been taken by the Originator to validly convey to the Borrower (A) all right, title and interest of the Originator in and to each Receivable and all Scheduled Payments to become due thereunder and
         (B) all right, title and interest of the Originator in and to the related Equipment.

                  (vii) Receivables in Force. The Obligor of each Receivable has made at least the first three Scheduled Payments with respect thereto. No Obligor has been released in whole or in part from any of its obligations in respect of any such Receivable. No Receivable has been satisfied, canceled, subordinated, in whole or in part, or rescinded. No Equipment has been released from the Lien granted by the related Receivable in whole or in part, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission. Neither the Originator nor any other obligated party has or will be suspended or has reduced or will reduce any Scheduled Payments or obligations due or to become due thereunder by reason of a default by the other party to such Receivable.

                  (viii) No Modification. No Receivable has been extended, rewritten or is subject to any waiver, amendment, payment plans, forbearance agreements or other alternative payment arrangements of any kind whatsoever, except in accordance with the Collection Policy. As of the time of each sale, assignment, and transfer or the pledge and grant of a security interest herein contemplated, no Receivable has been amended, altered or modified in any way which would individually or in the aggregate materially adversely affect the Borrower's or the Collateral Agent's right thereunder or would prohibit payment by the Obligor, and no provision of any Receivable will have been waived, except in writing, and copies of all such writings will be included in the related Receivables Files.

                  (ix) No Defenses. As of the Closing Date or the relevant Funding Date, as applicable, no right of rescission, setoff, counterclaim or defense, including the defense of usury, exists or has been asserted or, to the Borrower's knowledge, threatened with respect to any Receivable. The operation of the terms of any Receivable or the exercise of any right thereunder will not render such Receivable unenforceable in whole or in part or subject to any such right of rescission, setoff, counterclaim, or defense, including a defense arising out of the Obligor's right of quiet enjoyment of the Equipment.

                  (x) No Liens. As of the relevant Cutoff Date, there are no Liens, other than Permitted Liens, or claims existing or which have been filed for work, labor, storage or materials relating to the Equipment that shall be Liens prior to, or equal or coordinate with, the security interest in the Equipment granted by the Receivable.

                  (xi) No Default; Repossession. (A) As of the relevant Cutoff Date, no Receivable is more than 30 days past due with respect to all, or 50% or more, of any

         Scheduled Payment thereof; provided, however, that as of the Initial Cutoff Date an amount not to exceed 5% of the aggregate Principal Balance of all Receivables may relate to Receivables with respect to which all, or 50% or more, of any Scheduled Payment thereof is 31 to 60 days past due, (B) no Receivable has been more than sixty days delinquent with respect to all, or 50% or more, of any Scheduled Payment thereof more than two times since the origination of such Receivable; (C) as of the time of each sale, assignment, and transfer of the Receivables and the Equipment pursuant to the terms of the First Tier Purchase Agreements, the Originator will not be in the process of terminating any Receivable or repossessing the Equipment subject thereto or making any plans for any such termination or repossession;
         (D) no default, breach, charge-off, violation or event permitting acceleration under the terms of any Receivable has occurred and is continuing, and (E) no continuing condition that with notice or the lapse of time would constitute such a default, breach, violation or event permitting acceleration under the terms of any Receivable has arisen; and the Borrower has not waived any of the foregoing; and no Equipment shall have been repossessed as of the applicable Cutoff Date. No Receivable is reflected on the Originator's or the Servicer's computer records as having been referred to counsel. No Receivable is a Defaulted Receivable nor has any Receivable been a Defaulted Receivable.

                  (xii) Insurance. The Servicer, in accordance with its customary procedures, has confirmed that at the time of origination the Equipment was covered by a policy of insurance, insuring against loss and damage due to fire, theft, collision and, in the case of Equipment that is a titled vehicle, against other risks generally covered by liability coverage, and that each Receivable requires the Obligor to maintain the applicable insurance naming the Originator and its successors and assigns as a loss payee. Such insurance requires the related insurer to notify the Originator prior to cancellation.

                  (xiii) Title. Each pledge of and grant of a security interest in Receivables and related Collateral pursuant to this Agreement constitutes a valid pledge to the Collateral Agent, for the benefit of the Secured Parties, of all the Borrower's right, title and interest in and to such Receivables and related Collateral, free and clear of all Liens (other than Permitted Liens), and constitutes the grant of a first priority perfected security interest (subject to Permitted Liens) in such property to secure payment of all amounts payable or distributable to the Secured Parties hereunder and under the Related Documents. No Receivable has been sold, transferred, assigned, or pledged by the Borrower to any Person other than the Collateral Agent, for the benefit of the Secured Parties. Each Receivable has been contributed or sold by the Originator to the Borrower pursuant to the First Tier Purchase Agreement. Immediately prior to the sale, assignment and transfer or the pledge and grant of a security interest herein contemplated, the Borrower had good and marketable title to each Receivable, and was the sole owner thereof, free and clear of all Liens, claims, encumbrances, security interests, and rights of others and, immediately upon such pledge and grant of a security interest the Collateral Agent, for the benefit of the Secured Parties, shall have good and marketable title to each such Receivable, and the Collateral Agent, for the benefit of the Secured Parties, shall have a valid first priority perfected security interest in such Receivable, in each case free and clear of all Liens, encumbrances, security interests and rights of others, and such sale, assignment and transfer or such pledge and grant of a security interest has been perfected under the UCC.

                  (xiv) Lawful Assignment. No Receivable has been originated in any jurisdiction under which the pledge and grant of a security interest in such Receivable under this Agreement or in accordance with
         Article XIII hereof, or any Warehouse Take-Out, shall be unlawful, void, or voidable. The Borrower has not entered into any agreement with any account debtor that prohibits, restricts or conditions the assignment of any portion of the Receivables.

                  (xv) All Filings Made. Subject to the following sentence, all filings (including, without limitation, UCC filings) necessary in any jurisdiction to perfect the Collateral Agent's interest in the Collateral have been filed in the appropriate filing office and are in full force and effect. With respect to each Receivable for which the related Equipment is a titled vehicle, the Collateral Agent shall have received the original certificate of title reflecting the Collateral Agent's Lien thereon (or, in the case of a true lease, the Borrower's ownership of such vehicle and the Collateral Agent's Lien thereon) within 120 days of the related Funding Date. All applicable filings specified on Schedule 2.9 hereto have been made.

                  (xvi) Receivable File and Servicer File; One Original. Financial Pacific has delivered to the Collateral Agent a complete Receivable File with respect to each Receivable. There is only one manually executed original of each Receivable. The Servicer is in possession of a complete Servicer File with respect to each Receivable.

                  (xvii) Chattel Paper. Each Receivable constitutes "chattel paper" under the UCC.

                  (xviii) Tax Liens. As of the applicable Cutoff Date, there is no Lien against the related Equipment for delinquent taxes.

                  (xix) Characteristics of Obligors. As of the applicable Cutoff Date, no Obligor on any Receivable was noted in the related records of the Servicer as being currently the subject of a bankruptcy proceeding, or has any other loan outstanding to the Originator with respect to which all, or 50% or more, of any scheduled payment is more than 60 days past due. Each Obligor is domiciled in the United States of America and is not an Affiliate of Financial Pacific. None of the Originator, the Servicer or the Borrower has knowledge that any Obligor is the subject of any bankruptcy proceeding. To the knowledge of the Borrower and of the Servicer, no Obligor is a business that is using the Equipment for personal purposes. None of the Originator, the Servicer or the Borrower has knowledge that any Obligor under any Receivable is a Person in the business of selling equipment of the same type as the Equipment subject to such Receivable. The aggregate Principal Balance of Receivables with respect to Obligors that have been in business for less than two years does not exceed 35% of the aggregate Principal Balance of all Receivables.

                  (xx) Maturity. Each Receivable has a final scheduled payment date which is not later than 60 months after the Closing Date (in the case of Initial Receivables) or the relevant Funding Date, and the addition of such Receivable will not cause the Weighted Average Remaining Term to Maturity of the Receivables to exceed 40 months.

                  (xxi) Equipment Cost. Each Receivable relates to Equipment having an initial cost of not more than $125,000 (unless otherwise approved by the Surety Provider).

                  (xxii) Origination of Receivables. The Obligor of each Receivable has been approved by the Originator in the ordinary course of its business based on the Credit Policy, and such Receivable satisfies all applicable requirements of the Credit Policy, with such occasional exceptions as may be customary in the industry and in the ordinary course in the Originator's business that do not result in a Material Adverse Effect. The origination and collection practices used by the Originator with respect to each Receivable have been in all respects legal and in all material respects in accordance with the Credit Policy and the Collection Policy.

                  (xxiii) No Violation. The transfer, assignment and contributions to the Borrower of the Receivables and the Originator's right, title and interest in and to any item of Equipment will not violate the terms or provisions of any such Receivable or any other agreement to which the Originator then is a party or by which it is bound.

                  (xxiv) Condition of Equipment. At the time that any item of the Equipment is assigned, transferred and contributed pursuant to the terms of the First Tier Purchase Agreement, the Originator has no knowledge that such Equipment has suffered any loss or damage except for such Equipment that has been restored to its original value, ordinary wear and tear excepted, and each Receivable requires the Obligor thereunder to maintain insurance on the Equipment subject thereto in an amount at least equal to the replacement value thereof and, upon the occurrence of a casualty, to pay any difference between the proceeds of such insurance and the implicit principal balance of such Receivable.

                  (xxv) Ordinary Course of Business. Each Receivable has or will have been entered into or purchased by the Originator in the ordinary course of its business in accordance with the Originator's regular credit approval process and not contravene any laws, rules or regulations applicable thereto or contract between the Originator and the Borrower. No Receivable has or will have been knowingly selected on any basis which would have any adverse effect on any Secured Party or the Surety Provider.

                  (xxvi) Additional Characteristics of Receivables. As of the time of each sale, assignment, and transfer or the pledge and grant of a security interest herein contemplated

         (and based upon the aggregate Principal Balances of the Receivables as of the related Cutoff Date), (i) the sum of the aggregate Principal Balance of all Receivables in any one state will not exceed 10% (or 25% in the case of each of California and Washington, or 12.5% in the case of Texas) of the aggregate Principal Balances of all Receivables; (ii) the sum of the aggregate Principal Balances of all Receivables with respect to which the related Equipment is a single equipment type shall not exceed 10% of the aggregate Principal Balances of all Receivables; provided, however that the sum of the aggregate Principal Balances of the Receivables with respect to which the related Equipment is industrial, vehicles and trailers (which is considered one equipment type), food service or data processing shall not exceed 25%, 27.5%, 20% or 15% respectively of the aggregate Principal Balances of all Receivables; (iii) the sum of the aggregate Principal Balances of all Receivables that were originated by a single broker will not exceed 7.5% of the sum of the aggregate Principal Balances of all Receivables;
         (iv) each Receivable that was originated by a broker was originated by a broker that has been doing business with the Originator no less than three months prior to the related Funding Date and (v) each Receivable that was originated by a broker was purchased as a result of arm's length negotiations and there exists no broker recourse and no vendor recourse against the Originator in connection with such purchase.

                  (xxvii) Payment Obligations. The obligation of each Obligor to make Scheduled Payments under each Receivable throughout the term thereof is and will be absolute and unconditional, without any right of setoff by such Obligor and without regard to any event affecting the Equipment subject thereto, the obsolescence of such Equipment, any claim of such Obligor against the Borrower, the Originator or the Servicer or any change in circumstances of such Obligor or any other circumstances whatsoever except to the extent that, in the event of a casualty of any item of Equipment or early termination of any Receivable, the Obligor is obligated to pay, in lieu of all future Scheduled Payments with respect to such item, an amount which equals the amount required to be prepaid with respect to the related Receivable in accordance with the contract between the Obligor and the Originator. Each Receivable requires that the Obligor shall, at the Obligor's sole cost and expense and in addition to the Scheduled Payments due under the Receivable or schedule thereto, promptly pay all taxes, assessments, license fees, permit fees, registration fees, fines, interest, penalties and all other governmental charges (including, without limitation, gross receipts, sales, use, excise, personal property, ad valorem, stamp, documentary and other taxes), whether levied, assessed or imposed on the Obligor, the Originator, the Equipment or otherwise, relating to the Equipment or the delivery, leasing, operations, ownership, possession, purchase, registration, rental, sales or use thereof during the term of the Receivable or schedule thereto, or the interest of the Obligor in the Equipment or under the Receivable or schedule thereto, or the rental or other payments thereunder or earnings arising therefrom (excepting only taxes on the Originator's net income). Each Receivable is noncancelable by the Obligor during the term of such Receivable. The Originator has no knowledge that the obligations of any Obligor under any Receivable will not be paid in full.

                  (xxviii) Master Lease. No Receivable consists of a master lease.

                  (xxix) Installation of Equipment. Each Receivable provides that the Originator has no obligation to assemble, install, test, adjust or service the Equipment related to a Receivable. Each Receivable provides that the Obligor, at its sole expense, at all times during the term of the Receivable and until return of the Equipment, will maintain the Equipment in good operating order, repair, condition and appearance and protect the Equipment from deterioration and provide all accessories, upgrades, repairs, replacement parts and service required therefor.

                  (xxx) Relocation of Equipment. To the knowledge of the Borrower, no item of Equipment has been relocated from the jurisdiction set forth in the Receivable or, if the Borrower has knowledge of any such relocation, all UCC filings necessary to continue the first priority perfected security interest in such Equipment have been made.

                  (xxxi) Performance of Obligations. The Originator has duly performed all material obligations on its part required to be performed by it under or in connection with each Receivable, including, without limitation, giving any notices or consents necessary to effect the contribution, assignment, transfer and conveyance of the Receivable from the Originator to the Borrower and has done nothing to materially impair the rights of the Borrower, the Collateral Agent, the Secured Parties or the Surety Provider in the Receivables or the payments due thereunder.

                  (xxxii) No Custodial Agreements. Immediately prior to the Closing Date, the Originator will have possession of and the right to convey each original Receivable, and, immediately prior to the Originator's execution and delivery of the First Tier Purchase Agreement, there will be no custodial agreements in effect and adversely affecting the rights of the Originator to make, or cause to be made, any delivery required hereunder.

                  (xxxiii) Single Obligor. As of the Cutoff Date, the sum of the aggregate Principal Balances of Receivables originated by any one Obligor (including any Affiliate or related party of the Obligor) does not exceed 0.50% of the sum of the aggregate Principal Balances of all of the Receivables.

                  (xxxiv) Parties to the Receivable. As of the Cutoff Date, the parties to each Receivable are the Originator and the Obligor of the related Equipment.

                  (xxxv) No Conveyances. The Originator has not taken any action to convey to any Person any right to payments received under the Receivables, the insurance policies insuring the related Equipment, the Originator's interest in the Equipment, or any other property being conveyed by the Originator pursuant to the First Tier Purchase Agreement and the Borrower will have all of the right, title and interest in and to the Receivables and the Equipment previously held by the Originator free and clear of all liens and encumbrances and any interest of the Originator or its successors, except for the lien of the Collateral Agent. The Borrower has the right under each Receivable to exercise appropriate remedies with respect to the related Equipment without obtaining the consent of any third parties.

                  (xxxvi) Marked Records. The Originator and the Servicer will cause their respective records to be marked to reflect the transfer of the Receivables to the Borrower.

                  (xxxvii) Risk of Loss. Each Receivable is net to the lessor of any maintenance, taxes, insurance or other expenses and contains provisions requiring the Obligor to assume all risk of loss or malfunction of the related Equipment.

                  (xxxviii) Identical in Form. Each Receivable being acquired by the Borrower is identical in form to one of the forms of Receivables attached to the First Tier Purchase Agreement as Exhibit B and to this Agreement as Exhibit F, except for immaterial modifications or deviations from the form of Receivables which will not have a material adverse effect on any of the Secured Parties and will not reduce the Scheduled Payments or other payments due under the Receivables.

                  (xxxix) Security Deposit. Each Receivable obligates the related Obligor to make all Scheduled Payments thereunder in full notwithstanding the collection by the lessor of a security deposit with respect thereto. The calculation of the implicit principal balance of each Receivable does not include any security deposits or advance payments collected by or on behalf of the lessor which are applied to Scheduled Payments.

                  (xl) Obligations Fulfilled. The Originator has duly fulfilled all obligations on the lessor's part to be fulfilled under or in connection with the origination, acquisition and assignment of the Receivables and the Originator's interest in the Equipment, including, without limitation, giving any required notices or consents.

                  (xli) Purchase of Equipment. Either (A) the Originator purchased each item of Equipment from either (1) the manufacturer or other supplier following receipt of an invoice from such manufacturer or supplier, or (2) an Obligor following confirmation that such item of Equipment was on such Obligor's premises, or (B) solely in the case of Receivables purchased at a discount from lessors, the Originator purchased the related lessor's interest in the Equipment. Prior to the time of each sale, assignment, and transfer or the pledge and grant of a security interest herein contemplated, the manufacturer or supplier or Obligor, as the case may be, shall have received in full the purchase price and any related charges in connection with the acquisition of such Equipment.

                  (xlii) Transfer Taxes. The sale, transfer, assignment and conveyance contemplated by the First Tier Purchase Agreement are not subject to and will not result in any tax, fee or governmental charge payable by the Originator to any federal, state or local government ("Transfer Taxes") other than Transfer Taxes which have been or will be paid by the Originator as due. In the event that the Borrower receives actual notices of any Transfer Taxes arising out of such transfer, assignment and conveyance, on written demand by the Borrower, or upon the Originator's otherwise being given notice thereof, the Originator shall pay, and otherwise indemnify and hold the Borrower, the Collateral Agent and the Surety Provider harmless, on an after-tax basis, from and against any and all such Transfer Taxes (it being understood that the Secured Parties, the Collateral Agent and the Surety Provider shall have no obligation to pay such Transfer Taxes).

                  (xliii) Consumer Credit Contracts. As of the Cutoff Date, none of the Receivables are either "consumer credit contracts" or "purchase money loans" as such terms as defined in 6 C.F.R. Section 433.1.

                  (xliv) Assignment of Leases. Each Receivable that is a lease is assignable without the consent of the related Obligor.

         SECTION 2.10. Repurchase Upon Breach. The Borrower, the Servicer, the Administrative Agent, the Surety Provider or the Collateral Agent, as the case may be, shall inform the other parties of this Agreement and the Surety Provider promptly, in writing upon the discovery of any material breach of the Borrower's representations and warranties made pursuant to Section 2.9 (without regard to any limitation therein as to knowledge). Unless the breach shall have been cured by the last day of the first Collection Period commencing after the Borrower's receipt of written notice of the discovery thereof by the Collateral Agent or any Notice Party or receipt by the Collateral Agent and the Notice Parties of notice from the Borrower or the Servicer of such breach, the Borrower shall cause the Originator to purchase any related Receivable if the interests of any Secured Party in such Receivable are materially and adversely affected by the breach as of the last day of such first Collection Period pursuant to the First Tier Purchase Agreement. In consideration of the purchase of the Receivable, the Borrower, pursuant to the First Tier Purchase Agreement, shall cause the Originator to remit the Repurchase Amount, in the manner specified in Section
4.5. Notwithstanding anything to the contrary in this Agreement or any other Related Document, the sole remedy of the Collateral Agent, the Lender, the Parallel Lenders, the Surety Provider, the Bank Agent and the Administrative Agent with respect to a breach of representations and warranties pursuant to
Section 2.9 shall be to enforce the Originator's obligation to purchase such Receivables pursuant to the First Tier Purchase Agreement; provided, however, that, pursuant to the First Tier Purchase Agreement, the Borrower shall cause the Originator to indemnify the Collateral Agent, the Notice Parties, the Parallel Lenders and the Lender against all reasonable costs, reasonable expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach by the Originator. Upon deposit of the Repurchase Amount in the Collection Account and receipt of written instructions from the Servicer, the Lender and the Parallel Lenders (or the Administrative Agent and the Bank Agent on their behalf) shall direct the Collateral Agent to, and the Collateral Agent, on behalf of itself and the Secured Parties, upon receipt of such direction shall, release to the Originator or its designee the related Receivables File, and the Collateral Agent and each Secured Party shall execute and deliver all reasonable instruments of transfer or assignment, without recourse (except for a representation and warranty by each Secured Party that upon such transfer or assignment such Receivable is free of any Lien created by such Secured Party), as are prepared by the Borrower and delivered to the Collateral Agent or such Secured Party and necessary to vest in the Originator or such designee title to the Receivable and related collateral.

         SECTION 2.11. Delivery of Receivable Files; Appointment of Collateral Agent. (a) Three Business Days prior to the relevant Funding Date, the Borrower shall transfer and deliver to the Collateral Agent, with respect to each Receivable financed by the Borrower hereunder, a list of the Receivables in an electronic format acceptable to the Collateral Agent (which list shall include notations indicating those Receivables that relate to titled vehicles) and the following:

                  (i) The only manually executed original of the Receivable, and copies of all lease documents, schedules and addenda, if any;

                  (ii) The original or a facsimile copy of the credit application;

                  (iii) A certificate of the Originator reflecting that the related Obligor confirmed, in a telephone call, delivery and acceptance of the related Equipment which certificate shall be in substantially the form of Exhibit A hereto;

                  (iv)     Obligor's corporate resolutions, if any;

                  (v)      All related personal guaranties, if any;

                  (vi) Copies of, or, in the case of electronic filings, acknowledgments of, all UCC financing statements filed with respect to the Equipment or the Receivable;

                  (vii) With respect to a Receivable relating to a titled vehicle, a copy of the application for a certificate of title; and

                  (viii) (A) With respect to a Receivable that is a finance lease or an installment sales contract and relates to a titled vehicle, the original certificate of title, reflecting the Collateral Agent's Lien thereon or (B) with respect to a Receivable that is a true lease and relates to a titled vehicle, the original certificate of title, reflecting the Borrower's ownership thereof and the Collateral Agent's Lien thereon, within 120 days after the related Funding Date.

The Servicer shall retain the Servicer's File in its possession which file may include copies of the items described in clauses (i) through (viii) above.

         (b) The Lender, and the Administrative Agent, as agent for the Lender, the Parallel Lenders and the Bank Agent, as agent for the Parallel Lenders, each hereby appoints the Collateral Agent as agent, bailee and Collateral Agent for the Secured Parties for the purpose of (i) accepting, holding and delivering Receivables Files and other Collateral for and on behalf of the Secured Parties pursuant to this Agreement and (ii) releasing Liens as provided in this Agreement and performing the other duties specified to be performed by it in this Agreement. The Collateral Agent hereby accepts such appointment.

         (c) The Collateral Agent may, with the prior written consent of the Notice Parties, appoint a co-agent to act as the custodian and bailee with respect to the documents described in paragraph (b) above.

         SECTION 2.12. Acceptance, Review and Custody of Receivable Files. (a) The Collateral Agent acknowledges receipt for the benefit of the Secured Parties of files which the Borrower or the Originator has represented are the Receivable Files. The Collateral Agent declares that it holds and will continue to hold such files and any amendments, replacements or supplements thereto and all other Collateral in trust for the use and benefit of the Secured Parties and the Borrower (subject to the Collateral Agent's security interest as set forth in this Agreement). The Collateral Agent agrees to review each file delivered to it no later than 60 days after the Closing Date with respect to the Initial Receivables and 15 days after the relevant Funding Date with respect to Receivables financed after the Closing Date, as applicable, to ascertain whether it has received a file for each Receivable identified in Schedule A to the relevant Assignment AND, THE COLLATERAL AGENT SHALL CONFIRM TO THE SECURED PARTIES AND THE NOTICE PARTIES THAT IT HAS RECEIVED EACH OF THE DOCUMENTS LISTED IN SECTION 2.11(a)(i), (ii), (iii) AND, IF APPLICABLE, (vii) WITH RESPECT TO EACH RECEIVABLE IDENTIFIED IN SUCH SCHEDULE A. If the Collateral Agent has found or finds that a Receivable File for a Receivable has not been received, or that a Receivable File is unrelated to the Receivables identified in Schedule A to the relevant Assignment or that any of the documents referred to in Section 2.11(a)(i), (ii), (iii) and (vii) are not contained in a Receivable File or are mutilated, the Collateral Agent shall inform Financial Pacific and the Notice Parties promptly, in writing, of the failure to receive a file with respect to such Receivable (or of the failure of any of the aforementioned documents to be included in the Receivable File) or shall return to Financial Pacific as the Borrower's designee any file unrelated to a Receivable identified in Schedule A to the relevant Assignment (it being understood that the Collateral Agent's obligation to review the contents of any Receivable File shall be limited as set forth in the preceding sentence).

         (b) With respect to Receivables relating to titled vehicles, the Collateral Agent shall track the receipt of titles for all such vehicles and shall review all such titles upon receipt. On or before the 125th day following the Closing Date or related subsequent Funding Date, as applicable, the Collateral Agent shall create a report listing any titles that are due but have not been delivered and provide such report to the Borrower and the Notice Parties.

         (c)      Unless such failure to deliver the documents specified in
Section 2.12(a) or the mutilation of any such documents with respect to a Receivable shall have been cured by the last day of the first Collection Period commencing after the Borrower has been notified of such failure or received the report described in Section 2.12(b), as applicable, the Borrower shall cause the Originator to purchase such Receivable as of such last day pursuant to the First Tier

Purchase Agreement. In consideration of the purchase of the Receivable, the Borrower, pursuant to the First Tier Purchase Agreement, shall cause the Originator to remit the Repurchase Amount, in the manner specified in Section
4.5. Notwithstanding anything to the contrary in this Agreement or any other Related Document, the sole remedy of the Collateral Agent, any Notice Party or any Secured Party with respect to a breach pursuant to this Section 2.12 shall be to require the Originator to purchase the Receivables pursuant to this
Section 2.12. Upon deposit of the Repurchase Amount into the Collection Account and receipt of written instructions from the Servicer, the Collateral Agent shall release to the Originator or its designee the related Receivables File and the Collateral Agent and such Secured Party shall execute and deliver all reasonable instruments of transfer or assignment, without recourse (except for a representation and warranty by each Secured Party that upon such transfer or assignment such Receivable is free of any Lien created by such Secured Party), as are prepared by the Originator and delivered to the Collateral Agent or such Secured Party and are necessary to vest in the Originator or such designee title to the Receivable and the related collateral.

         SECTION 2.13. Access to Receivable Files. The Collateral Agent shall permit the Servicer and the Notice Parties access to the Receivable Files at all reasonable times during the Collateral Agent's normal business hours. The Collateral Agent shall, at the request of the Servicer or any Notice Party, execute such documents and instruments as are prepared by the Servicer or any Notice Party and delivered to the Collateral Agent, as the Servicer or any Notice Party deems necessary to permit the Servicer, in accordance with its customary servicing procedures, to enforce the Receivable and any related insurance policies covering the Obligor, the Receivable or Equipment on behalf of the Borrower and the Secured Parties. The Collateral Agent shall not release any document from any Receivable File unless it receives a trust receipt signed by a Servicing Officer in the form of Exhibit D-1 hereto (the "Trust Receipt"). Such Trust Receipt shall obligate the Servicer to return such document(s) to the Collateral Agent when the need therefor no longer exists unless the Receivable shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer substantially in the form of Exhibit D-2 hereto to the effect that all amounts required to be deposited in the Collection Account with respect to such Receivable have been so deposited, the Trust Receipt shall be released by the Collateral Agent to the Servicer.

         SECTION 2.14. Funding Termination Date. The Lender's option and the Parallel Lenders' obligation to make Fundings hereunder shall terminate upon the earliest to occur of the following (the "Funding Termination Date"):

                  (a)      December 30, 1999;

                  (b)      the Surety Expiration Date;

                  (c) a date upon which an Event of Default has occurred and (i) the Administrative Agent, the Bank Agent or the Surety Provider declares a Funding Termination Date in a written notice to the Borrower, the Administrative Agent, the Bank Agent and the Surety Provider in accordance with the terms of Section 10.2, or

         (ii) becomes a Funding Termination Date automatically in accordance with the terms of Section 10.2;

                  (d) the date of termination (whether by scheduled expiration, termination on default or otherwise) of either the Liquidity Banks' commitments under the Liquidity Agreement;

                  (e) the Lender fails to obtain a Liquidity Agreement in substitution for the then existing Liquidity Agreement on or before 30 days prior to the expiration of the commitments of the Liquidity Banks thereunder or early termination of the Liquidity Agreement;

                  (f) (i) a Downgrading Event with respect to a Liquidity Bank shall have occurred and been continuing for not less than 45 days,
         (ii) the Downgraded Liquidity Bank shall not have been replaced by a Qualifying Liquidity Bank pursuant to a Liquidity Agreement in form and substance reasonably acceptable to Lender and the Administrative Agent, and (iii) the commitment of such Downgraded Liquidity Bank under the Liquidity Agreement shall not have been funded or collateralized in such a manner that such Downgrading Event will not result in a reduction or withdrawal of the credit rating applied to the Commercial Paper Notes by any of the rating agencies then rating the Commercial Paper Notes;

                  (g) the Lender or the Borrower shall become an "investment company" within the meaning of the Investment Company Act of 1940, as amended; and

                  (h) the claims paying ability of the Surety Provider is rated less than AA- by S&P or Aa3 by Moody's or the Surety Bond is not renewed, or the Surety Provider has failed to pay any amount when due under the Surety Bond or is the subject of an Event of Bankruptcy.

         The Lender, the Parallel Lenders and the Surety Provider may, in their sole discretion, at the request of the Borrower, extend the Funding Period; provided that, the Funding Period shall not be extended without the prior written consent of the Surety Provider, the Lender and the Parallel Lenders. From and after the Funding Termination Date, no further Fundings shall be made and the Outstanding Principal shall be repaid in accordance with Section 2.4, provided that, absent an Event of Default, the Outstanding Principal shall not be accelerated; provided further that the Funding Period may not be extended beyond the fourth anniversary of the Closing Date without the prior written consent of each Rating Agency.

         SECTION 2.15. Collateral Agent's Certificate. On or as soon as practicable after each Distribution Date on which Receivables shall be assigned to the Originator or the Servicer, as applicable, pursuant to this Agreement, based on a list prepared by the Servicer identifying the Collateral to be released, the Collateral Agent shall execute a Collateral Agent's Certificate (in the form of Exhibit B-1 or Exhibit B-2, as applicable), and shall deliver such Collateral Agent's

Certificate, accompanied by a copy of the Servicer's Certificate for such Collection Period, to the Originator or the Servicer, as the case may be, with a copy to the Notice Parties. The Collateral Agent's Certificate submitted with respect to such Distribution Date shall operate, as of such Distribution Date, as a release of all the Collateral Agent's right, title, and interest in and to such Repurchased Receivable, and all security and documents relating thereto, such assignment being an assignment outright and not for security.

                                   ARTICLE III

                   Administration and Servicing of Receivables

         SECTION 3.1. Duties of Servicer. The Servicer (on behalf of the Borrower, the Lender, the Parallel Lenders, the Surety Provider, the Bank Agent and the Administrative Agent (to the extent provided herein)) shall manage, service, administer and make collections on the Receivables with reasonable care and diligence in accordance with applicable laws, rules and regulations and with the Collection Policy, using that degree of skill and attention that the Servicer exercises with respect to all comparable equipment leases that it services for itself or others. The Servicer's duties shall include, without limitation, collection and posting of all payments, responding to inquiries of Obligors on such Receivables, investigating delinquencies, sending payment invoices to Obligors, reporting tax information to Obligors, accounting for collections, furnishing monthly and annual statements to the Lender and the Parallel Lenders with respect to distributions, and making Servicer Advances, if required, pursuant to Section 4.4. Subject to the foregoing provisions of this
Section 3.1, the Servicer shall follow its currently employed standards, policies and procedures or such other standards, policies and procedures as the Servicer employs in the future consistent with the business practice of other servicers in the industry servicing similar receivables, in performing its duties as Servicer. Without limiting the generality of the foregoing, and subject to the servicing standards set forth in this Agreement, the Servicer is authorized and empowered by the Lender, the Parallel Lenders, the Surety Provider, the Bank Agent and the Administrative Agent to execute and deliver, on behalf of itself, the Lender, the Parallel Lenders, the Surety Provider, the Bank Agent and the Administrative Agent or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or to the Equipment securing, or otherwise subject to, such Receivables. If the Servicer shall commence a legal proceeding to enforce a Receivable, the Borrower shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable, unless the Lender and the Parallel Lenders (or the Administrative Agent and the Bank Agent on their behalf), with the consent of the Surety Provider (which consent shall not be unreasonably withheld), shall waive the enforcement of such Receivable by the Servicer, then the Borrower shall, at the Servicer's expense and direction, and subject to obtaining such indemnity as the Surety Provider, the Collateral Agent, the Lender, the Parallel Lenders, the Bank Agent or the Administrative Agent (or the Borrower, as applicable) may reasonably require, take steps to enforce such Receivable, including bringing suit in its own name. The

Servicer shall prepare and furnish and the Borrower shall execute, any powers of attorney and other documents reasonably necessary or appropriate from time to time to enable the Servicer to carry out its servicing and administrative duties hereunder.

         SECTION 3.2. Collection and Allocation of Receivable Payments. The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and, subject to Section 3.1, shall follow such collection procedures as it follows with respect to all comparable equipment leases that it services for itself or others. The Servicer will be responsible for identifying payments received from the Obligors and transferring such payments to the Collection Account within two Business Days of receipt or into any Lock-Box Account of collected funds as described in Section 4.2. The Servicer, for so long as Financial Pacific is the Servicer, may grant extensions on a Receivable; provided that such extensions are consistent with the Collection Policy; and provided, further, that, if the Servicer extends the date for final payment by the Obligor of any Receivable beyond the last day of the Collection Period preceding the Final Scheduled Distribution Date, it shall promptly purchase the Receivable from the Collateral Agent in accordance with the terms of Section 3.7 hereof (and for purposes thereof, the interest of each Secured Party in such Receivable shall be deemed to be materially and adversely affected). If the Servicer is not Financial Pacific, the Servicer may not make any extension on a Receivable without the prior written consent of the Notice Parties. The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable, consistent with the Collection Policy. The Servicer shall not agree to any reduction of the interest rate on any Receivable (except as required by law if the related Obligor is the subject of an Event of Bankruptcy) or of the amount of any Scheduled Payment on Receivables, or reduce the Principal Balance of any Receivable (except for actual payments of principal received.

         SECTION 3.3. Realization Upon Receivables. The Servicer (on behalf of the Borrower, the Lender, the Parallel Lenders, the Surety Provider, the Bank Agent and the Administrative Agent (to the extent provided herein)) shall use all reasonable efforts, consistent with its customary servicing procedures and to the extent permissible in accordance with the Receivables and under Applicable Law, to repossess or otherwise convert the ownership of the Equipment securing, or that is the subject of, any Receivable that is in default as to which the Servicer shall have determined eventual payment in full is unlikely. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of equipment lease receivables that are in default, which may include selling the Equipment at public or private sale. The foregoing shall be subject to the provision that, in any case in which the Equipment shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Equipment unless it shall determine in its reasonable discretion that such repair and/or repossession will increase the proceeds ultimately recoverable with respect to such Receivable by an amount greater than the amount of such expenses. To the extent provided in this Agreement, the Servicer shall be entitled to net its reasonable and customary costs and expenses incurred in connection with the repossession and disposition of Equipment from the liquidation proceeds related thereto.

         SECTION 3.4. Physical Damage Insurance; Other Insurance. (a) The initial Servicer, in accordance with its customary servicing procedures, shall verify that each item of Equipment continues to be covered by a policy of insurance insuring against loss and damage due to fire, theft, collision and, in the case of Equipment that is a titled vehicle, against other risks generally covered by liability coverage.

         (b) To the extent applicable, the Servicer shall not take any action which would result in noncoverage under any of the insurance policies referred to in Section 3.4(a) which, but for the actions of the Servicer, would have been covered thereunder. The Servicer, on behalf of the Lender and the Parallel Lenders, shall take all such reasonable action as shall be necessary to permit recovery under any of the foregoing insurance policies. Any amounts collected by the Servicer under any of the foregoing insurance policies, shall be deposited in the Collection Account pursuant to Section 4.2. The parties hereto acknowledge that the Servicer shall not be required to force place any insurance coverage. In addition to such insurance maintained by the Obligors with respect to the Equipment, the initial Servicer shall maintain, among other policies, a general liability insurance policy in the aggregate amount of $2,000,000 and an excess liability insurance policy in umbrella form in the aggregate amount of $4,000,000 for a total of $6,000,000 of liability insurance. Each of such policies shall be maintained by the initial Servicer in full force and effect and shall cover all Equipment. All premiums in respect of such policies shall be paid by the initial Servicer from its own funds. The Collateral Agent, the Secured Parties, and the Borrower shall be named as additional insureds on such liability policies.

         SECTION 3.5. Maintenance of Security Interests in Equipment. The Servicer and the Borrower shall take such steps as are required by applicable law to maintain perfection of (i) the security interest created by each Receivable in the related Equipment and (ii) the interest of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral created by this Agreement, including but not limited to obtaining the execution by the Obligors and the recording, registering, filing, re-recording, re-registering and refiling of all security agreements, financing statements and continuation statements or instruments as are necessary to maintain the security interest granted by Obligors under the respective Receivables, the Originator under the First Tier Purchase Agreement and the Borrower hereunder. The Collateral Agent, the Lender, the Parallel Lenders, the Borrower, the Bank Agent and the Administrative Agent hereby authorize the Servicer to take such steps as are necessary to re-perfect or continue the perfection of such security interest of the Originator on behalf of the Collateral Agent and the Secured Parties in the event of the relocation of a Equipment or the Originator or for any other reason.

         SECTION 3.6. Additional Covenants of Servicer. The Servicer shall not release the Equipment securing each Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by the Obligor thereunder or repossession, nor shall the Servicer impair the rights of the Collateral Agent, for the benefit of the Secured Parties, in such Receivables, nor shall the Servicer amend a Receivable, except that extensions may be granted in accordance with Section 3.2.

         SECTION 3.7. Purchase of Receivables Upon Breach. The Servicer or the Collateral Agent shall inform the other such party and the Notice Parties promptly, in writing, upon the discovery (or, in the case of the Collateral Agent, upon the actual knowledge of any Collateral Agent Officer) of any material breach pursuant to Section 3.4, 3.5 or 3.6 or of any requirement to purchase a Receivable pursuant to the third sentence of Section 3.2. With respect to breaches pursuant to Section 3.4, 3.5 or 3.6, unless such breach shall have been cured by the last day of the first Collection Period commencing after the Servicer's receipt of written notice of such discovery or the Servicer's actual knowledge of such breach, whichever is earlier (or, at the Servicer's election, the last day of the current Collection Period), the initial Servicer shall purchase any Receivable with respect to which the interest of any Secured Party is materially and adversely affected by such breach on such last day of such first Collection Period. Each Receivable that is required to be repurchased pursuant to the third sentence of Section 3.2 shall be purchased by the initial Servicer on the last day of the Collection Period in which the applicable extension was granted. In consideration of the purchase of a Receivable pursuant to this Section, the initial Servicer shall remit the Repurchase Amount in the manner specified in Section 4.5. For purposes of this
Section 3.7, the Repurchase Amount with respect to a Receivable shall consist in part of a release by the Servicer of all rights of reimbursement with respect to Outstanding Servicer Advances on the Receivable. Notwithstanding anything to the contrary in this Agreement or any other Related Document, the sole remedy of the Collateral Agent, the Administrative Agent, the Surety Provider, the Parallel Lenders, the Bank Agent or the Lender with respect to a breach pursuant to
Section 3.4, 3.5 or 3.6 shall be to require the initial Servicer to repurchase Receivables pursuant to this Section 3.7.

         SECTION 3.8. Servicing Fee. The Servicing Fee for the initial Distribution Date shall equal the product of (a) one-twelfth of the Servicing Rate and (b) the Pool Balance as of the close of business on the Initial Cutoff Date. Thereafter, the Servicing Fee for a Distribution Date shall equal the product of (i) one-twelfth of the Servicing Rate and (ii) the Pool Balance as of the opening of business on the first day of the related Collection Period. The Servicing Fee shall also include all late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to Receivables collected (from whatever source) by the Servicer on the Receivables.

         SECTION 3.9. Servicer's Certificate. On each Reporting Date, the Servicer shall deliver to the Collateral Agent, the Notice Parties, the Rating Agencies and the Borrower a Servicer's Certificate containing all information necessary to make the distributions pursuant to Section 4.6 (including information regarding the amount of all Servicer Advances for the Collection Period preceding the date of such Servicer's Certificate) and the other information specified in Exhibit C. Receivables to be purchased by the Servicer or to be purchased by the Originator shall be identified by the Servicer by account number and by Obligor's name with respect to such Receivable (as specified in Schedule A to the relevant Assignment). No later than 30 calendar days following the delivery of each of the first three Servicer's Certificates delivered hereunder, the Servicer shall provide to the Notice Parties a confirmation of such Servicer's Certificate from independent auditors reasonably acceptable to the Notice Parties.

         SECTION 3.10. Annual Statement as to Compliance; Notice of Default. (a) The initial Servicer shall deliver to the Collateral Agent and the Notice Parties, on or before April 30 of each year beginning April 30, 1999, an Officer's Certificate, dated as of December 31 of the preceding fiscal year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or, in the case of the first such certificate, the period from the Initial Cutoff Date to December 31, 1998) and of its performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such year (or, in the case of the first such certificate, such shorter period), or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

         (b) The Servicer shall deliver to the Collateral Agent and the Notice Parties, promptly after having obtained knowledge thereof, but in no event later than five (5) Business Days after obtaining such knowledge, written notice in an Officer's Certificate of any Default or an Event of Default under
Section 10.1.

         SECTION 3.11. Annual Independent Certified Public Accountant's Report. The initial Servicer shall cause a firm of nationally-recognized certified public accountants (which shall be one of the "Big 5" accounting firms), who may also render other services to the initial Servicer or to the Borrower, to deliver to the Collateral Agent and the Notice Parties on or before April 30 of each year as of December 31 of the preceding fiscal year, beginning April 30, 2000, (1) a report addressed to the Board of Directors of Financial Pacific Company, to the effect that such firm has examined the consolidated financial statements of Financial Pacific Company, which financial statements include consolidating schedules related to the initial Servicer, and issued its report therefor and that such examination was made in accordance with generally accepted auditing standards (except as otherwise noted therein), and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; and (2) a report verifying the information, including the accuracy of the calculations, on the Servicer's Certificates delivered by the initial Servicer during the prior year and tying such information to the initial Servicer's books and records.

         The reports described in clauses (1) and (2) above, except in the case of the report prepared by the initial Servicer for the period ending December 31, 1998, shall also indicate that the firm is independent of the initial Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

         SECTION 3.12. Servicer Expenses. The initial Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, the Collateral Agent and the Standby Servicer (to the extent that the fees of the Collateral Agent and Standby Servicer shall not be fully paid from distributions made pursuant to Section 4.6(b), taxes imposed on the Servicer, and expenses incurred in connection with distributions and reports made by the Servicer to the Notice Parties and the Secured Parties.

         SECTION 3.13. Retention and Termination of Servicer. Subject to Section 8.4, the Servicer hereby covenants and agrees to act as such under this Agreement until the Final Payout Date unless terminated as specified in a writing delivered by (i) the Surety Provider or (ii) the Administrative Agent or the Bank Agent, with the consent of the Surety Provider, prior to the expiration of such term to the Servicer and the Collateral Agent upon the occurrence or during the continuance of a Event of Default.

         SECTION 3.14. Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to representatives of the Collateral Agent, the Standby Servicer and the Notice Parties reasonable access to documentation and computer systems and information regarding the Receivables. In each case, such access shall be afforded without charge but only upon at least two Business Days' prior written notice (unless an Event of Default has occurred, in which case no notice shall be required) and during normal business hours. Without limiting the rights of the Collateral Agent, the Standby Servicer and the Notice Parties under this Section 3.14, it is expressly understood that the Collateral Agent, the Standby Servicer and the Notice Parties may, at their option, inspect documentation and computer systems and information regarding the Receivables three months after the Closing Date and semi-annually until the Final Termination Date upon at least two Business Days' prior written notice (unless an Event of Default has occurred, in which no notice shall be required) and during normal business hours. Nothing in this Section 3.14 shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section 3.14 as a result of such obligation shall not constitute a breach of this Section 3.14.

         SECTION 3.15. Data Report. On each Reporting Date, the Servicer will transmit or deliver to the Standby Servicer, the Notice Parties and the Collateral Agent a data report in the form of magnetic tape or diskette or computer modem transmission, in a format reasonably acceptable to the Notice Parties, the Standby Servicer and the Collateral Agent, containing such information as the Notice Parties, the Standby Servicer or the Collateral Agent may reasonably require with respect to the Receivables as of the close of business on the last day of the preceding Collection Period, including without limitation the information necessary for preparation of the Servicer's Certificate (a "Data Report"). The Servicer shall also transmit to the Notice Parties, the Standby Servicer and the Collateral Agent a Data Report concurrently with the delivery of any Funding Notice, containing information with respect to any new Receivables to be added to the Collateral on or before the Funding Date and the Receivables included in the Collateral after giving effect to such Funding. The Standby Servicer shall verify that each Data Report is in a readable and usable form and covers all information necessary to service the Receivables, including, but not limited to, Principal Balances as to the total portfolio, Collections, Delinquency Rates, Defaulted Receivables, Recoveries, prepayments and bankruptcies. The Standby Servicer shall use each such monthly Data Report to confirm that the Servicer's Certificate delivered by the Servicer for the related Collection Period is correct with respect to the following information: beginning and ending Pool Balance; beginning and ending Outstanding Principal; the aggregate Principal Balance of Receivables that are 31-60, 61-90 and 91 or more days delinquent; the 31 to 60 Day Delinquency Ratio; the 61 to 90 Day Delinquency

Ratio; the sum of the Principal Balance of Defaulted Receivables for the related Collection Period; and confirmation of concentrations by Obligor, broker, type of Equipment and geographic territory as of the end of the related Collection Period. The Standby Servicer shall notify the Servicer, and the Notice Parties of any material discrepancies on or before the third Business Day following the Reporting Date. The Standby Servicer shall provide, before the end of the related calendar month, written certification to the Notice Parties that the information verified pursuant to the second preceding sentence above appears complete and correct (except with respect to any discrepancies described above). In the event that the Standby Servicer reports any material discrepancies, the Servicer and the Standby Servicer shall attempt to reconcile such discrepancies prior to the Business Day prior to the related Distribution Date, but in the absence of a reconciliation, the Servicer's Certificate shall control for the purpose of calculations and distributions with respect to the related Distribution Date. In the event that the Standby Servicer and the Servicer are unable to reconcile discrepancies with respect to a Servicer's Certificate by the related Distribution Date, the Servicer shall cause a firm of nationally-recognized independent certified public accountants acceptable to the Surety Provider, at the Servicer's expense, to audit the Servicer's Certificate and, prior to the fifth calendar day of the following month, reconcile the discrepancies. The effect, if any, of such reconciliation shall be reflected in the Servicer's Certificate for such next succeeding Reporting Date. Other than the duties specifically set forth in this Agreement, the Standby Servicer shall have no obligations hereunder, including, without limitation, to supervise, verify, monitor or administer the performance of the Servicer. The Standby Servicer shall have no liability for any actions taken or omitted by the Servicer.

         SECTION 3.16. Employee Dishonesty Policy. The Servicer shall maintain such insurance policy as it has in place as of the Closing Date that insures against employee dishonesty.

         SECTION 3.17. Sub-Servicer. With the prior written consent of the Surety Provider, the Servicer may appoint any of its Affiliates as sub-servicer with respect to all or part of the Collateral, provided that the Servicer shall remain responsible for the performance of the Servicer's duties hereunder and that such sub-servicing arrangement may, with the prior written consent of the Surety Provider, be terminated upon the occurrence of an Event of Default. The Standby Servicer may sub-contract its duties hereunder in its role as Standby Servicer or if the Standby Servicer becomes successor Servicer.

                                   ARTICLE IV

                                  Distributions

         SECTION 4.1. Accounts. (a) The Servicer shall establish (i) with either the Collateral Agent or another Eligible Institution (the designation of which shall be delivered to the Surety Provider prior to the establishment), the Collection Account and (ii) with the Collateral Agent, the Distribution Account, each in the name of the Collateral Agent for the benefit of the Secured Parties. Each of the Collection Account and the Distribution Account shall be a segregated trust account held with the corporate trust department of either the Collateral Agent, or, in the case of the Collection Account, another Eligible Institution.

         (b) All amounts held in the Collection Account and the Distribution Account shall be invested by the Collection Account Bank and the Collateral Agent, respectively, at the written direction of the Servicer in Eligible Investments selected by the Servicer in the name of the Collateral Agent and shall mature no later than the next Business Day immediately preceding the Distribution Date next succeeding the date of such investment. Such written direction shall certify that any such investment is authorized by this Section. If no such written directions are given by the Servicer, the Collection Account Bank or the Collateral Agent, as applicable, shall invest such amounts in a demand deposit instrument described in clause (b) or shares in money market funds described in clause (e) of the definition of "Eligible Investments". No investment may be sold prior to its maturity unless consented to by the Administrative Agent, the Bank Agent and the Surety Provider. Earnings on investments of funds in the Collection Account and the Distribution Account shall be paid to the Servicer monthly as additional servicing fees so long as no Event of Default is continuing.

         SECTION 4.2. Collections. (a) As soon as practicable after the Closing Date, but in no event later than 90 days after the Closing Date the Servicer shall cause the post office box to which the Obligors are instructed to mail payments on the Receivables to be put into the name of the Collateral Agent on behalf of the Secured Parties and the Borrower. The Collateral Agent hereby authorizes the Servicer to cause such payments to be deposited in the Payments Accounts (as defined below). The Servicer shall remit all payments by or on behalf of the Obligors, which are received in such post office box or otherwise received by the Servicer with respect to the Receivables (other than Repurchased Receivables), including all Insurance Proceeds, Residual Proceeds and Recoveries, no later than the Business Day following receipt thereof in such post office box or otherwise by the Servicer directly to one or more trust accounts (the "Payments Account(s)") held at BofA or another bank or other financial institution reasonably acceptable to the Notice Parties (the "Payments Account Bank") in the name of the Collateral Agent, into which payments on the retail installment sales contracts and leases for which Financial Pacific acts as servicer will be deposited. Within two Business Days after deposit in the Payments Account, the Servicer will identify the funds attributable to payments on the Receivables that constitute Collections and instruct the Payments Account Bank to transfer such collected funds into the Collection Account. The Collateral Agent, the Borrower, and the Secured Parties each hereby authorizes the Servicer to direct the Payments Account Bank to transfer such other funds not attributable to payments on the Receivables or that do not constitute Collections to such accounts or other persons as it may deem necessary in accordance with its other servicing responsibilities.

         (b) The parties acknowledge that after the date hereof the Servicer may enter into arrangements with one or more banks or other financial institutions reasonably acceptable to the Notice Parties (each a "Lock-Box Bank") for the receipt and processing by the Lock-Box Banks of payments on Receivables sent by Obligors to post office boxes controlled by the Lock-Box Banks. The Servicer and the Borrower shall give the Notice Parties and the Collateral Agent reasonable prior written notice of the effectiveness of any such arrangement, the names and addresses of the Lock-Box Banks and the account number of each account maintained by such Lock-Box Bank and into which collections on Receivables will be deposited (each a "Lock-Box Account"), and shall provide the Notice Parties and the Collateral Agent with copies of any agreements relating to the Lock-Box Accounts (which agreements shall be in form and substance reasonably acceptable to the Notice Parties and the Collateral Agent) and such other information as they may reasonably request with respect to such arrangements. Unless each Lock-Box Account and the related lock-box is in the name of and under the control of the Collateral Agent pursuant to arrangements reasonably satisfactory to the Notice Parties, the Borrower and the Servicer shall execute and deliver and shall require each Lock-Box Bank to execute and deliver, before any collections on Receivables are deposited in any Lock-Box Account maintained by such Lock-Box Bank, an agreement among such parties, the Collateral Agent, the Bank Agent and the Administrative Agent in form and substance reasonably satisfactory to the Notice Parties and the Collateral Agent (each a "Lock-Box Agreement"), covering each such Lock-Box Account. Each Lock-Box Agreement shall include a provision pursuant to which the Servicer will irrevocably instruct the Lock-Box Bank that, upon and after notice by the Administrative Agent or the Bank Agent, with the prior written consent of the Surety Provider, or the Surety Provider to the Lock-Box Bank to the effect that an Event of Default has occurred and is continuing, the Lock-Box Bank will not withdraw or transfer any funds from such Lock-Box Account unless and until, prior thereto or concurrently therewith, the Collateral Agent shall have identified the portion of the funds in such Lock-Box Account which constitute Collateral and such portion shall have been transferred to the Collection Account. Each of the Administrative Agent, the Bank Agent and the Surety Provider agrees to give such notice, if at all, only after the occurrence of an Event of Default. Within two Business Days after deposit of any funds in any Lock-Box Account, the Servicer will identify the funds attributable to payments on the Receivables that constitute Collections and instruct the Lock-Box Bank to transfer such collected funds into the Collection Account. The Administrative Agent, the Parallel Lenders, the Bank Agent and the Lender each hereby grant the Servicer authorization (which authorization may be revoked if an Event of Default has occurred and is continuing) to direct the Lock-Box Bank to transfer any other funds not attributable to payments on the Receivables that constitute Collections to such accounts or other persons as it may deem necessary in accordance with its other servicing responsibilities.

         (c) Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, the Bank Agent or the Surety Provider may direct or require the Servicer to direct the Obligors to make all payments on Receivables to an account designated by the Administrative Agent, the Bank Agent or the Surety Provider. In the event of conflicting instructions from the Administrative Agent, the Bank Agent and the Surety Provider, the instructions of the Surety Provider shall control unless the Surety Provider has defaulted in its obligations under the Surety Bond and such default continues.

         (d) On the fifth Business Day following the last day of a Collection Period, the Servicer shall direct in writing the Collection Account Bank to transfer all Collections with respect to such Collection Period from the Collection Account to the Distribution Account via wire transfer of immediately available funds. The Servicer's written direction shall include the amount of funds to be transferred.

         SECTION 4.3. Application of Collections. All collections on a Receivable for each Collection Period shall be applied by the Servicer as follows: first, to any late charges related to such Receivable, second, to any Scheduled Payment, or portion thereof that is past due, third, to the Scheduled Payment then due, fourth, to taxes owed or advanced by Servicer with respect to such Receivable, fifth, to insurance premiums owed or advanced by Servicer with respect to such Receivable, sixth, to other administrative fees and similar charges, and seventh, any excess remaining thereafter shall be applied to prepay such Receivable.

         SECTION 4.4. Servicer Advances. If the payments by or on behalf of the Obligor on a Receivable on the payment due date for such Receivable in any Collection Period are less than the Scheduled Payment the Servicer shall advance two Business Days prior to the Distribution Date into the Distribution Account any shortfall (such amount a "Servicer Advance"), to the extent that the Servicer, in its sole discretion, shall determine that the Servicer Advance shall be recoverable from the Obligor, the Repurchase Amount, Recoveries or proceeds of any other Receivables. Each Servicer Advance with respect to a Receivable shall increase Outstanding Servicer Advances. Outstanding Servicer Advances with respect to a Receivable shall be reimbursed first from, and may be retained by Servicer from, subsequent payments by or on behalf of the related Obligor, Recoveries in respect of the related Receivable, or payments of the Repurchase Amount of the related Receivable. In no event, including in the event that Standby Servicer should become successor Servicer, shall the Standby Servicer be required to make Servicer Advances. The ratios set forth in Section
10.1 shall be calculated without taking Servicer Advances into account.

         If the Servicer shall determine that an Outstanding Servicer Advance with respect to any Receivable shall not be recoverable as aforesaid, the Servicer shall be reimbursed in accordance with Section 4.6(a)(i) from any collections made on unrelated Receivables included in the Collateral, and Outstanding Servicer Advances with respect to such Receivable shall be reduced accordingly.

         SECTION 4.5. Additional Deposits. The Servicer shall deposit in the Distribution Account the aggregate Servicer Advances pursuant to Section 4.4. The Servicer or the Originator, as the case may be, shall deposit or cause to be deposited in the Distribution Account the aggregate Repurchase Amount with respect to Repurchased Receivables. All such deposits shall be made, in immediately available funds, on the second Business Day preceding the Distribution Date.

         SECTION 4.6. Distributions. (a) On each Distribution Date, the Collateral Agent shall cause the following transfers and distributions to be made from the Distribution Account, in immediately available funds, based solely on the amounts as set forth in the Servicer's Certificate for the related Reporting Date:

                  (i) From the Distribution Account to the Servicer, amounts in respect of Outstanding Servicer Advances to the extent that the Servicer is entitled to reimbursement in respect thereof in accordance with Section 4.4 and to the extent such amounts have not already been retained by the Servicer from funds that are excluded from the definition of "Collections".

                  (ii) From the Distribution Account to the Persons and accounts specified in paragraph (b) below those funds that were deposited in the Distribution Account for the Collection Period related to such Distribution Date (after payments to the Servicer pursuant to clause (i) above).

         (b) On each Distribution Date, the amount remaining in the Distribution Account after the payment referred to in clause (i) of paragraph
(a) above shall be distributed by the Collateral Agent (based solely on the amounts set forth in the Servicer's Certificate for the related Reporting Date) in the following order of priority:

                  first, if Financial Pacific is not the Servicer, to the Servicer in payment of the Servicing Fee for the related Collection Period plus any Transition Costs, if any, in an aggregate amount not in excess $50,000 until the Maturity Date;

                  second, to the Standby Servicer in payment of the Standby Fee for the related Collection Period;

                  third, to the Administrative Agent in payment of the Program Fee for the related Distribution Period;

                  fourth, on a pro rata basis, to the Lender and the Parallel Lenders in payment of Interest on the Outstanding Principal in an amount equal to the sum of (i) the accrued and unpaid Interest for such Distribution Date plus (ii) any Interest accrued as of any previous Distribution Date and not yet paid, excluding, in each case, the Default Premium;

                  fifth, to the Surety Provider, in payment of the MBIA Premium, in an amount equal to the sum of (x) the MBIA Premium payable on such Distribution Date; plus (y) any MBIA Premium accrued as of any previous Distribution Date and not yet paid plus interest on any unpaid MBIA Premium as set forth in the Insurance Agreement;

                  sixth, (a) before an Event of Default, on a pro rata basis to the Lender and the Parallel Lenders, in reduction of the Outstanding Principal, in an amount equal to the excess of the Outstanding Principal (before giving effect to such distribution) over the Advance Percentage times the Pool Balance and (b) after an Event of Default has occurred and is continuing, on a pro rata basis to the Lender and the Parallel Lenders, until the Outstanding Principal is reduced to zero;

                  seventh, to the Surety Provider in payment of any unreimbursed draw on the Surety Bond, plus all other amounts due to the Surety Provider under the Insurance

         Agreement, together with interest on the foregoing as set forth in the Insurance Agreement;

                  eighth, on a pro rata basis to the Lender and the Parallel in payment of interest on the Outstanding Principal in an amount equal to the sum of (i) the accrued and unpaid Default Premium for the related Yield Period, plus (ii) any Default Premium accrued during any prior Yield Period and not yet paid;

                  ninth, to the Administrative Agent in payment of the Unused Fee for the related Distribution Period;

                  tenth, to the Servicer, in an amount equal to the Servicing Fee, if any, for the related Collection Period that was not paid pursuant to clause first above;

                  eleventh, to the Administrative Agent for the account of the RCC Parties as their interests appear, in the amount of any Obligations not theretofore paid by the Borrower, the Servicer or the Originator;

                  twelfth, to the Standby Servicer in payment of Transition Costs in excess of $50,000, if any, not paid pursuant to clause first; and

                  thirteenth, to the Borrower.

         SECTION 4.7. Reliance on Information from the Servicer. Notwithstanding anything to the contrary contained in this Agreement, all distributions from any of the accounts described in this Article IV and any transfer of amounts between such accounts, and all releases of Receivables shall be made by the Collateral Agent and the Collection Account Bank in reliance on information provided to the Collateral Agent or the Collection Account Bank, as the case may be, by the Servicer in writing, whether by way of a Servicer's Certificate or otherwise.

                                    ARTICLE V

                            Fees and Yield Protection

         SECTION 5.1. Fees.

         (a) Program Fee. From the Closing Date until the Final Payout Date, on each Distribution Date, for the Distribution Period then ending, the Borrower shall pay (i) to the Lender a program fee equal to the product of (x) the weighted daily average of the Lender's portion of the Outstanding Principal during such Distribution Period (or, if applicable, during the shorter period described in clause (z) below), times (y) the Program Fee Rate, times (z) a fraction the numerator of which is the actual number of days in such Distribution Period and the denominator of which is 360 and (ii) to the Parallel Lenders, on a pro rata basis, a program fee equal to the product of (x) the weighted daily average of the Parallel Loan Balance during such Distribution Period (or, if applicable, during the shorter period described in clause (z) below), times (y) the Program Fee Rate, times (z) a fraction the numerator of which is the actual number of days in such Distribution Period and the denominator of which is 360 (together with the program fee described in clause (i), the "Program Fee"). Such Program Fee shall be paid in arrears on each Distribution Date, out of funds distributable under Section 4.6 to the extent available for such payment, and otherwise out of other funds of the Borrower.

         (b) Structuring Fee. The Borrower shall pay to the Administrative Agent on the Closing Date a structuring fee in the amount set forth in the Administrative Agent's Fee Letter.

         (c) Unused Fee. From the Distribution Date occurring in March 1999 until the Funding Termination Date, on each Distribution Date, for the Distribution Period then ending, the Borrower shall pay to the Administrative Agent an unused fee (the "Unused Fee") equal to (i) the Liquidity Commitment Amount (as defined in the Liquidity Agreement), minus the Outstanding Principal at the close of business on the first day of such Distribution Period, times (y) the rate set forth in the Administrative Agent's Fee Letter, times (z) a fraction the numerator of which is the actual number of days in such Distribution Period and the denominator of which is 360. Such Unused Fee shall be payable on each Distribution Date in arrears out of funds distributable on such date pursuant to Section 4.6 to the extent available for such payment, and otherwise out of other funds of the Borrower.

         SECTION 5.2. Overdue Interest. If the Borrower or the Servicer fails to pay or deposit any amount hereunder when due to the Lender or to the Parallel Lenders, then the Borrower or the Servicer, as applicable, shall pay to the Administrative Agent or the Bank Agent, as applicable, for the account of the Lender or the Parallel Lenders, as applicable, to the extent permitted by applicable law, interest on such overdue amount, from the date when due until paid or deposited, at a rate per annum equal to the Alternate Base Rate plus 2%, calculated on the basis of a year of 360 days and the actual number of days elapsed.

         SECTION 5.3. Yield Protection.

         (a)      If any Regulatory Change occurring after the date hereof

                  (A) shall subject an Affected Party to any tax, duty or other charge with respect to any Collateral owned by or funded by it, or any obligations or right to make Fundings, or shall change the basis of taxation of payments to the Affected Party of any principal or interest owned by, owed to or funded in whole or in part by it or any other amounts due under this Agreement or any other Related Document in respect of the Collateral owned by or funded by it or its obligations or rights, if any, to make Fundings (except for changes in the rate of tax on the overall net income of such Affected Party imposed by the United States of America, by the jurisdiction in which such Affected Party's principal executive office is located and, if such Affected Party's principal executive office is not in the United States of America, by the jurisdiction where such Affected Party's principal office in the United States is located); or

                  (B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Federal Reserve Board, but excluding any reserve included in the determination of the Interest Rate), special deposit or similar requirement against assets of any Affected Party, deposits or obligations with or for the account of any Affected Party or with or for the account of any Affiliate (or entity deemed by the Federal Reserve Board to be an Affiliate) of any Affected Party, or credit extended by any Affected Party; or

                  (C) shall change the amount of capital maintained or required or requested or directed to be maintained by any Affected Party;

                  (D) shall impose any other condition affecting any Collateral owned or funded in whole or in part by any Affected Party, or its obligations or rights, if any, to make Fundings or to provide funding therefor; or

                  (E) shall change the rate for, or the manner in which the Federal Deposit Insurance Corporation (or a successor thereto) assesses, deposit insurance premiums or similar charges;

and the result of any of the foregoing is or would be

                  (x) to increase the cost to or to impose a cost on (I) an Affected Party funding or making or maintaining any Fundings, any purchases, reinvestments, or loans or other extensions of credit under any Program Support Agreement, or any commitment of such Affected Party with respect to any of the foregoing, or (II) the Administrative Agent for continuing its or the Borrower's relationship with Lender,

                  (y) to reduce the amount of any sum received or receivable by an Affected Party under this Agreement, any Program Support Agreement or any other Related Document, or

                  (z) in the sole determination of such Affected Party, to reduce the rate of return on the capital of an Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which such Affected Party could otherwise have achieved, then within thirty days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth in reasonable detail the basis of such demand), the Borrower shall pay to the Administrative Agent for the account of such Affected Party solely from amounts received by the Borrower pursuant to clause thirteenth of Section 4.6(b) such additional amount or amounts as will compensate such Affected Party for such additional or increased cost or such reduction.

         (b) Each Affected Party will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge which will entitle such Affected Party to compensation pursuant to this Section 5.3; provided, however, no failure to give or delay in giving such notification shall adversely affect the rights of any Affected Party to such compensation.

         (c)      In determining any amount provided for or referred to in this
Section 5.3, an Affected Party may use any reasonable averaging and attribution methods that it (in its sole discretion) shall deem applicable. Any Affected Party when making a claim under this Section 5.3 shall submit to the Borrower a statement as to such increased cost or reduced return (including a calculation thereof in reasonable detail), which statement shall, in the absence of demonstrable error, be conclusive and binding upon the Borrower.

         (d) If any of the events requiring payments of additional amounts by the Borrower under paragraph (a) above occurs, the applicable Affected Party shall take such steps as may be reasonable (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its funding office if such change would avoid Borrower being required to pay any additional amounts and would not increase any cost to such Affected Party or be otherwise disadvantageous to such Affected Party, and shall consult with the Borrower in good faith with a view to agreeing to alternative arrangements whereby any such requirement can be avoided or mitigated.

         SECTION 5.4. Costs, Expenses and Taxes. In addition to its obligations under Section 7.2, the Borrower agrees to pay on demand solely from amounts received by it pursuant to clause thirteenth of Section 4.6(b):

                  (a) all reasonable costs and expenses (including reasonable attorneys' fees and expenses incurred at or before any trial or on appeal or otherwise) incurred by the Administrative Agent, the Surety Provider, the Standby Servicer, the Liquidity Agent, the Collateral Agent, each Program Support Provider, the Lender and each Parallel Lender and their respective Affiliates in connection with (1) any actual or proposed amendment or waiver of, or consent under, this Agreement or any Related Document, whether or not consummated requested by the Borrower or the Servicer, (2) any actual or proposed assignment of, sale of participation interests on, or increase in the amount of, the commitments of the Liquidity Banks under the Liquidity Agreement, whether or not consummated, or (3) the enforcement of, or any breach of, this Agreement and the other Related Documents, including, without limitation (i) the reasonable fees and expenses of outside counsel to any of such Persons incurred (A) in connection with any of the foregoing or (B) in advising such Persons as to their respective rights and remedies under any of the Related Documents, and (ii) all reasonable out-of-pocket expenses (including reasonable fees and expenses of independent accountants), incurred in connection with any review of the Borrower's book and records in connection with the enforcement of, or any breach of, this Agreement or the other Related Documents; and

                  (b) all stamp and other taxes and fees payable or determined to be payable in connection with any filing and recording of this Agreement or the other Related

         Documents which is determined to be necessary or advisable, and agrees to indemnify each Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

         SECTION 5.5. Funding Losses. In the event that any Program Support Provider shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Program Support Provider to make or maintain any loan, advance or disbursement under a Program Support Agreement as reasonably determined by such Affected Party) as a result of (i) any distribution with respect to the Outstanding Principal not being made when required hereunder or being made on any day other than a Distribution Date, or (ii) any Funding not being made in accordance with a request therefor by the Borrower, then, upon written notice from the Administrative Agent (accompanied by a statement setting forth in reasonable detail the basis for the calculation and the amount claimed) to the Borrower and the Servicer, the Borrower shall pay to the Administrative Agent for the account of such Program Support Provider solely from amounts received by the Borrower pursuant to clause thirteenth of Section 4.6(b) the amount of such net loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding upon the Borrower and the Servicer.

                                   ARTICLE VI

                        Conditions Precedent to Fundings

         SECTION 6.1. Conditions Precedent to Initial Funding. The initial Funding hereunder is subject to the condition precedent that the Notice Parties shall have received, on or before the date of such Funding, the following, each (unless otherwise indicated) dated such date and in form and substance reasonably satisfactory to the Notice Parties:

                  (a) This Agreement, duly executed by each of the parties hereto;

                  (b) The First Tier Purchase Agreement, duly executed by the Originator and the Borrower, together with each of the closing documents required to be delivered thereunder;

                  (c) A copy of the member consents of each Borrower Party approving this Agreement and the other Related Documents to be delivered by it hereunder and the transactions contemplated hereby and thereby, certified by its Secretary or Assistant Secretary;

                  (d) Good standing certificates for each Borrower Party issued by the Secretaries of State of each State where each such Borrower Party is organized or has its principal place of business;

                  (e) A certificate of the Secretary or Assistant Secretary of each Borrower Party certifying the names and true signatures of the officers authorized on its behalf to sign this Agreement and the other Related Documents to be delivered by it hereunder (on which certificate the Notice Parties, the Lender and each Parallel Lender may conclusively rely until such time as the Administrative Agent, the Bank Agent and the Surety Provider shall receive from such Borrower Party a revised certificate meeting the requirements of this subsection (e));

                  (f) Constituent documents of each Borrower Party, duly certified by the Secretary of State of the State in which each such Borrower Party is organized, as of a recent date acceptable to the Notice Parties, together with a copy of the by-laws or operating agreement of each Borrower Party, duly certified by the Secretary or an Assistant Secretary of such Borrower Party;

                  (g) Acknowledgment copies or file-stamped copies of, or other evidence reasonably satisfactory to the Notice Parties of the filing of, (i) proper financing statements (Form UCC-1), filed on or prior to the date of the initial Funding in such jurisdictions as any Notice Party may reasonably request, (A) naming the Originator as the debtor and transferor of Receivables and related Collateral, the Borrower as the secured party and transferee and the Collateral Agent, for the benefit of the Secured Parties, as assignee, and (B) naming the Borrower as the debtor and the Collateral Agent, for the benefit of the Secured Parties, as the secured party, and (ii) such other, similar instruments or documents, if any, as may be necessary or, in the reasonable opinion of any Notice Party, desirable under the UCC or any comparable law of all appropriate jurisdictions to perfect the Collateral Agent's interests, for the benefit of the Secured Parties, in the Receivables and related Collateral under the UCC;

                  (h) Search reports provided in writing to the Administrative Agent and the Surety Provider, listing all effective financing statements that name the Originator or the Borrower as debtor and that are filed in the jurisdictions in which filings are required to be made pursuant to subsection (g) above and in such other jurisdictions that any Notice Party shall reasonably request, together with copies of such financing statements (none of which shall cover any Receivables or related Collateral);

                  (i) Such documentation relating to the bank accounts referred to in this Agreement as any Notice Party shall have reasonably requested, including without limitation (A) a copy of each account agreement relating to the Payments Accounts, and (B) evidence of establishment of the Collection Account;

                  (j) Favorable opinions of counsel for the Borrower Parties as to such matters as any Notice Party shall have reasonably requested;

                  (k) An opinion or opinions of Andrews & Kurth, as special counsel for the Borrower Parties, with respect to certain bankruptcy, true sale, security interest and tax matters and as to such other matters as any Notice Party shall have reasonably requested;

                  (l) An opinion of counsel to the Collateral Agent and Standby Servicer as to such matters as any Notice Party shall have reasonably requested;

                  (m) The Hedging Agreement, duly executed by the parties thereto;

                  (n) A Data Report, prepared in respect of the proposed initial Funding, as of the Initial Cutoff Date, together with a certificate of the Servicer as to the information (or certain information, reasonably satisfactory to the Notice Parties) set forth in such Data Report;

                  (o)      The Surety Bond, duly executed by the Surety
         Provider;

                  (p) An opinion of counsel to the Surety Provider as to such matters as the Administrative Agent shall have reasonably requested;

                  (q) S&P shall have confirmed the shadow rating provided to the Surety Provider after giving effect to such initial Funding; and

                  (r) Such other agreements, instruments, certificates, opinions and other documents as any Notice Party reasonably requested.

         SECTION 6.2. Conditions Precedent to All Fundings. Each Funding (including the initial Funding) hereunder shall be subject to the further conditions precedent that on the date of such Funding the following statements shall be true (and the Borrower by accepting the proceeds of the Funding shall be deemed to have certified that):

                  (a)      the representations and warranties contained in
         Section 2.9 and Articles VII and VIII are correct in all material respects on and as of such day as though made on and as of such day (unless they relate to an earlier date, in which case they were correct in all material respects as of such earlier date) and shall be deemed to have been made on such day;

                  (b) no event has occurred or would result from such Funding, that constitutes a Default or Event of Default that has not been waived in writing by the Notice Parties;

                  (c) after giving effect to such proposed Funding, the sum of the Outstanding Principal will not exceed $75,000,000;

                  (d)      the Funding Termination Date shall not have occurred;

                  (e) the Borrower shall have provided the Notice Parties, the Collateral Agent and the Standby Servicer with the following no later than three (3) (or, in the case of the first Funding only, two
         (2)) Business Days prior to such proposed Funding: (i) a Funding Notice, (ii) a Data Report containing information with respect to the Receivables included in the Collateral after giving effect to the proposed Funding and (iii) any other information reasonably requested by any Notice Party with respect to the Receivables included in the Collateral;

                  (f) the Borrower shall have delivered to the Collateral Agent, the Surety Provider and the Bank Agent a duly executed Originator Assignment from the Originator in substantially the form of Exhibit A to the First Tier Purchase Agreement which shall include a schedule listing the Receivables included in the Collateral;

                  (g) no later than three (3) Business Days prior to such proposed Funding, the Borrower shall have delivered to the Collateral Agent the Receivable Files relating to the Receivables included in the Collateral and the Collateral Agent shall have delivered to the Borrower, the Surety Provider and the Administrative Agent an acknowledgment of receipt of such Receivable Files;

                  (h) the Borrower shall have deposited in the Collection Account all Collections received since the relevant Cutoff Date in respect of the Receivables included in the Collateral;

                  (i) neither the Originator nor the Borrower was insolvent nor will any of them have been made insolvent by such transfer nor is any of them aware of any pending insolvency;

                  (j) the Borrower, the Servicer and the Originator shall have taken any action necessary, or, if requested by the Administrative Agent, the Bank Agent or the Surety Provider, advisable to maintain the first perfected security interest of the Collateral Agent, for the benefit of the Secured Party, in the Receivables, including, without limitation, the filing of additional UCC financing statements identifying the Receivables included in the Collateral and obtaining, to the extent necessary, an Acknowledgment and Receipt releasing any Receivables from the interest of any third party;

                  (k) no selection procedures reasonably believed by the Borrower or the Servicer to be materially adverse to the interests of any Secured Party shall have been utilized in selecting the Receivables; and

                  (l) the Borrower shall have delivered to the Collateral Agent, the Surety Provider and the Bank Agent within three Business Days prior to such Funding an executed confirmation to the Hedging Agreement with an amortization schedule acceptable to the Surety Provider and the Bank Agent which shall provide (in conjunction with other schedules) an aggregate notional amount at least equal to the Outstanding Principal after giving effect to the proposed Funding.

                                   ARTICLE VII

                                  The Borrower

         SECTION 7.1. Representations of Borrower. The Borrower makes the following representations to the Lender, each Parallel Lender, the Notice Parties and the Collateral Agent, on which the Lender and each Parallel Lender rely in making Fundings, the Administrative Agent and the Bank Agent relies in causing such actions to be taken on behalf of the Lender and the Parallel Lenders and the Surety Provider relies in issuing the Surety Bond. The representations speak as of the execution and delivery of this Agreement, the Closing Date and the date of each Funding Date and shall survive the granting of a security interest in the Receivables to the Collateral Agent, for the benefit of the Secured Parties.

                  (i) Organization and Good Standing. The Borrower has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and shall have, power, authority, and legal right to acquire and own the Receivables.

                  (ii) Due Qualification. The Borrower is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications and where the failure to so qualify could be reasonably expected to have a Material Adverse Effect.

                  (iii) Power and Authority. The Borrower has the power and authority to execute and deliver this Agreement and the other Related Documents to which it is a party and to carry out their respective terms; the Borrower has full power and authority to grant a security interest in the Collateral to the Collateral Agent, for the benefit of the Secured Parties, and has duly authorized such grant by all necessary action; and the execution, delivery and performance of this Agreement and the other Related Documents to which it is a party have been duly authorized by the Borrower by all necessary action.

                  (iv) Binding Obligation. This Agreement and each other Related Document to which Borrower is a party constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally and by general equitable principles.

                  (v) No Violation. The execution, delivery and performance by the Borrower of this Agreement and the other Related Documents and the consummation of the transactions contemplated hereby and thereby and the fulfillment by the Borrower of the terms hereof and thereof do not (A) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of formation or operating agreement of the Borrower; (B) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under any indenture, agreement, mortgage, deed of trust, or other instrument to which the Borrower is a party or by which it is bound or any of its properties are subject; (C) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust, or other instrument (other than this Agreement and the other Related Documents); or (D) violate any law, order, rule, or regulation applicable to the Borrower of any court or of any Federal or State regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Borrower or its properties, which, in the case of clause (B), (C) or
         (D), could reasonably be expected to result in a Material Adverse
         Effect.

                  (vi) No Proceedings. There are no proceedings or investigations pending, or to the Borrower's best knowledge, threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Borrower or its properties: (A) asserting the invalidity of this Agreement or the other Related Documents to which the Borrower is a party, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the other Related Documents, (C) seeking any determination or ruling that could materially and adversely affect the performance by the Borrower of its obligations under, or the validity or enforceability of, this Agreement, or the other Related Documents, or (D) which, if adversely determined, would be reasonably likely to have a Material Adverse Effect.

                  (vii) Approvals. All approvals, authorizations, consents, orders or other actions of any Person or other organization, or of any court, governmental agency or body or official, required to be obtained by the Borrower in connection with the execution and delivery of this Agreement and the other Related Documents have been or will be taken or obtained, and will be in full force and effect, on or prior to the Closing Date where the failure to take or obtain the same could be reasonably likely to result in a Material Adverse Effect.

                  (viii) Accurate Reports. No Servicer's Certificate, Schedule of Receivables, Data Report or other information, exhibit, financial statement, document, book, record or report furnished or to be furnished, in each case in writing, by or on behalf of the Borrower to the Administrative Agent, the Bank Agent or the Surety Provider in connection with this Agreement, in each case as of the date it was dated or certified, was inaccurate in any material respect, or contained any material misstatement of a material fact or omitted to state any material fact necessary to make the statements contained therein, in the context in which they are made, not materially misleading.

                  (ix) Ownership. On and after the date of the initial Funding hereunder, all the membership interests of the Borrower are owned directly by Financial Pacific, free and clear of all Liens.

                  (x) Margin Regulations. The use of all funds obtained by the Borrower under this Agreement will not conflict with or contravene any of Regulations T, U and X promulgated by the Board of Governors of the Federal Reserve System from time to time.

                  (xi) Offices. The principal place of business and chief executive office of the Borrower is located at the address set forth on
         Schedule 15.5, or such other address with respect to which the requirements of Section 15.2(b) have been met. The Borrower's books and records evidencing or relating to the Receivables and other Collateral are located at such address.

                  (xii) Legal Names. Since the date of their formation, (i) neither the Borrower nor the Originator has (i) been known by any legal name other than its limited liability company name as of the date hereof, or (ii) been the subject of any merger or other corporate reorganization that resulted in a change of name, identity or its structure. The Borrower uses no trade names other than its actual limited liability company name.

                  (xiii) Investment Company Act. The Borrower is not, and is not controlled by, an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (xiv) Insolvency. The Borrower is not insolvent, and will not be made insolvent after giving effect to the transactions contemplated by this Agreement.

                  (xv) Servicing Programs. No license or approval is required for the Borrower's use of any program used by the Servicer in the servicing of the Receivables, other than those which have been obtained and are in full force and effect.

                  (xvi) Taxes. The Borrower has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its books.

                  (xvii) Financial Position. The balance sheets of Borrower as at the date hereof, certified by an authorized officer of the Borrower, copies of which have been furnished to the Notice Parties, fairly present in all material respects the financial position, assets and liabilities of the Borrower as at such date, all in accordance with GAAP consistently applied. Since the date of the Borrower's formation, there has been no material adverse change in the Borrower's financial position, business or operations.

         SECTION 7.2. Indemnity by Borrower.

         (a) General Indemnity. Without limiting any other rights which any such Person may have hereunder, under any Related Document or under applicable law, the Borrower hereby agrees, to indemnify each of the Administrative Agent, the Lender, the Parallel Lenders, the Bank Agent, the Program Support Providers, the Liquidity Agent, the Surety Provider, the Collateral Agent, the Standby Servicer, the Collection Account Bank, each of their respective Affiliates, and all successors, transferees, participants and assigns and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each an "Indemnified Party"), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or relating to the Related Documents or the ownership or funding of the Collateral or in respect of any Receivable or any Contract, excluding, however, (a) Indemnified Amounts resulting from gross negligence or willful misconduct on the part of any Indemnified Party or its agents (other than Borrower) or subcontractors, (b) recourse for Defaulted Receivables, and (c) any tax upon or measured by net income of any Indemnified Party. Without limiting the foregoing, but subject to the foregoing exclusions, the Borrower shall indemnify each Indemnified Party for Indemnified Amounts arising out of or relating to:

                  (i) the transfer by the Borrower of any interest in any Receivable other than the transfer of Collateral to the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement, the resale of Receivables to the Originator pursuant to the terms of the First Tier Purchase Agreement and the transfer of Receivables as permitted hereby;

                  (ii) any representation or warranty made by the Borrower (or any of its officers) under or in connection with any Related Document, any Servicer's Certificate, Schedule of Receivables or Data Report or any other information or report delivered by or on behalf of the Borrower pursuant hereto, which shall have been false, incorrect or misleading in any material respect when made or deemed made;

                  (iii) the failure by the Borrower to comply with any applicable law, rule or regulation with respect to any Receivable or the related Collateral, or the nonconformity of any Receivable or the related Collateral with any such applicable law, rule or regulation;

                  (iv) the failure to vest and maintain vested in the Collateral Agent, for the benefit of the Secured Parties, a security interest in the Receivables and other Collateral, free and clear of any Lien, other than any Permitted Lien and any Lien arising solely as a result of an act of a Secured Party or its successors or assigns whether existing at the time of any Funding with respect to such Collateral or at any time thereafter;

                  (v) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables, whether at the time of any Funding or at any time thereafter;

                  (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy) of an Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                  (vii) any failure of the Borrower, to perform its duties or obligations in accordance with this Agreement;

                  (viii) any litigation, proceedings or investigation against any Borrower Party; or

                  (ix) any tax or governmental fee or charge, including any sales, gross receipts, general corporation, tangible or intangible personal property, privilege or license taxes (but not including taxes upon or measured by net income), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the purchase or ownership of or security interest in any Collateral, or any other interest in the Receivables or in any goods or equipment which secure any such Receivables; or

                  (x)      any interest rate hedging mismatches.

         (b) Contest of Tax Claim; After-Tax Basis. If any Indemnified Party shall have notice of any attempt to impose or collect any tax or governmental fee or charge for which indemnification will be sought from the Borrower under Section 7.2(a)(ix), such Indemnified Party shall give prompt and timely notice of such attempt to the Borrower and the Borrower shall have the right, at its expense, to participate in any proceedings resisting or objecting to the imposition or collection of any such tax, governmental fee or charge. Indemnification hereunder shall be in an amount necessary to make the Indemnified Party whole after taking into account any tax consequences to the Indemnified Party of the payment of any of the aforesaid taxes and the receipt of the indemnity provided hereunder or of any refund of any such tax previously indemnified hereunder, including the effect of such tax or refund on the amount of tax measured by net income or profits which is or was payable by the Indemnified Party.

         (c) Survival. The provisions of this Section 7.2 shall survive the termination of this Agreement and the other Related Documents, and the resignation or removal of the Collateral

Agent, and shall include reasonable fees and expenses of outside counsel and expenses of litigation.

                                  ARTICLE VIII

                                  The Servicer

         SECTION 8.1. Representations of Servicer. The initial Servicer makes the following representations to the Lender, each Parallel Lender, the Notice Parties and the Collateral Agent, on which the Lender and each Parallel Lender rely in making the Fundings, the Administrative Agent and the Bank Agent relies in causing such actions to be taken on behalf of the Lender and the Parallel Lenders and the Surety Provider relies in issuing the Surety Bond. The representations speak as of the execution and delivery of this Agreement, the Closing Date and each Funding Date and shall survive the funding of the Receivables by the Lender and/or the Parallel Lenders.

                  (i) Organization and Good Standing. The Servicer has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Washington, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and shall have, power, authority, and legal right to service the Receivables as provided herein.

                  (ii) Due Qualification. The Servicer is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) shall require such qualifications and where the failure to so qualify could reasonably be expected to result in a Material Adverse Effect.

                  (iii) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery, and performance of this Agreement has been duly authorized by the Servicer by all necessary action.

                  (iv) Binding Obligation. This Agreement and each other Related Document to which the Servicer is a party constitutes a legal, valid and binding obligation of the Servicer enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally, and by general equitable principles.

                  (v) No Violation. The execution, delivery and performance by the Servicer of this Agreement and the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof do not (A) conflict with, result in any material breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the certificate of formation or operating agreement of the Servicer; (B) conflict with, result in any material breach of any of the terms and provisions of, or constitute a default under any indenture, agreement, mortgage, deed of trust, or other instrument to which the Servicer is a party or by which it is bound or any of its properties are subject; (C) nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any indenture, agreement, mortgage, deed of trust, or other instrument; or (D) violate any law, order, rule, or regulation applicable to the Servicer of any court or of any Federal or State regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or its properties, which, in the case of clause (D), could reasonably be expected to result in a Material Adverse Effect.

                  (vi) No Proceedings. There are no proceedings or investigations pending, or to the Servicer's best knowledge, threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or its properties: (A) asserting the invalidity of this Agreement or the other Related Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the other Related Documents, or (C) which, if adversely determined, would be reasonably likely to have a Material Adverse Effect.

                  (vii) Approvals. All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required to be obtained by the Servicer in connection with the execution and delivery of this Agreement have been or will be taken or obtained, and will be in full force and effect, on or prior to the Closing Date where the failure to take or obtain the same could be reasonably likely to have a Material Adverse Effect.

                  (viii) Financial Position. (A) The consolidated balance sheets of Financial Pacific Company as at December 31, 1997, and the related consolidating statements of income and shareholders' equity of Financial Pacific Company and its consolidated subsidiaries for the fiscal year then ended, certified by Deloitte and Touche, independent certified public accountants, and the unaudited consolidating balance sheets of the initial Servicer and its consolidated subsidiaries as at March 31, 1998, June 30, 1998, and September 30, 1998 and the related consolidating statements of income and shareholders' equity of Financial Pacific Company and its consolidated subsidiaries for the fiscal quarters then ended, copies of which have been furnished to the Notice Parties, fairly present in all material respects the consolidated financial position of Financial Pacific Company and its consolidated subsidiaries as at such dates and the consolidated results of the operations of Financial Pacific and its consolidated subsidiaries for the periods ended on such dates, all in accordance with GAAP consistently applied, and (B) since December 31, 1997 there has been no material adverse change in any such financial position, business or operations.

                  (ix) Accurate Reports. No Servicer's Certificate, Data Report or other information, exhibit, financial statement, document, book, record or report furnished or to be furnished, in each case in writing, by or on behalf of the Servicer to the Lender, the Parallel Lenders, the Administrative Agent, the Bank Agent or the Surety Provider pursuant to this Agreement was inaccurate in any material respect as of the date it was dated or as of the date so furnished, or contained any material misstatement of fact or omitted to state a material fact necessary to make the statements contained therein not materially misleading in light of the circumstances made or presented.

         SECTION 8.2. Indemnities of Servicer.

         (a) General Indemnity. Without limiting any other rights which any such Person may have hereunder, under any other Related Document or under applicable law, the Servicer hereby agrees to indemnify each Indemnified Party, forthwith on demand, from and against any and all Indemnified Amounts awarded against or incurred by any of them arising out of or resulting from (i) any representation or warranty made by the Servicer under or in connection with any Related Document, any Servicer's Certificate or Data Report or any other written information or report delivered by or on behalf of the Servicer pursuant hereto, which shall have been false, incorrect or misleading in any material respect when made or deemed made, or (ii) the failure by the Servicer to comply with any applicable law, rule or regulation with respect to any Receivables or the related Collateral, or (iii) the failure of the Servicer to perform its duties or obligations in accordance with this Agreement, excluding, however, (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party, (b) recourse for Defaulted Receivables and (c) any tax upon or measured by net income of any Indemnified Party.

         (b) Collateral Agent. The initial Servicer shall indemnify, defend, and hold harmless the Collateral Agent from and against all reasonable costs, reasonable expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of its duties contained in this Agreement and the other Related Documents except to the extent that such loss, liability, fee, disbursement, or expense shall have been incurred by reason of the Collateral Agent's willful misfeasance or gross negligence.

         (c) Termination of Servicer. For purposes of this Section, in the event of the termination of the rights and obligations of a Servicer (or any successor thereto pursuant to Section 8.3) as Servicer pursuant to Section 3.13 or Section 10.2, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending the assumption by a successor Servicer of the Servicer's duties pursuant to Section 10.4. The provisions of this Section 8.2(c) shall in no way affect the survival pursuant to Section 8.2(d) of the indemnification by the Servicer provided under this
Section 8.2.

         (d) Survival. The provisions of this Section 8.2 shall survive the termination of this Agreement and the other Related Documents, and the resignation or removal of the Collateral

Agent, and shall include reasonable fees and expenses of outside counsel and expenses of litigation.

         SECTION 8.3. Merger or Consolidation of, or Assumption of the Obligations of, Servicer or Standby Servicer. (a) The initial Servicer shall not merge or consolidate with or into, or (except for transfers of receivables and related assets in the ordinary course of its business), in one transaction or a series of transactions, sell, assign or otherwise transfer all or substantially all of its assets or controlling membership interests to, any other Person, unless (i) either (A) such transaction is a merger or consolidation and the Servicer is the surviving corporation or (B) on or prior to the effectiveness of such transaction, the surviving corporation or transferee shall execute an agreement of assumption to perform every obligation of the Servicer hereunder, which agreement shall be satisfactory in form and substance to the Notice Parties, (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing or would reasonably be expected to occur as a result of such transaction, (iii) the Servicer shall have delivered to the Notice Parties an Officer's Certificate stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 8.3 and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with, (iv) the Surety Provider shall have received confirmation from each Rating Agency that such action will not result in a reduction of the shadow rating of this transaction, and (v) the Servicer shall have delivered to the Notice Parties an Opinion of Counsel stating that such agreement of assumption is legal, valid, binding and enforceable in accordance with its terms and either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed and all other actions have been taken which are necessary fully to preserve and continue the validity, perfection and priority of the Collateral Agent's interest in the Receivables and reciting the details of such filings and other actions, or (B) stating that, in the opinion of such counsel, no such filing or other action shall be necessary to preserve and continue the validity, perfection and priority of such interest. Nothing in this Section 8.3 shall be deemed to release the Servicer from any of its obligations as such.

         (b) Any Person (i) into which the Standby Servicer may be merged or consolidated, (ii) which may result from any merger or consolidation to which the Standby Servicer shall be a party, or (iii) which may succeed to the properties and assets of the Standby Servicer substantially as a whole, shall be the successor to the Standby Servicer under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that nothing herein shall be deemed to release the Standby Servicer from any obligation.

         SECTION 8.4. Servicer and Standby Servicer Not to Resign. Subject to the provisions of Section 8.3, neither the Servicer nor the Standby Servicer may resign from the obligations and duties hereby imposed on it as Servicer or Standby Servicer, as the case may be, under this Agreement (i) except upon determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would result in a material adverse effect on the Servicer or the Standby Servicer, as the case may be, and the Notice Parties do not elect to waive the obligations of the Servicer or the Standby Servicer, as the case may be, to perform the duties which render it legally unable to act or do not elect to delegate those duties to another Person or (ii) except, in the case of the Standby Servicer, the Standby Servicer shall have determined in its sole discretion to resign and gives sixty days prior written notice to the Notice Parties. Notice of any resignation (including, if applicable, the determination referred to in clause (i) above) of the Servicer or the Standby Servicer, as the case may be, shall be communicated to the Collateral Agent, and the Notice Parties at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any determination under clause (i) above shall be evidenced by an Opinion of Counsel to such effect delivered to and reasonably satisfactory to the Collateral Agent, and the Notice Parties concurrently with or promptly after such notice. No resignation of the Servicer shall become effective until a successor servicer acceptable to the Surety Provider shall have assumed the responsibilities and obligations of such Servicer in accordance with Section 10.4 and the Servicing Assumption Agreement, if applicable. No resignation of the Standby Servicer shall become effective until an entity reasonably acceptable to the Notice Parties shall have assumed the responsibilities and obligations of the Standby Servicer; provided, however, that if no such entity shall have assumed such responsibilities and obligations of the Standby Servicer within 30 days of the resignation of the Standby Servicer, the Standby Servicer may petition a court of competent jurisdiction for the appointment of a successor to the Standby Servicer acceptable to the Surety Provider.

         SECTION 8.5. Representations and Warranties of Standby Servicer. The Standby Servicer makes the following representations and warranties on which the Borrower, the Notice Parties, the Parallel Lenders and Lender shall rely:

                  (i) The Standby Servicer is a banking corporation duly organized, validly existing and in good standing under the laws of its place of incorporation.

                  (ii) The Standby Servicer has full corporate power, authority and legal right to execute, deliver and perform this Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement.

                  (iii) This Agreement has been duly executed and delivered by the Standby Servicer and constitutes a legal, valid and binding obligation of the Standby Servicer in accordance with its terms.

                                   ARTICLE IX

      General Covenants of Borrower, Servicer and Financial Pacific Company

         SECTION 9.1. Affirmative Covenants of Borrower and Servicer. From the date hereof until the Final Payout Date, the Borrower and Servicer each severally agrees on behalf of itself that it will, unless the Notice Parties shall otherwise consent in writing:

         (a) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders with respect to the Receivables and related Collateral where the failure to so comply could reasonably be expected to have a Material Adverse Effect.

         (b) Preservation of Corporate Existence. Preserve and maintain its limited liability company existence, rights, franchises, licenses, permits and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could have a Material Adverse Effect.

         (c) Audits. (i) At any time and from time to time during regular business hours, upon at least two (2) Business Days prior written notice (unless a Default or an Event of Default shall have occurred and be continuing , in which case no notice shall be required), permit each Notice Party or the Standby Servicer or any of their respective agents or representatives, at the Borrower's cost and expense, (A) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of such party relating to the Receivables and other Collateral, and (B) to visit the offices and properties of such party for the purpose of examining such materials described in clause
(i)(A) next above, and to discuss matters relating to Receivables or any such party's performance hereunder with any of the officers or employees of such party having knowledge of such matters; and (ii) without limiting the provisions of clause (i) next above, from time to time on request of any Notice Party permit certified public accountants or other auditors acceptable to the Notice Parties to conduct, at the Borrower's expense, a review of such books and records with respect to the Receivables and other Collateral.

         (d) Performance and Compliance with Receivables and Contracts. At its expense timely and fully perform and comply with all material provisions, covenants and other promises, if any, required to be observed by it under the Receivables.

         (e) Financial Covenants. The following financial covenants shall be complied with and shall be measured on a quarterly basis:

                  (i) The initial Servicer and its consolidated subsidiaries shall maintain Tangible Net Worth, calculated at the end of each calendar quarter, beginning with the quarter ending December 31, 1998, of not less than $13.5 million, plus 50% of net income since September 30, 1998.

                  (ii) The initial Servicer and its consolidated subsidiaries shall maintain a minimum level of adjusted earnings (before interest, income taxes, depreciation and amortization) to interest coverage of 1.4 on a rolling four quarter basis calculated at December 31, 1998, and quarterly thereafter through September 30, 1999; 1.5 on a rolling four quarter basis calculated at December 31, 1999, and quarterly thereafter through September 30, 2000; and 1.6 for rolling four quarter periods thereafter. In calculating interest coverage, interest expense shall include interest of the initial Servicer and its consolidated subsidiaries, as well as, interest accruing on the subordinated debt of Financial Pacific Company. Amortization shall not include amortization of capitalized initial direct costs incurred in originating leases.

                  (iii) The initial Servicer and its consolidated subsidiaries shall maintain a ratio, on a consolidated basis, of adjusted total debt to adjusted consolidated Tangible Net Worth not to exceed 13 to 1 calculated quarterly beginning December 31, 1998. Adjusted total debt shall include only consolidated interest-bearing debt, plus (a) 50% of Financial Pacific Company's subordinated debt having a maturity of five years or more, and (b) 100% of Financial Pacific Company's subordinated debt having a maturity of less than five years. Adjusted consolidated Tangible Net Worth shall include the consolidated Tangible Net Worth, less (a) 50% of Financial Pacific Company's subordinated debt having a maturity of five years or more, and (b) 100% of Financial Pacific Company's subordinated debt having a maturity of less than five years.

                  (iv) The initial Servicer shall not incur a net loss in excess of $100,000 for any quarterly period.

                  (v) The initial Servicer shall maintain a minimum level of available debt under its non-Surety Provider credit facilities of $12.5 million, provided, however that this provision shall become effective at the time that Fundings under this Agreement shall equal at least $12.5 million.

         (f) Necessary Licenses. Each of the Servicer and the Borrower shall obtain and maintain all necessary licenses, permits and charters required to be obtained by the Servicer and the Borrower, respectively, which failure to obtain would render any portion of the Related Documents unenforceable and would have a material adverse effect on any of the Secured Parties.

         (g) Year 2000 Program. Each of the Servicer and the Borrower has taken, or will by June 30, 1999 have taken, all steps necessary and appropriate to prevent any problems in its computer and information systems arising from or in connection with the information processing challenges associated with the Year 2000, and will provide to the Notice Parties such information and reports as any Notice Party may reasonably request from time to time with respect to such steps as have or will be taken with respect thereto.

         SECTION 9.2. Reporting Requirements. From the date hereof until the Final Payout Date, the Borrower and the initial Servicer will furnish, or cause to be furnished, to the Notice Parties and the Standby Servicer:

         (a) Quarterly Financial Statements. As soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of Financial Pacific Company, (i) copies of Financial Pacific Company's quarterly financial reports prepared in accordance with GAAP, and (ii) a calculation of the financial tests set forth in Section 9.1(e) demonstrating that there is no breach of such Section, all certified by the chief financial officer or chief accounting officer of Financial Pacific Company;

         (b) Annual Financial Statements of Financial Pacific Company. As soon as available and in any event within 120 days after the end of each fiscal year of Financial Pacific Company, a copy of Financial Pacific Company's consolidated annual financial statements as reported on by nationally recognized independent certified public accountants (which shall be a "Big-5" accounting firm), along with consolidating schedules of the initial Servicer and the Borrower;

         (c) Compliance Certificate. Concurrently with the delivery of the financial statements required pursuant to Section 9.2(a) and (b) hereof, one or more certificates signed by an officer of each of the initial Servicer and Financial Pacific Company authorized to execute such certificates on behalf of the initial Servicer or Financial Pacific Company, as the case may be, stating that:

                  (i) a review of the initial Servicer's performance under the Related Documents during such period has been made under such officer's supervision;

                  (ii) to the best of such officer's knowledge following reasonable inquiry, no Default of Event of Default has occurred, or if a Default or Event of Default has occurred, specifying the nature thereof and, if the initial Servicer has a right to cure pursuant to
         Section 10.1 hereof, stating in reasonable detail (including, if applicable, any supporting calculations) the steps, if any, being taken by the initial Servicer to cure such Default or Event of Default or to otherwise comply with the terms of the agreement to which such Default or Event of Default relates;

                  (iii) in the case of financial statements submitted in accordance with Section 9.2(a) hereof, such financial statements are complete and correct in all material respects and present fairly the financial condition and results of operations of Financial Pacific Company, the initial Servicer, the Originator and the Borrower as of the dates for the periods indicated, in accordance with GAAP consistently applied; and

                  (iv) the initial Servicer has in full force and effect an employee dishonesty insurance policy in accordance with the terms and requirement of Section 3.16 hereof.

         (d) ERISA. Promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event defined in
Article IV of ERISA which the Borrower or the Servicer files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Borrower or the Servicer receives from the Pension Benefit Guaranty Corporation;

         (e) Events of Default. As soon as possible and in any event within three Business Days after obtaining knowledge of the occurrence of each Default and each Event of Default, a written statement of the chief financial officer or chief accounting officer of the Borrower and the Servicer setting forth details of such event and the action that the Borrower or the Servicer propose to take with respect thereto;

         (f) Litigation. As soon as possible and in any event within three Business Days of the Borrower's or the Servicer's knowledge thereof, notice of
(i) any litigation, investigation or proceeding which may exist at any time which could have a Material Adverse Effect and (ii) any material adverse development in previously disclosed litigation; and

         (g) Other. Promptly, from time to time, such other information, documents, records or reports respecting the Receivables or the condition or operations, financial or otherwise, of the Borrower or the Servicer as any Notice Party or the Standby Servicer may from time to time reasonably request in order to protect the interests of the Collateral Agent or any Secured Party under or as contemplated by this Agreement.

         SECTION 9.3. Negative Covenants of Borrower and Servicer. From the date hereof until the Final Payout Date, the Borrower and the Servicer each agrees that it will not, without the prior written consent of the Notice Parties:

         (a) Sales, Liens, Etc. (i) In the case of the Borrower, except pursuant hereto or in accordance with Section 2.7, 2.10, 2.12, 3.2 or 3.7, and otherwise as contemplated by the Related Documents, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien (other than Permitted Liens) upon or with respect to, any Receivable or related Collateral, or any interest therein, or any right to receive income or proceeds from or in respect of any of the foregoing, and (ii) in the case of the Servicer, assert any interest in the Receivables, except as Servicer.

         (b)      [RESERVED.]

         (c) Change in Business or Credit and Collection Policy. Make any change in the character of its business, or make any material adverse change in the Credit Policy or Collection Policy if such change would be reasonably likely to have a Material Adverse Effect without the prior written consent of the Notice Parties.

         (d) Mergers, Acquisitions, Sales, etc. In the case of the Borrower, be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or sell, transfer, convey or lease all or any substantial part of its assets, or sell or assign with or without recourse any Receivables or any interest therein (other than, in each case, pursuant hereto or in accordance with this Agreement and the other Related Documents).

         (e) Restricted Payments. In the case of the Borrower, (i) purchase any membership interests in the Borrower, (ii) declare or make any distributions to its members except out of its earnings and profits and otherwise in accordance with applicable law, or (iii) issue or transfer any of the Borrower's limited liability company interests to any Person other than Financial Pacific.

         (f) Incurrence of Indebtedness. In the case of the Borrower, incur or permit to exist, any indebtedness or liability on account of deposits or advances or for borrowed money or for the deferred purchase price of any property or services, except (i) indebtedness pursuant to this Agreement and the other Related Documents, (ii) current accounts payable arising under the Related Documents and not overdue, (iii) other current accounts payable arising in the ordinary course of the Borrower's business, which the Borrower has the ability to pay promptly and (iv) non-recourse subordinated debt to the Borrower's sole equity member for the purpose of funding certain transaction costs and expenses, provided that such debt is expressly non-recourse and subordinate to the Obligations and is payable solely from amounts, if any, that the Borrower receives distributions pursuant to clause thirteenth of Section 4.6(b).

         (g) Investments, etc. In the case of the Borrower, (i) make, incur or suffer to exist an investment in or equity contribution to, any Person; (ii) make any loan or advance to any Person; or (iii) create any direct or indirect Subsidiary or otherwise acquire direct or indirect ownership of any equity interests in any other Person.

         (h) Amendment of Certificate of Formation; Change in Borrower's Business. In the case of the Borrower, amend its certificate of formation or operating agreement, or engage in any business other than as contemplated by the Related Documents.

         (i) Negative Pledges. Enter into or assume any agreement (other than this Agreement and the other Related Documents) prohibiting the creation or assumption of any Lien upon any Receivables or Collateral, as contemplated by the Related Documents, or otherwise prohibiting or restricting any transaction contemplated hereby or by the other Related Documents.

         (j) Changes to Certain Documents. Enter into any amendment, waiver or modification of or supplement to any of the other Related Documents to which it is a party.

         SECTION 9.4. Separate Existence. Each of the Borrower and Financial Pacific hereby acknowledges that the Lender, the Parallel Lenders and the Notice Parties, are entering into the transactions contemplated by this Agreement and the other Related Documents in reliance upon the Borrower's identity as a legal entity separate from Financial Pacific and its Affiliates. Therefore, from and after the date hereof, each of the Borrower and Financial Pacific shall take all steps specifically required by this Agreement to continue the Borrower's identity as a separate legal entity and to make it apparent to third Persons that the Borrower is an entity with assets and liabilities distinct from those of each of Financial Pacific and any other Person, and is not a division of, Financial Pacific or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each of the Borrower and Financial Pacific shall take such actions as shall be required in order that:

         (a) The Borrower will be a limited purpose limited liability company whose primary activities are restricted to purchasing or otherwise acquiring from the Originator, owning, holding, granting security interests, or selling interests, in Receivables, entering into agreements for the selling, financing and servicing of the Receivables, and conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

         (b) Subject to Section 9(c) of the Borrower's limited liability agreement, not less than two managers (or directors, if so provided in the organizational documents of the Borrower) of the Borrower (the "Independent Managers") shall be individuals who are not direct, indirect or beneficial members, officers, directors, employees, affiliates, associates or suppliers of Financial Pacific Company or any of its Affiliates (other than the Borrower); provided that any Independent Manager may also serve as an independent manager of any other special purpose entity of Financial Pacific Company or any of its Affiliates and still qualify as an Independent Manager of the Borrower. The certificate of formation of the Borrower shall provide that (i) neither the Borrower's managers or members shall approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Borrower unless the Independent Managers shall approve the taking of such action in writing prior to the taking of such action and (ii) such provision cannot be amended without the prior written consent of the Independent Managers;

         (c) No Independent Manager shall at any time serve as a trustee in bankruptcy for the Borrower, Financial Pacific or any Affiliate thereof;

         (d) Any consultant or agent of the Borrower will be compensated from the Borrower's funds for services provided to the Borrower. The Borrower will not engage any agents other than its attorneys, auditors and other professionals, and a servicer and any other agent contemplated by the Related Documents for the Receivables, which servicer will be fully compensated for its services by payment of the Servicing Fee;

         (e) The Borrower will contract with the Servicer to perform for the Borrower all operations required on a daily basis to service the Receivables. The Borrower will pay the Servicer the Servicing Fee pursuant hereto. To the extent, if any, that the Borrower shares items of expenses not reflected in the Servicing Fee, such as legal, auditing and other professional services and insurance, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered; it being understood, however, that certain organizational expenses of the Borrower and certain fees and expenses relating to the preparation, negotiation, execution and delivery of the Related Documents may be paid by Financial Pacific;

         (f) The Borrower's operating expenses will not be paid by Financial Pacific or any other Affiliate thereof;

         (g) The Borrower's books and records will be maintained separately from those of Financial Pacific and any other Affiliate thereof;

         (h) All financial statements of Financial Pacific or any Affiliate thereof that are consolidated to include the Borrower will contain notations clearly noting (i) all of the Borrower's assets are owned by the Borrower and
(ii) the Borrower is a separate entity with creditors who have received ownership and/or security interests in the Borrower's assets;

         (i) The Borrower's assets will be maintained in a manner that facilitates their identification and segregation from those of Financial Pacific or any Affiliate thereof, including marking all reports, records, files and any information system pertaining to Borrower's assets to reflect ownership interest of the Borrower;

         (j) The Borrower will strictly observe limited liability company formalities in its dealings with Financial Pacific or any Affiliate thereof, and funds or other assets of the Borrower will not be commingled with those of Financial Pacific or any Affiliate thereof except as contemplated by this Agreement and the Related Documents. The Borrower shall not maintain joint bank accounts or other depository accounts to which Financial Pacific or any Affiliate thereof (other than Financial Pacific in its capacity as Servicer) has independent access. The Borrower will pay to the appropriate affiliate the marginal increase or, in the absence of such increase, the market amount of its portion of the premium payable with respect to any insurance policy that covers the Borrower and such affiliate, but Borrower shall not, directly or indirectly, be named as a direct or contingent beneficiary or loss payee under any insurance policy with respect to any amounts payable due to occurrences or events related to Financial Pacific or any Affiliate thereof; and

         (k) The Borrower will maintain arm's-length relationships with Financial Pacific (and any Affiliate thereof). Any Person that renders or otherwise furnishes services to the Borrower will be compensated by the Borrower at market rates for such services it renders or otherwise furnishes to the Borrower. Except as contemplated in the Related Documents the Borrower and Financial Pacific will not be nor will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other. Financial Pacific and the Borrower will immediately correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity.

         SECTION 9.5. Covenants of Financial Pacific Company. The following financial covenants shall be complied with and, in the case of paragraph (a), shall be measured on a quarterly basis:

         (a) Financial Pacific Company and its consolidated subsidiaries (the initial Servicer and Borrower) shall maintain a ratio, on a consolidated basis, of total debt to Tangible Net Worth not to exceed 24 to 1, calculated on a quarterly basis beginning December 31, 1998. Total debt shall include only interest-bearing debt.

         (b) Financial Pacific Company shall obtain the prior written consent of Surety Provider, which consent shall not be unreasonably withheld, for (a) any amendment, restatements, modifications or prepayments to any of its subordinated debt agreements, (b) incurring indebtedness for borrowed money, other than that provided for in its currently outstanding subordinated note agreement, (c) purchasing or establishing any subsidiary directly owned by Financial Pacific Company, other than the initial Servicer and Borrower, or (d) making any material change in the character of its business.

                                    ARTICLE X

                                     Default

         SECTION 10.1. Events of Default. Each of the following events shall constitute an "Event of Default" hereunder:

                  (i) Any failure by the Servicer or the Borrower to deliver to the Collateral Agent for distribution to the Secured Parties or deposit in the Collection Account any proceeds or payment required to be so delivered under the terms of this Agreement, or any failure by any Borrower Party to pay any Obligations when due and payable by it hereunder or under any other Related Document; or any certificate or report required by Section 3.9 or 3.15 shall not have been delivered within three (3) Business Days after the date such certificates or statements or reports, as the case may be, are required to be delivered; or

                  (ii) (1) Failure to comply with Section 8.3 or (2) failure on the part of any Borrower Party duly to observe or to perform in all material respects any other covenant or agreement of such Borrower Party (as the case may be) set forth in this Agreement or any Related Document, which failure, in the case of this clause (2), shall continue unremedied for a period of ten (10) Business Days after the earlier of
         (A) the date on which written notice of such failure, requiring the same to be remedied, shall have been given such Borrower Party by any Notice Party, any Parallel Lender or the Lender, or (B) the date on which an officer of such Borrower Party has actual knowledge of such failure; or

                  (iii) Failure of any representation or warranty made or deemed made by any Borrower Party in this Agreement or any Related Document (other than any breach of a representation and warranty as to Receivables set forth in Section 2.9 or in Section 3.2(b) of the First Tier Purchase Agreement, as applicable, for which the sole remedy is repurchase of such Receivable) to be true and correct in all material respects when made or deemed made, which failure (if in the reasonable judgment of any Notice Party such failure is capable of being cured) shall continue unremedied for a period of 30 days after the earlier of
         (x) the date on which written notice of such failure, requiring the same to be remedied, shall have been given such Borrower Party by any Notice Party, any Parallel

         Lender or the Lender, or (y) the date on which an officer of such Borrower Party has actual knowledge of such failure; or

                  (iv) A default shall have occurred and be continuing under any instrument or agreement evidencing, securing or providing for the issuance of indebtedness for borrowed money in excess of $250,000 of, or guaranteed by, any Borrower Party which default (A) is a default in payment of any principal or interest on such indebtedness when due or, if later, within any applicable grace period, or (B) such default shall have resulted in acceleration of the maturity of such indebtedness or such default; or

                  (v) An Event of Bankruptcy shall have occurred and remain continuing with respect to any Borrower Party; or

                  (vi) (A) Any litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings not disclosed in writing by the Borrower Parties to the Notice Parties, the Parallel Lenders and the Lender prior to the date of execution and delivery of this Agreement is pending against any Borrower Party or any Affiliate thereof, which, in the reasonable opinion of any Notice Party, if adversely determined, would have a Material Adverse Effect, or (B) any material development not so disclosed has occurred in any litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings so disclosed, which, in the reasonable opinion of any Notice Party, would have a reasonable probability of causing a Material Adverse Effect; or

                  (vii) The Borrower, for any reason, shall fail to grant to the Collateral Agent, for the benefit of the Secured Parties, and to maintain in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid and perfected first priority security interest in the Receivables and other Collateral pledged by it hereunder; or

                  (viii) A Change in Control shall occur; provided that a Change in Control with respect to Financial Pacific Company shall not constitute an Event of Default if the Lender, the Parallel Lenders and the Notice Parties shall have given their prior written consent to such Change in Control; or

                  (ix) The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Internal Revenue Code with regard to any of the assets of the Borrower Parties, or the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 4068 of the Employee Retirement Income Security Act of 1974 with regard to any of the assets of the Borrower Parties, and such lien shall not have been released within five (5) Business Days, unless such lien is being contested by a Borrower Party in good faith pursuant to appropriate proceedings; or

                  (x)      As of the Determination Date in any Collection
         Period:

                           (A) the 31 to 60 Day Delinquency Ratio exceeds 7.0% for such Collection Period or the average of the 31 to 60 Day Delinquency Ratios for the three most recently ended Collection Periods exceeds 6.5%;

                           (B) the 61 to 90 Day Delinquency Ratio exceeds 3.0% for such Collection Period or the average of the 61 to 90 Day Delinquency Ratios for the three most recently ended Collection Periods exceeds 2.5%;

                           (C) the average of the Annualized Charge Off Ratios for the two most recently ended Collection Periods exceeds 7.5% or the average of the Annualized Charge Off Ratios for the three most recently ended Collection Periods exceeds 6.5%;

                           (D)      the NPA Ratio exceeds 1.0% for such
                                    Collection Period or the average of the NPA
                                    Ratios for the three most recently ended
                                    Collection Periods exceeds 0.7%;

                  (xi)     A breach of any financial covenant set forth in
         Section 9.1(e) or 9.5.

                  (xii)    Any notice for payment is made under the Surety Bond;
         or

                  (xiii) Any judgments against, or settlements by, Financial Pacific or the Borrower for damages in excess of $250,000 are rendered or made, unless such amount is covered by valid insurance with respect to which the insurer has admitted liability or, in the case of a judgment, such judgment shall not have been discharged or stayed within sixty days of its entry; or

                  (xiv) Except as otherwise permitted pursuant to Section 15.7, the Borrower or the Servicer assigns, or attempts to assign, any of its rights as obligations under any Related Document; or

                  (xv) The occurrence of an Event of Default under the Insurance Agreement;

                  (xvi) The Outstanding Principal exceeds the aggregate notional balances of all outstanding Hedging Agreements;

                  (xvii) The Outstanding Principal exceeds the product of the Advance Percentage and the Pool Balance; or

                  (xviii) The Hedge Provider's rating falls below AA- by S&P or Aa3 by Moody's and the Hedge Provider has not been replaced by a Hedge Provider acceptable to the Surety Provider within 15 Business Days of such downgrade.

         SECTION 10.2. Remedies. If any Event of Default shall have occurred and be continuing, then (i) the Surety Provider or the Administrative Agent on behalf of the Lender (with the consent of the Surety Provider) or the Bank Agent on behalf of the Parallel Lenders (with the consent of the Surety Provider), by notice given in writing to the Servicer (a copy of which notice shall be given to the Collateral Agent and the Standby Servicer and, if given by the Surety Provider, to the Administrative Agent and the Bank Agent and, if given by the Administrative Agent or the Bank Agent, to the Surety Provider) may terminate all of the rights and obligations of the Servicer under this Agreement, (ii) (other than an Event of Default described in clause (v) of Section 10.1), the Administrative Agent shall, at the request, or may with the consent, of the Lender, or the Surety Provider may by notice to the Borrower and, if given by the Surety Provider, to the Administrative Agent and the Bank Agent declare the Funding Termination Date to have occurred, (iii) in the case of an Event of Default described in clause (v) of Section 10.1, the Funding Termination Date shall occur automatically, and (iv) in the case of any Event of Default, the Collateral Agent, on behalf of the Secured Parties shall be entitled to exercise all other rights and remedies provided under this Agreement and the other Related Documents, as well as all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative.

         SECTION 10.3. Termination of Servicer. A Servicer terminated in accordance with Section 10.2 or who resigns pursuant to this Section 10.3 shall be entitled to its pro rata share of the Servicing Fee for the number of days in the Collection Period prior to the effective date of its termination or resignation. On or after the receipt by the Servicer of such written notice delivered pursuant to Section 10.2, all authority and power of the Servicer under this Agreement, whether with respect to the Receivables or otherwise, shall, without further action and as directed by the Surety Provider, pass to and be vested in (i) the Standby Servicer or (ii) such successor Servicer as may be appointed under Section 8.3 or 10.4; provided, however, that the successor Servicer shall have no liability with respect to any obligation which was required to be performed by the predecessor Servicer prior to the date the successor Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the predecessor Servicer; and, without limitation, the Collateral Agent, the Parallel Lenders (or the Bank Agent on behalf of the Parallel Lenders) and the Lender (or the Administrative Agent on behalf of the Lender) are hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer, the Lender, the Parallel Lenders, the Administrative Agent, the Bank Agent, the Surety Provider and the Collateral Agent in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held or should have been held by the predecessor Servicer for deposit, or shall thereafter be received with respect to a Receivable and the delivery to the successor Servicer of all files and records concerning the Receivables and a computer tape in readable form containing all information necessary to enable the successor Servicer to service the Receivables and the other property of the Borrower. All reasonable out-of-pocket costs and expenses (including attorneys' fees) incurred in connection with transferring the Receivable Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 10.3 shall be paid by the predecessor Servicer upon demand. The predecessor Servicer shall grant the Collateral Agent, the Standby Servicer and the Notice Parties reasonable access to the predecessor Servicer's premises during normal business hours at the predecessor Servicer's expense. The Standby Servicer or successor Servicer shall direct the Obligors to make all payments under the Receivables directly to the successor Servicer at the predecessor Servicer's expense (in which event the successor Servicer shall process such payments directly).

         SECTION 10.4. Appointment of Successor Servicer. (a) Upon the Servicer's receipt of notice of termination pursuant to Section 10.2, or the Servicer's resignation in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until a successor Servicer acceptable to the Surety Provider, the Administrative Agent and the Bank Agent has assumed the obligations of the Servicer hereunder and, in the case of resignation, until the later of (x) the date that a successor Servicer acceptable to the Surety Provider, the Administrative Agent and the Bank Agent has assumed the obligations of the Servicer hereunder in accordance with the terms of this Agreement and (y) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of termination of the Servicer, Norwest Bank Minnesota, National Association, as Standby Servicer, shall assume the obligations of Servicer hereunder on the date specified in such written notice (the "Assumption Date") pursuant to the Servicing Assumption Agreement or, in the event that the Surety Provider shall have determined that a Person other than the Standby Servicer shall be the successor Servicer, on the date of the execution of a written assumption agreement by such Person to serve as successor Servicer. Notwithstanding the Standby Servicer's assumption of, and its agreement to perform and observe, all duties, responsibilities and obligations of Financial Pacific as Servicer under this Agreement arising on and after the Assumption Date, the Standby Servicer shall not be deemed to have assumed or to become liable for, or otherwise have any liability for, any duties, responsibilities, obligations or liabilities of Financial Pacific, as Servicer, or any predecessor Servicer arising on or before the Assumption Date, whether provided for by the terms of this Agreement, arising by operation of law or otherwise, including, without limitation, any liability for, any duties, responsibilities, obligations or liabilities of Financial Pacific or any predecessor Servicer arising on or before the Assumption Date under Section 3.7, 4.4 or 8.2 of this Agreement.

         (b) Upon appointment, the successor Servicer shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities (except as set forth in the last sentence of paragraph
(a) above), duties, and liabilities arising thereafter relating thereto placed on the predecessor Servicer, and shall be entitled to the Servicing Fee and all of the rights granted to the predecessor Servicer, by the terms and provisions of this Agreement.

         (c) The Administrative Agent and the Bank Agent (in either case, with the prior written consent of the Surety Provider) and the Surety Provider may exercise at any time their right to appoint as Standby Servicer, and the Surety Provider may exercise at any time its right to appoint as successor Servicer, a Person other than the Person serving as Standby Servicer at the time, and shall have no liability to the Collateral Agent, Financial Pacific, the Borrower, the Person then serving as Standby Servicer or any other Person if they do so. Subject to Section 8.4, no provision of this Agreement shall be construed as relieving the Standby Servicer of its obligation to succeed as successor Servicer upon the termination of the Servicer pursuant to Section 10.2 or resignation of the Servicer pursuant to Section 8.4. If upon any such resignation or termination, the Surety Provider appoints a successor Servicer other than the Standby Servicer, the Standby Servicer shall be relieved of its duties as Standby Servicer hereunder.

         SECTION 10.5. Repayment of Servicer Advances. If Financial Pacific shall no longer be the Servicer, Financial Pacific shall be entitled to receive reimbursement for Outstanding Servicer Advances pursuant to Sections 4.3 and 4.4 with respect to all Servicer Advances made by it.

         SECTION 10.6. Action Upon Certain Failures of the Servicer. In the event that the Collateral Agent shall have knowledge of any Event of Default or event which, with notice or lapse of time or both, would, unless cured or waived, become an Event of Default, the Collateral Agent shall give notice thereof to the Servicer, each Rating Agency and the Notice Parties. For all purposes of this Agreement, in the absence of actual knowledge by a Collateral Agent Officer, the Collateral Agent shall not be deemed to have knowledge of any such Event of Default or other event unless notified thereof in writing by the Servicer, any Notice Party, any Parallel Lender or the Lender. The Collateral Agent shall be under no duty or obligation to investigate or inquire as to any potential Event of Default.

         SECTION 10.7. Waiver of Past Defaults. The Administrative Agent may, subject to any contrary direction by the Lender or the Bank Agent may, subject to any contrary direction by the Required Parallel Lenders but, in any case only with the prior written consent of the Surety Provider, or the Surety Provider may, waive any Default or Event of Default hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly waived.

                                   ARTICLE XI

                              The Collateral Agent

         SECTION 11.1. Duties of Collateral Agent. The Collateral Agent shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. The Collateral Agent is specifically authorized to (i) establish and maintain one or more bank accounts in a financial institution for the deposit of payments, (ii) designate persons authorized to sign with respect to such accounts, (iii) negotiate and deposit into such accounts checks made payable to the Originator or the Borrower, and (iv) act as bailee with respect to the Receivable Files.

         The Collateral Agent, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Collateral Agent that shall be specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

         The Collateral Agent shall take and maintain custody of the Receivable Files (except as otherwise provided herein) and the Schedule of Receivables included as an exhibit to each Originator Assignment and Funding Notice and shall retain copies of all Servicer's Certificates prepared hereunder.

         No provision of this Agreement shall be construed to relieve the Collateral Agent from liability for its breach of its representations, warranties or covenants set forth in this Agreement or any other Related Document; its own grossly negligent action (or negligent action in the handling of funds), its own grossly negligent failure to act (or negligent failure to act in the handling of funds), or its own bad faith; provided, however, that:

                  (i) The duties and obligations of the Collateral Agent shall be determined solely by the express provisions of this Agreement, the Collateral Agent shall not be liable except for the performance of such duties and obligations as shall be specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Collateral Agent and, in the absence of bad faith on the part of the Collateral Agent, the Collateral Agent may conclusively rely on the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Collateral Agent and conforming to the requirements of this Agreement;

                  (ii) The Collateral Agent shall not be liable for an error of judgment made in good faith by a Collateral Agent Officer, unless it shall be proved that the Collateral Agent shall have been negligent in ascertaining the pertinent facts;

                  (iii) The Collateral Agent shall not be liable with respect to any action taken, suffered, or omitted to be taken in good faith in accordance with this Agreement or at the direction of any Notice Party, the Parallel Lenders or the Lender pursuant to the terms of this Agreement in performing any of its duties under this Agreement;

                  (iv) The Collateral Agent shall not be charged with knowledge of any Event of Default, unless a Collateral Agent Officer assigned to the Collateral Agent's Office receives written notice of such Event of Default from the Servicer, the Borrower, the Originator, any Notice Party, the Parallel Lenders or the Lender (which notice shall constitute actual knowledge of an Event of Default by the Collateral Agent); and

                  (v) The Collateral Agent shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the rights or duties conferred upon it by this Agreement.

         The Collateral Agent shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder if there shall be reasonable grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability shall not be reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Collateral Agent to perform, or be responsible for the manner of performance of, any of the obligations of any of the Borrower Parties under this Agreement or any other Related Documents except during such time, if any, as the Collateral Agent shall be the successor to, and be vested with the rights, duties, powers, and privileges of, the Servicer in accordance with the terms of this Agreement, and then only to the extent of such rights, duties, powers and privileges of the Servicer.

         Except for actions expressly authorized by this Agreement, the Collateral Agent shall take no action reasonably likely to impair the security interests created or existing under any Receivable or Equipment or to impair the value of any Receivable or Equipment.

         All information obtained by the Collateral Agent regarding the Obligors and the Receivables, whether upon the exercise of its rights under this Agreement or otherwise, shall be maintained by the Collateral Agent in confidence and shall not be disclosed to any Person other than the parties to this Agreement, unless such disclosure is required by this Agreement or any applicable law or regulation.

         In no event shall the Collateral Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

         SECTION 11.2. Certain Matters Affecting Collateral Agent. Except as otherwise provided in Section 11.1:

                  (i) The Collateral Agent may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, Servicer's Certificate, Data Report, certificate of auditors, or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

                  (ii) The Collateral Agent may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under this Agreement in good faith and in accordance with such Opinion of Counsel.

                  (iii) The Collateral Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct, or defend any litigation under this Agreement or in relation to this Agreement, at the request, order or direction of the Lender, the Parallel Lenders or any Notice Party pursuant to the provisions of this Agreement, unless the Lender, the Parallel Lenders or a Notice Party shall have offered to the Collateral Agent reasonable security or indemnity against the costs, expenses, and liabilities that may be incurred therein or thereby.

                  (iv) The Collateral Agent shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (other than for its duties pursuant to Section 2.12), unless requested in writing to do so by any Notice Party, the Parallel Lenders or the Lender; provided, however, that if the payment within a reasonable time to the Collateral Agent of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation shall be, in the opinion of the Collateral Agent, not reasonably assured to the Collateral Agent by the security afforded to it by the terms of this Agreement, the Collateral Agent may require reasonable indemnity against such cost, expense, or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Person making such request or, if paid by the Collateral Agent, shall be reimbursed by the Person making such request upon demand. Nothing in this clause (iv) shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors.

                  (v) Other than its duties pursuant to Section 2.12, the Collateral Agent may perform any duties under this Agreement either directly or by or through agents or attorneys or a sub-Collateral Agent and other experts and professionals.

                  (vi) Except as may be required by Sections 2.12 and 11.1, the Collateral Agent shall have no duty of independent inquiry and the Collateral Agent may rely upon the representations and warranties and covenants of the Borrower and the Servicer contained in this Agreement with respect to the Receivables and the Receivable Files.

                  (vii) The Collateral Agent may rely, as to factual matters relating to the Borrower or the Servicer, on an Officer's Certificate of the Borrower or Servicer, respectively.

                  (viii) The Collateral Agent shall not be required to take any action or refrain from taking any action under this Agreement or any Related Documents, nor shall any provision of this Agreement or any Related Document be deemed to impose a duty on the Collateral Agent to take action, if the Collateral Agent shall have been advised by counsel in an Opinion of Counsel that such action is contrary to (i) the terms of this Agreement, (ii) any such Related Document or (iii) law.

         SECTION 11.3. Collateral Agent Not Liable for Agreement or Receivables. The recitals contained herein shall be taken as the statements of the Borrower or the Servicer, as the case may be, and the Collateral Agent assumes no responsibility for the correctness thereof. The Collateral Agent shall make no representations as to the validity or sufficiency of this Agreement or of any Receivable or related document. The Collateral Agent shall at no time have any responsibility or liability for or with respect to the legality, validity, and enforceability of any security interest in any Equipment or any Receivable, or the perfection and priority of such a security interest or the maintenance of any such perfection and priority, or for or with respect to the efficacy of the Servicer or its ability to generate the payments to be distributed to the Lender under this Agreement, including, without limitation: the existence, condition, location, and ownership of any Equipment; the existence and enforceability of any physical damage insurance thereon; except as required by Section 2.12, the existence, contents and completeness of any Receivable or any Receivable File or any computer or other record thereof; except as required by Section 2.12, the performance or enforcement of any Receivable; the compliance by the Borrower or the Servicer with any warranty or representation made under this Agreement or in any related document and the accuracy of any such warranty or representation prior to the Collateral Agent's receipt of notice or other discovery of any noncompliance therewith or any breach thereof; any investment of monies by or at the direction of the Servicer or the Administrative Agent or any loss resulting therefrom (it being understood that the Collateral Agent shall remain responsible for any Collateral that it may hold and it shall remain responsible if it is an obligor on any such investment); the acts or omissions of the Borrower, the Servicer or any Obligor; any action of the Servicer taken in the name of the Collateral Agent; or any action by the Collateral Agent taken at the instruction of the Servicer pursuant to the terms of this Agreement; provided, however, that the foregoing shall not relieve the Collateral Agent of its obligation to perform its duties under this Agreement. Except with respect to a claim based on the failure of the Collateral Agent to perform its duties under this Agreement or based on the Collateral Agent's negligence or willful misconduct, no recourse shall be had for any claim based on any provision of this Agreement, or any Receivable or security interest therein against the Collateral Agent in its individual capacity, the Collateral Agent shall not have any personal obligation, liability, or fiduciary duty whatsoever to the Lender or any other Person with respect to any such claim, and any such claim shall be asserted solely against the Borrower or the Servicer or any indemnitor who shall furnish indemnity as provided in this Agreement. The Collateral Agent shall not be accountable for the use or application by the Borrower or the Servicer of any funds paid to the Borrower or the Servicer in respect of the Receivables.

         SECTION 11.4. Other Transactions. The Collateral Agent in its individual or any other capacity may deal with the Borrower and the Servicer in banking transactions and other financial transactions with the same rights as it would have if it were not Collateral Agent.

         SECTION 11.5. Eligibility Requirements for Collateral Agent. The Collateral Agent under this Agreement shall at all times be organized and doing business under the laws of the United States of America any State thereof or the District of Columbia; authorized under such laws to exercise corporate trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or State authorities; approved in writing by the Surety Provider, the Administrative Agent, the Bank Agent and, unless an Event of Default has occurred and is continuing, the Borrower (provided that Norwest Bank Minnesota, National Association, is acceptable to the Surety Provider as the initial Collateral Agent; and having a rating, both with respect to long-term and short-term unsecured obligations, of not less than investment grade by the Rating Agencies. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 11.5, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Collateral Agent shall cease to be eligible in accordance with the provisions of this Section 11.5, the Collateral Agent shall resign immediately in the manner and with the effect specified in Section 11.6.

         SECTION 11.6. Resignation or Removal of Collateral Agent. The Collateral Agent may at any time resign and be discharged from the trusts hereby created by giving 30 days' prior written notice thereof to the Servicer, and the Notice Parties. Upon receiving such notice of resignation, with the prior written consent of the Notice Parties, the Servicer shall promptly appoint a successor Collateral Agent (approved by the Surety Provider in writing) by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Collateral Agent and one copy to the successor Collateral Agent. If no successor Collateral Agent shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent acceptable to the Surety Provider.

         If at any time the Collateral Agent shall cease to be eligible in accordance with the provisions of Section 11.5 and shall fail to resign after written request therefor by the Servicer, the Administrative Agent or the Bank Agent with the prior written consent of the Surety Provider, or the Surety Provider, or if at any time the Collateral Agent shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver, conservator or liquidator of the Collateral Agent or of its property shall be appointed, or any public officer shall take charge or control of the Collateral Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Collateral Agent breaches any of its representations, warranties or covenants hereunder, then the Administrative Agent, the Bank Agent or the Servicer, with the consent of the Notice Parties, may or shall, at the direction of the Surety Provider, remove the Collateral Agent. If the Administrative Agent, the Bank Agent or the Servicer shall remove the Collateral Agent under the authority of the immediately preceding sentence, the Servicer shall promptly appoint a successor Collateral Agent (approved by the Surety Provider in writing) by written instrument, in duplicate, one copy of which instrument shall be delivered to the Collateral Agent so removed and one copy to the successor Collateral Agent, and pay all fees owed to the outgoing Collateral Agent.

         Any resignation or removal of the Collateral Agent and appointment of a successor Collateral Agent pursuant to any of the provisions of this Section
11.6 shall not become effective
until acceptance of appointment by the successor Collateral Agent pursuant to
Section 11.7 and payment of all fees and expenses owed to the outgoing Collateral Agent.

         SECTION 11.7. Successor Collateral Agent. Any successor Collateral Agent appointed pursuant to Section 11.6 shall execute, acknowledge, and deliver to the Servicer, the Notice Parties and to its predecessor Collateral Agent an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Collateral Agent shall become effective and such successor Collateral Agent, without any further act, deed or conveyance, shall become fully vested with all the rights, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Collateral Agent. The predecessor Collateral Agent shall upon payment of its fees and expenses deliver to the successor Collateral Agent all documents and statements and monies held by it under this Agreement; and the Servicer and the predecessor Collateral Agent shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Collateral Agent all such rights, duties, and obligations.

         No successor Collateral Agent shall accept appointment as provided in this Section 11.7 unless at the time of such acceptance such successor Collateral Agent shall be eligible pursuant to Section 11.5.

         SECTION 11.8. Merger or Consolidation of Collateral Agent. Any corporation into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Collateral Agent, shall be the successor of the Collateral Agent hereunder, provided such corporation shall be eligible pursuant to Section 11.5, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided further that the Collateral Agent shall mail notice of such merger or consolidation to the Rating Agencies and the Notice Parties.

         SECTION 11.9. Co-Collateral Agent. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Collateral or any Equipment may at the time be located or to otherwise facilitate the transactions contemplated thereby, the Servicer, the Administrative Agent, the Surety Provider and the Collateral Agent acting jointly shall execute and deliver all instruments to appoint one or more persons approved by the Collateral Agent and the Surety Provider to act as co-Collateral Agent, jointly with the Collateral Agent, or separate Collateral Agent, with respect to all or any part of the Collateral, and to vest in such Person, in such capacity and for the benefit of the Secured Parties, such rights, duties and obligations, as the Servicer, the Administrative Agent, the Surety Provider and the Collateral Agent may consider necessary or desirable. If the Servicer and the Administrative Agent shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case an Event of Default shall have occurred and be continuing, the Collateral Agent, with the prior written consent of the Surety Provider, alone shall have the power to make such appointment. No co-

Collateral Agent or separate Collateral Agent under this Agreement shall be required to meet the terms of eligibility as a successor collateral agent pursuant to Section 11.5.

         Each separate Collateral Agent and co-Collateral Agent shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) All rights, duties and obligations conferred or imposed upon the Collateral Agent shall be conferred upon and exercised or performed by the Collateral Agent and such separate Collateral Agent or co-Collateral Agent jointly (it being understood that such separate Collateral Agent or co-Collateral Agent is not authorized to act separately without the Collateral Agent joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Collateral Agent under this Agreement or as successor to the Servicer under this Agreement), the Collateral Agent shall be incompetent or unqualified to perform such act or acts, in which event such rights, duties, and obligations shall be exercised and performed singly by such separate Collateral Agent or co-Collateral Agent, but solely at the direction of the Collateral Agent;

                  (ii) No Collateral Agent under this Agreement shall be personally liable by reason of any act or omission of any other co-Collateral Agent under this Agreement; and

                  (iii) The Administrative Agent, the Surety Provider and the Collateral Agent acting jointly may, at any time accept the resignation of or remove any separate Collateral Agent or co-Collateral Agent.

         Any notice, request or other writing given to the Collateral Agent shall be deemed to have been given to each of the other then separate Collateral Agent and co-Collateral Agent, as effectively as if given to each of them. Every instrument appointing any separate Collateral Agent or co-Collateral Agent shall refer to this Agreement and the conditions of this Article XI. Each separate Collateral Agent and co-Collateral Agent, upon its acceptance of the rights, duties and obligations specified in its instrument of appointment, shall be vested with such rights, duties and obligations, either jointly with the Collateral Agent or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Collateral Agent. Each such instrument shall be filed with the Collateral Agent and a copy thereof given to the Servicer and the Surety Provider.

         Any separate Collateral Agent or co-Collateral Agent may at any time appoint the Collateral Agent its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate Collateral Agent or co-Collateral Agent shall become incapable of acting, resign or be removed, all of its rights, and duties shall vest in and be exercised by the Collateral Agent, to the extent permitted by law, without the appointment of a new or successor Collateral Agent.

         SECTION 11.10. Representations and Warranties of Collateral Agent. The Collateral Agent makes the following representations and warranties on which the Borrower, the Notice Parties, the Parallel Lenders and Lender shall rely:

                  (i) The Collateral Agent is a banking corporation duly organized, validly existing and in good standing under the laws of its place of incorporation.

                  (ii) The Collateral Agent has full corporate power, authority and legal right to execute, deliver and perform this Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement.

                  (iii) This Agreement has been duly executed and delivered by the Collateral Agent and constitutes a legal, valid and binding obligation of the Collateral Agent in accordance with its terms.

         SECTION 11.11. Release of Repurchased Receivables. Each of the Secured Parties hereby authorizes the Collateral Agent to release its Lien on each Repurchased Receivable pursuant to this Agreement.

                                   ARTICLE XII

                            The Administrative Agent

         SECTION 12.1. Authorization and Action. Pursuant to separate agreements with the Administrative Agent, the Lender has appointed and authorized the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

         SECTION 12.2. Administrative Agent's Reliance, Etc. The Administrative Agent and its directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by it or them under or in connection with the Related Documents (including, without limitation, the servicing, administering or collecting Receivables as Servicer pursuant to Section 8.1), except for its or their own gross negligence (or negligence solely with respect to making notations on the grids attached to the Notes or in the records of the Administrative Agent) or willful misconduct. Without limiting the generality of the foregoing, the Administrative Agent: (a) may consult with legal counsel (including counsel for Borrower), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to the Lender, the Parallel Lenders, the Surety Provider or any other holder of any interest in Receivables and shall not be responsible to the Lender, the Parallel Lenders or any such other holder for any statements, warranties or representations made by any Borrower Party in or in connection with any Related Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Related Document on the part of any Borrower Party or to inspect the property (including the books and records) of any Borrower Party; (d) shall not be responsible to the Lender, the Parallel Lenders, the Surety Provider or any other holder of any interest in Receivables for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Related Document; and (e) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile or telex) believed by it to be genuine and signed or sent by the proper party or parties.

         SECTION 12.3. BofA and Affiliates. BofA and any of its Affiliates may generally engage in any kind of business with any Borrower Party or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of any Borrower Party or any Obligor or any of their respective Affiliates, all as if BofA were not the Administrative Agent and without any duty to account therefor to the Lender, the Parallel Lenders, the Surety Provider or any other holder of an interest in Receivables.

                                  ARTICLE XIII

                         Assignment of Lender's Interest

         SECTION 13.1. Restrictions on Assignments.

         (a) Each of the Borrower and the Servicer (except as otherwise provided in this Agreement) may not assign its rights, or delegate its duties hereunder or any interest herein without the prior written consent of the Administrative Agent, the Parallel Lenders, the Lender and the Surety Provider. The Lender may not assign any of its rights hereunder or under the Lender Note or any of its rights in the Collateral (or any portion thereof) to any Person without the prior written consent of the Borrower and the Surety Provider, which consent shall not be unreasonably withheld; provided, however, that

                  (i) The Lender may assign all, or any portion, of its rights and interests in the Related Documents, together with all its interest in the Collateral, to BofA or any Affiliate of BofA, or to any "bankruptcy remote" special purpose entity the business of which is administered by BofA, or any Affiliate of BofA (which assignee shall then be subject to this Article XIII); and

                  (ii) The Lender may assign and grant a security interest in all of its rights in the Related Documents, together with all of its rights and interest in the Collateral, to any Program Support Provider.

         (b) The Borrower agrees to advise the Administrative Agent and the Surety Provider within five Business Days after notice to the Borrower of any proposed assignment by the Lender of any of its rights hereunder or under the Lender Note or any of its rights in the Collateral (or any portion thereof), not otherwise permitted under subsection (a), of the

Borrower's consent or non-consent to such assignment, and if it does not consent, the reasons therefor. If the Borrower does not consent to such assignment, Lender may immediately assign its rights hereunder and under the Lender Note and such Collateral (or any portion thereof) to BofA or any Affiliate of BofA. All of the aforementioned assignments shall be upon such terms and conditions as the Lender and the assignee may mutually agree.

         (c) This Agreement and each Parallel Lender's rights and obligations herein shall be assignable, in whole or in part, by such Parallel Lender and its successors and assigns and any assignee shall become a party hereto and shall become a Parallel Lender hereunder upon (i) satisfaction of the conditions set forth in this Section 13.1(c), (ii) acceptance and recording of an assignment in the form of Exhibit 13.1(c) hereto (a "Parallel Lender Assignment") by the Bank Agent in a register (the "Register") maintained by the Bank Agent for the recordation of the names and addresses of the Parallel Lenders, their respective Commitments, Parallel Percentages, Parallel Lender Fundings and effective dates and (iii) the occurrence of the effective date of such Parallel Lender's Commitment (as set forth in such Assignment) and subject to the approval of such Parallel Lender by the Bank Agent.

         Each Parallel Lender may (with, if an Event of Default has not occurred, the consent of the Borrower (which consent shall not be unreasonably withheld)) assign to any Eligible Assignee all or a portion of its rights and obligations under this Agreement; provided, however that:

                  (i) each such assignment shall be of a constant, and not a varying, percentage of the aggregate rights and obligations of the assigning Parallel Lender under this Agreement (including, without limitation, its Commitment, its Parallel Percentage and any Parallel Lender Fundings owned by it),

                  (ii) the amount of the assigning Parallel Lender's Commitment being assigned pursuant to such assignment shall in no event be less than $10,000,000 and shall be in an integral multiple of $1,000,000, and, unless such assigning Parallel Lender is assigning its entire Commitment, such assigning Parallel Lender's retained Commitment after giving effect to such assignment shall in no event be less than $5,000,000, and

                  (iii) the parties to each such assignment shall execute and deliver an Assignment to the Bank Agent (with a copy to the Surety Provider), for its acceptance and recording in the Register.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in the Assignment, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to this Agreement, have the rights and obligations of a Parallel Lender hereunder and (y) the Parallel Lender which is the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to this Agreement, relinquish its rights (other than the right to receive payments which accrued in favor of such Parallel Lender prior to such assignment) and be released from its obligations under this Agreement (and, if such Assignment provides for an assignment of all such assigning Parallel Lender's Commitment, such Parallel Lender shall cease to be a party hereto).

         Upon receipt by the Bank Agent of an Assignment executed by an assigning Parallel Lender and by an assignee who is an Eligible Assignee and the satisfaction of the other conditions set forth in this Section 13.1(c), the Bank Agent shall (i) accept such Assignment, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. The assigning Parallel Lender shall pay to the Bank Agent an assigning fee equal to $2,500 for each assignment hereunder. Each assigning Parallel Lender may, in connection with the assignment, disclose to the assignee any information relating to the Borrower, Financial Pacific or the Receivables furnished to such assignor by or on behalf of the Borrower, Financial Pacific, any Parallel Lender, the Bank Agent or the Administrative Agent.

         This Agreement and the rights and obligations of the Bank Agent hereunder shall be assignable, in whole or in part, by the Bank Agent and its successors and assigns.

         Without limiting any other rights that may be available under applicable law, the rights of each Parallel Lender may be enforced through it or by its agents.

         SECTION 13.2. Participations. Any Parallel Lender may sell participations with the prior written consent of the Bank Agent to one or more banks or financial institutions in or to all or a portion of its rights and obligations under this Agreement; provided, however, that

                  (a) such Parallel Lender's obligations under this Agreement shall remain unchanged;

                  (b) such Parallel Lender shall remain solely responsible to the other parties hereto (but only to the extent expressly provided in this Agreement) for the performance of such obligations;

                  (c) the Borrower, the Servicer, the Administrative Agent, the Lender, the Bank Agent and the other Parallel Lenders shall continue to deal solely and directly with such Parallel Lender in connection with such Parallel Lender's rights and obligations under this Agreement; and

                  (d) no participant or group of participants shall have any right to require such Parallel Lender to take or omit to take any action under this Agreement, except actions requiring consent of all Parallel Lenders under Section 15.1.

Each Parallel Lender agrees to incorporate the requirements set forth above and an express agreement to abide by Sections 15.11 and 15.12, into each participation agreement which such Parallel Lender enters into with any participant.

         SECTION 13.3. Rights of Assignee. Upon any assignment by the Lender or any Parallel Lender in accordance with this Article XIII, the assignee receiving such assignment shall have all of the rights of the Lender or such Parallel Lender with respect to the Related Documents and the Collateral (or such portion thereof as has been assigned).

         SECTION 13.4. Evidence of Assignment. Any assignment of the Lender's or any Parallel Lender's rights or interest in the Notes and the Collateral (or any portion thereof) to any Person may be evidenced by such instrument(s) or document(s) as may be reasonably satisfactory to the Lender or such Parallel Lender, the Administrative Agent, the Borrower, the Bank Agent and the assignee and a copy of such instrument or document shall be mailed or delivered to the Surety Provider.

                                   ARTICLE XIV

                                   Termination

         SECTION 14.1. Termination. The respective obligations and responsibilities of the Borrower, the Servicer, and the Collateral Agent created hereby shall terminate upon the payment to the Secured Parties of all amounts required to be paid to them pursuant to this Agreement and the Related Documents (including all amounts required to reduce the Outstanding Principal to zero), payment in full of all Obligations, and the expiration of the longest of any preference period related to any of the foregoing. The Servicer shall promptly notify the Collateral Agent and the Notice Parties of any prospective termination pursuant to this Section 14.1.

                                   ARTICLE XV

                            Miscellaneous Provisions

         SECTION 15.1. Amendment, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Borrower or the Servicer therefrom shall in any event be effective unless the same shall be in writing, consented to in writing by the Surety Provider and signed by (a) the Borrower, Financial Pacific, the Administrative Agent, the Bank Agent, the Collateral Agent, the Standby Servicer, the Lender and the Required Parallel Lenders (with respect to any amendment); provided, that without the consent of the Lender and each Parallel Lender, no such amendment or waiver shall (i) reduce the amount of, or change the date of payment of, any principal of, or interest on, any Funding, (ii) extend the Funding Termination Date, (iii) change the definition of Required Parallel Lenders or this provision, (iv) increase any Parallel Lender's Commitment or (v) release any interest in the Collateral except as expressly set forth herein; or (b) the party or parties granting any waiver or consent or the Borrower or the Servicer (with respect to a waiver or consent by it), as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The parties acknowledge that, before entering into such an amendment or granting such a waiver or consent, the Lender may also be required to obtain the approval of some or all of the Program Support Providers or to obtain confirmation from certain Rating Agencies that such amendment, waiver or consent will not result in a withdrawal or reduction of the ratings of the Commercial Paper Notes or the shadow rating of the transaction. No amendment or waiver of any provision of any Related Document shall in any event be effective unless the same shall be consented to in writing by the Surety Provider.

         SECTION 15.2. Protection of Title to Collateral. (a) Each of the Borrower and Servicer shall not change its name, identity, or corporate structure without the prior written consent of the Surety Provider, and unless it shall give the Administrative Agent, the Bank Agent and the Surety Provider at least thirty (30) days prior written notice of such change and shall promptly file appropriate amendments to all previously filed financing statements or continuation statements and take such actions as any Notice Party may reasonably require to maintain the perfection of the Collateral Agent's interests in the Receivables and the other Collateral.

         (b) Each of the Borrower and Servicer shall not change the address of its chief executive office unless it shall give the Administrative Agent, the Bank Agent and the Surety Provider at least thirty (30) days prior written notice thereof, and if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement or similar instrument, or the taking of any other action to maintain the perfection of the Collateral Agent's interests in the Receivables, then the Borrower or Servicer, as applicable, shall, before the effectiveness of such change, file any such amendment or new financing statement or take such other action.

         (c) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

         (d) The Servicer shall maintain its computer systems so that, from and after the time of pledge under this Agreement of the Receivables to the Collateral Agent, for the benefit of the Secured Parties, the Servicer's master computer records (including any back-up archives) that refer to a Receivable shall indicate clearly the interest of the Collateral Agent in such Receivable and that such Receivable is owned by the Borrower and pledged to the Collateral Agent on behalf of the Secured Parties. Indication of the Collateral Agent's security interest in a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, such Receivable shall have been paid in full or repurchased pursuant to the terms of this Agreement.

         (e) If at any time the Borrower or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in lease receivables to any prospective purchaser, lender, or other transferee, the Servicer shall give to such prospective purchaser, lender, or other transferee computer tapes, records, or printouts (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable is pledged to, the Collateral Agent, for the benefit of the Secured Parties.

         (f) Upon request the Servicer shall furnish to the Collateral Agent, the Surety Provider, the Standby Servicer, the Bank Agent or to the Administrative Agent, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Collateral, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Collateral.

         (g) The Servicer shall deliver to the Collateral Agent and the Notice Parties, annually on September 30 of each year after the execution and delivery of this Agreement, an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Collateral Agent, for the benefit of the Secured Parties, in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

         Each Opinion of Counsel referred to in clause (A) or (B) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

         SECTION 15.3. Execution in Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

         SECTION 15.4. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         SECTION 15.5. Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by express mail or courier or by certified mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth on
Schedule 15.5 or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto and to the

Surety Provider. All such notices and communications shall be effective, (a) if personally delivered or sent by express mail or courier or if sent by certified mail, when received, and (b) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

         SECTION 15.6. Severability of Provisions. If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

         SECTION 15.7. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 8.3 and 13.1 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Borrower or the Servicer without the prior written consent of the Collateral Agent acting at the direction of the Surety Provider, the Notice Parties, the Parallel Lenders and the Lender.

         SECTION 15.8. Nonpetition Covenants. (a) Each of the Borrower, Servicer, Financial Pacific, the Collateral Agent, each Parallel Lender and the Standby Servicer shall not petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Lender under any Federal or State bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Lender or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Lender, for at least one year and one day after the latest commercial paper note issued by the Lender is paid.

         (b) Each of the Servicer, the Lender, the Standby Servicer, each Notice Party, the Collateral Agent, each Parallel Lender and Financial Pacific shall not petition or otherwise invoke the process of commencing or sustaining a case against the Borrower under any Federal or State bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Borrower or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Borrower, for at least one year and one day after the Final Payout Date.

         SECTION 15.9. Third Party Beneficiaries. Except as otherwise specifically provided herein with respect to the Surety Provider (which is an express third party beneficiary of this Agreement entitled to enforce the terms hereof as if it were a party hereto), Indemnified Parties and Affected Parties, the parties to this Agreement hereby manifest their intent that no third party shall be deemed a third party beneficiary of this Agreement, and specifically that the Obligors are not third party beneficiaries of this Agreement.

         SECTION 15.10. Agent for Service. The Borrower hereby designates CT Corporation System, 1633 Broadway, New York, New York 10019 ((212)-644-1666) as agent for service of process in all matters pertaining to the Borrower in New York.

         SECTION 15.11. Confidentiality of Borrower Information.

         (a) Confidential Borrower Information. Each party hereto (other than the Borrower) acknowledges that certain of the information provided to such party by or on behalf of the Borrower Parties in connection with this Agreement and the transactions contemplated hereby is or may be confidential, and each such party severally agrees that, unless the Borrower and the Servicer shall otherwise agree in writing, and except as provided in subsection (b), such party will not disclose to any other person or entity:

                  (i) any information regarding, or copies of, any non-public financial statements, reports and other information furnished by any Borrower Party to the Lender, the Parallel Lenders, the Administrative Agent, the Bank Agent or the Collateral Agent pursuant hereto, or

                  (ii) any other information regarding any Borrower Party which is designated by the Borrower or the Servicer to such party in writing or otherwise as confidential

(the information referred to in clauses (i) and (ii) above, whether furnished by any Borrower Party or any attorney for or other representative of such Borrower Party, is collectively referred to as the "Borrower Information"; provided, however, "Borrower Information" shall not include any information which is or becomes generally available to the general public or to such party on a nonconfidential basis from a source other than any Borrower Party or its representative, or which was known to such party on a nonconfidential basis prior to its disclosure by any Borrower Party or its representative.

         (b) Disclosure. Notwithstanding subsection (a), each party may disclose any Borrower Information:

                  (i) to any of such party's independent attorneys, consultants and auditors, and to each Program Support Provider, the Surety Provider, any dealer or placement agent for the Lender's commercial paper, and any actual or potential assignees of, or participants in, any of the rights or obligations of the Lender, the Parallel Lenders, any Program Support Provider, the Bank Agent or the Administrative Agent under or in connection with this Agreement, who
         (A) in the good faith belief of such party, have a need to know such Borrower Information, (B) are informed by such party of the confidential nature of the Borrower Information and the terms of this
         Section 15.11, and (C) are subject to confidentiality restrictions generally consistent with this Section 15.11,

                  (ii) to any rating agency that maintains a rating for the Lender's commercial paper or is considering the issuance of such a rating, for the purposes of reviewing the credit of the Lender in connection with such rating,

                  (iii) to any other party to this Agreement, for the purposes contemplated hereby,

                  (iv) in the case of information regarding the nature of this Agreement and the Related Documents, the basic terms hereof and thereof (including without limitation the amount and nature of the Outstanding Principal with respect to the Collateral and of the credit enhancement provided to the Lender hereunder), the nature, amount and status of the Receivables, the current and/or historical 31 to 60 Day and 61 to 90 Day Delinquency Ratios or similar data with respect to the Receivables, and such other information as may be required to be disclosed, in the Administrative Agent's reasonable judgement, under securities laws applicable to the Lender, to any actual or prospective Lenders or holders of commercial paper or other securities issued by the Lender.

                  (v) as may be required by any municipal, state, federal or other regulatory body having or claiming to have jurisdiction over such party, in order to comply with any law, order, regulation, regulatory request or ruling applicable to such party, or

                  (vi) subject to subsection (c), in the event such party is legally compelled (by interrogatories, requests for information or copies, subpoena, civil investigative demand or similar process) to disclose such Borrower Information.

         (c) Legal Compulsion. In the event that any party hereto (other than the Borrower or the Servicer) or any of its representatives is requested or becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Borrower Information, such party will (or will cause its representative to)

                  (i) provide the Borrower and the Servicer with prompt written notice so that (A) any Borrower Party may seek a protective order or other appropriate remedy, or (B) the Borrower and/or the Servicer may, if they so choose, agree that such party (or its representatives) may disclose such Borrower Information pursuant to such request or legal compulsion; and

                  (ii) unless the Borrower or the Servicer agrees that such Borrower Information may be disclosed, make a timely objection to the request or compulsion to provide such Borrower Information on the basis that such Borrower Information is confidential and subject to the agreements contained in this Section 15.11.

In the event such protective order or remedy is not obtained, or the Borrower or the Servicer waives compliance with the provisions of this Section 15.11, such party will furnish only that portion of the Borrower Information which (in such party's good faith judgment) is legally required to be furnished and will exercise reasonable efforts to obtain reliable assurance that confidential treatment will be afforded the Borrower Information.

         (d) This Section 15.11 shall survive termination of this Agreement.

         SECTION 15.12. Confidentiality of Program Information.

         (a) Confidential Information. Each party hereto acknowledges that BofA regards the structure of the transactions contemplated by this Agreement to be proprietary, and each such party severally agrees that:

                  (i) it will not disclose without the prior consent of BofA (other than to the directors, employees, auditors, counsel or affiliates (collectively, "representatives")) of such party, each of whom shall be informed by such party of the confidential nature of the Program Information (as defined below) and of the terms of this Section 15.12, (A) any information regarding the pricing in, or copies of, this Agreement or any Related Document or any transaction contemplated hereby or thereby, (B) any information regarding the organization, business or operations of the Lender generally or the services performed by the Administrative Agent for the Lender, or (C) any information which is furnished by BofA to such party and which is designated by BofA to such party in writing or otherwise as confidential or not otherwise available to the general public (the information referred to in clauses (A), (B) and (C) is collectively referred to as the "Program Information"); provided, however, that such party may disclose any such Program Information (I) to any other party to this Agreement for the purposes contemplated hereby or thereby, (II) as may be required by any municipal, state, federal or other regulatory body having or claiming to have jurisdiction over such party, (III) in order to comply with any law, order, regulation, regulatory request or ruling applicable to such party, or (IV) subject to subsection (c), in the event such party is legally compelled (by interrogatories, requests for information or copies, subpoena, civil investigative demand or similar process) to disclose any such Program Information;

                  (ii) it will use the Program Information solely for the purposes of evaluating, administering and enforcing the transactions contemplated by this Agreement and making any necessary business judgments with respect thereto; and

                  (iii) it will, upon demand, return (and cause each of its representatives to return) to BofA, all documents or other written material received from BofA, in connection with (a)(i)(B) or (C) above and all copies thereof made by such party which contain the Program Information.

         (b) Availability of Confidential Information. This Section 15.12 shall be inoperative as to such portions of the Program Information which are or become generally available to the public or such party on a nonconfidential basis from a source other than BofA or were known to such party on a nonconfidential basis prior to its disclosure by BofA.

         (c) Legal Compulsion to Disclose. In the event that any party or anyone to whom such party or its representatives transmits the Program Information is requested or becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Program Information, such party will

                  (i) provide BofA with prompt written notice so that BofA may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 15.12; and

                  (ii) unless BofA waives compliance by such party with the provisions of this Section 15.12, make a timely objection to the request or confirmation to provide such Program Information on the basis that such Program Information is confidential and subject to the agreements contained in this Section 15.12.

In the event that such protective order or other remedy is not obtained, or BofA waives compliance with the provisions of this Section 15.12, such party will furnish only that portion of the Program Information which (in such party's good faith judgment) is legally required to be furnished and will exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Program Information.

         (d) Survival. This Section 15.12 shall survive termination of this Agreement.

         SECTION 15.13. WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND FINANCIAL PACIFIC HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER RELATED DOCUMENTS OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY BE IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING OR OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER RELATED DOCUMENTS AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL NOT BE TRIED BEFORE A JURY.

         SECTION 15.14. CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES. EACH OF THE BORROWER AND FINANCIAL PACIFIC HEREBY ACKNOWLEDGES AND AGREES THAT:

                  (a) IT IRREVOCABLY (i) SUBMITS TO THE JURISDICTION, FIRST, OF ANY UNITED STATES FEDERAL COURT, AND SECOND, IF FEDERAL JURISDICTION IS NOT AVAILABLE, OF ANY NEW YORK STATE COURT, IN EITHER CASE SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, (ii) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED ONLY IN SUCH NEW YORK STATE OR FEDERAL COURT AND NOT IN ANY OTHER COURT, AND
         (III) WAIVES, TO THE FULLEST EXTENT IT MAY

         EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

                  (b) TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS AGREEMENT.

         SECTION 15.15. No Recourse Against Other Parties. No recourse under any obligation, covenant or agreement of the Lender or any other party hereto contained in this Agreement shall be had against any stockholder, employee, officer, director, or incorporator of the Lender or such other party, provided, however, that nothing in this Section 15.15 shall relieve any of the foregoing Persons from any liability which such Person may otherwise have for his/her or its intentional misrepresentation or willful misconduct. All payment obligations by the Borrower hereunder, including without limitation (i) all obligations of the Borrower under Article V and Section 7.2 and (ii) all obligations of the Borrower to repay principal and interest on all Fundings, shall be solely the limited liability company obligations of the Borrower and no recourse shall be had with respect to such obligations of Borrower against Financial Pacific (as Servicer or otherwise) or any of Borrower's or Financial Pacific's Affiliates (other than the Borrower), members, employees, officers, directors, agents or incorporators.

         SECTION 15.16. Payments. All payments by Borrower hereunder that are made with the proceeds of Collections shall be subject to the priorities set forth in Section 4.6. Borrower may pay its Obligations from other funds of the Borrower, provided that such payment shall not cause an Event of Default.

         IN WITNESS WHEREOF, the parties hereto have caused this Warehouse Loan and Security Agreement to be duly executed by their respective officers as of the day and year first above written.

                                         FINANCIAL PACIFIC FUNDING, LLC
                                           as Borrower

                                         By: /s/ Dale A. Winter
                                         ------------------------------------
                                             Name:  Dale A. Winter
                                             Title: Chief Financial Officer

                                         FINANCIAL PACIFIC LEASING, LLC
                                             as Servicer

                                         By: /s/ Dale A. Winter
                                             --------------------------------
                                             Name:  Dale A. Winter
                                             Title: Chief Financial Officer

                                         FINANCIAL PACIFIC COMPANY, solely
                                         for the purposes set forth in
                                         Section 9.5

                                         By: /s/ Dale A. Winter
                                             --------------------------------
                                             Name: Dale A. Winter
                                             Title: Chief Financial Officer

                                       S-1                    WAREHOUSE LOAN AND
                                                              SECURITY AGREEMENT

                                         NORWEST BANK MINNESOTA,
                                         NATIONAL ASSOCIATION
                                         as Collateral Agent and as Standby
                                         Servicer

                                         By: /s/ Stephen P. Seitz
                                             --------------------------------
                                             Name: Stephen P. Seitz
                                             Title: Assistant Vice President

                                       S-2                    WAREHOUSE LOAN AND
                                                              SECURITY AGREEMENT

                                         RECEIVABLES CAPITAL CORPORATION,
                                             as Lender

                                         By: /s/ RECEIVABLES CAPITAL CORPORATION

                                             Name: _____________________________
                                             Title:_____________________________

                                       S-3                    WAREHOUSE LOAN AND
                                                              SECURITY AGREEMENT

                                         BANK OF AMERICA NATIONAL TRUST
                                             AND SAVINGS ASSOCIATION,
                                             as Administrative Agent and as
                                             Bank Agent

                                         By: /s/ Rahul Arora
                                             -----------------------------------
                                             Name: Rahul Arora
                                             Title: as Attorney-in-Fact

Commitment:                              BANK OF AMERICA NATIONAL TRUST
Parallel Percentage: 100%                   AND SAVINGS ASSOCIATION,
                                            as a Parallel Lender

                                         By: /s/ Rahul Arora
                                             -----------------------------------
                                             Name: Rahul Arora
                                             Title: as Attorney-in-Fact

                                       S-4                    WAREHOUSE LOAN AND
                                                              SECURITY AGREEMENT